Exhibit 10.32

ASSUMPTION AND ATTORNMENT AGREEMENT

THIS ASSUMPTION AND ATTORNMENT AGREEMENT (“this Agreement”), is made as of the 31 day of October, 2003, by and between ARCHIPELAGO HOLDINGS, L.L.C., an Illinois limited liability company (“Archipelago”), and MJH WACKER LLC,  a Delaware limited liability company (“Owner”).

RECITALS

A.                                   Owner and Archipelago have entered into that certain Office Lease of even date herewith (the “Archipelago Lease”), pursuant to which Archipelago has leased from Owner certain office space (the “Archipelago Premises”) on 17th and 18th floors of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”).

B.                                     Owner (or its predecessors-in-interest) and Townsend Analytics, Ltd. (“Townsend”) have entered into that certain lease dated as of June 3, 1996, as amended, a copy of which is attached hereto as Exhibit A and incorporated herein by reference (the “Townsend Leases”), pursuant to which Townsend is leasing certain space in the Building (the “Townsend Premises”) which includes a data room comprising approximately eleven thousand nine hundre four (11,904) square feet of rentable area on Lower Level 2 of the Building and known as Suite LL2-005 and on Lower Level 2 of the building owned by Owner located at 150 South Wacker Drive, Chicago, Illinois and known as Suite LL2-34 (collectively, the “LL2 Data Room”) and a data room comprising approximately three thousand (3,000) square feet of rentable area on 20th floor of the Building as shown on Exhibit D attached hereto and incorporated herein by reference (the “20th Floor Data Room” and collectively with the LL2 Data Room, the “Data Rooms”).

C.                                     In conjunction with Townsend’s lease of the LL2 Data Room pursuant to the Townsend Lease, Owner’s predecessor-in-interest and Townsend have entered into that certain Generator Development and License Agreement dated as of April 13, 2001, as amended, a copy of which is attached hereto as Exhibit B and incorporated herein by reference (the “Generator Agreement”), and that certain Supplemental HVAC System Operating and License Agreement dated as July 31, 2002, a copy of which is attached hereto as Exhibit C and incorporated herein by reference (the “HVAC Agreement”).

D.                                    Archipelago is a significant user of the data processing and related facilities located in the Data Rooms pursuant to a separate agreement between Archipelago and Townsend.

E.                                      Recognizing that Archipelago’s continued ability to use the data processing and related facilities located in the Data Rooms is of critical importance to the ability of Archipelago to conduct its business in the Archipelago Premises, Owner and the Archipelago desire to establish certain rights, safeguards, obligations and priorities with regard to their respective interests in the Townsend Lease with respect to the Data Rooms, the Generator Agreement and the HVAC Agreement.

NOW THEREFORE, in consideration of the mutual covenants of the parties set forth herein and other good and valuable consideration, Archipelago and Owner agree as follows:

1.                                       Subject to the provisions of Section 4 hereof, as used herein, the term “Townsend Lease” shall include the Townsend Lease (as defined in Recital B above) and (i) all amendments thereto entered into subsequent to the date of this Agreement and (ii) any and all renewal or extension options thereunder exercised subsequent to the date of this Agreement.

2.                                       Provided the Archipelago Lease is in full force and effect and no default by Archipelago then exists thereunder, Owner and Archipelago agree that:

(a)                                  if the Townsend Lease shall terminate, expire or otherwise be terminated, rejected or disaffirmed (including rejection or disaffirmation by Townsend pursuant to any bankruptcy, insolvency or other law affecting creditors’ rights) or Owner shall elect to exercise its right to re-enter the Townsend Premises without terminating the Townsend Lease, then notwithstanding such termination, expiration, disaffirmation or re-entry, the Townsend Lease with respect to the Data Rooms shall continue as a direct lease between Owner, as Landlord, and Archipelago, as Tenant, upon all of the terms, covenants, conditions and agreements set forth in the Townsend Lease as are applicable to the Data Rooms, for the period up to and including the earlier to occur of (i) the expiration or earlier termination of the term of the Archipelago Lease or Archipelago’s right to possession of the Archipelago Premises, and Archipelago covenants and agrees to assume all of the obligations and liabilities Tenant thereafter arising under the Townsend Lease as are applicable to the Data Rooms and to attorn to Owner thereunder. Archipelago acknowledges that the 20th Floor Data Room is part of the entire 20th floor of the Building that is presently being leased by Townsend under the Townsend Lease and that if Archipelago assumes the Townsend Lease with respect to the Data Rooms as provided herein, it will be necessary for Owner to separately demise the 20th Floor Data Room from the remainder of the 20th floor of the Building and to a create a Building standard multi-tenant corridor and elevator lobby on such floor. Accordingly, Archipelago agrees that in such event, it shall, within thirty (30) days after written demand, reimburse Owner, as additional rent under the Townsend Lease as assumed by Archipelago, for all design, engineering, permitting and construction costs incurred by Owner to construct a Building standard multi-tenant corridor and elevator lobby on the 20th floor of the Building and to separately demise the 20th Floor Data Room and provide direct access thereto from such corridor (including, without limitation, separation of any utilities serving such corridor and elevator lobby and the 20th Floor Data Room and causing such corridor and elevator lobby and the 20th Floor Data Room to comply all then applicable laws, codes, regulations and ordinances). In addition, upon completion of the demising of the 20th Floor Data Room, Owner shall remeasure the rentable area thereof using the then current space measurement standard for the Building, which remeasurement shall be deemed to be the rentable area of the 20th Floor Data Room for all purposes under the Townsend Lease as assumed by Archipelago hereunder (or if applicable, the amendment to the Archipelago Lease adding the Data Rooms to the Archipelago Premises), including, without limitation, for the determination of rent and other charges payable by Archipelago thereunder with respect to the 20th Floor Data Room. For the purposes of this Section 2(a), a renewal or extension of the term of the Townsend Lease as to all or any portion or portions of the Townsend Premises shall not be deemed to be an expiration or termination thereof.

(b)                                 if the Generator Agreement shall terminate, expire or otherwise be terminated, rejected or disaffirmed (including rejection or disaffirmation by Townsend pursuant to any bankruptcy, insolvency or other law affecting creditors’ rights), then notwithstanding such termination, expiration, rejection or disaffirmation, the

Generator Agreement shall continue as a direct agreement between Owner and Archipelago, as Licensee, upon all of the terms, covenants, conditions and agreements set forth therein, for the period up to and including the expiration or earlier termination of the term of the Archipelago Lease or Archipelago’s right to possession of the Archipelago Premises, mid Archipelago covenants and agrees to assume all of the obligations and liabilities of Licensee thereafter arising under the Generator Agreement and to attorn to Owner thereunder.

(c)                                  if the HVAC Agreement shall terminate, expire or otherwise be terminated, rejected or disaffirmed (including rejection or disaffirmation by Townsend pursuant to any bankruptcy, insolvency or other law affecting creditors’ rights), then notwithstanding such termination, expiration, rejection or disaffirmation, the HVAC Agreement shall continue as a direct agreement between Owner and Archipelago, as Licensee, upon all of the terms, covenants, conditions and agreements set forth therein, for the period up to and including the expiration or earlier termination of the term of the Archipelago Lease or Archipelago’s right to possession of the Archipelago Premises, and Archipelago covenants and agrees to assume all of the obligations and liabilities of Licensee thereafter arising under the HVAC Agreement and to attorn to Owner thereunder.

3.                                       In the event of an assumption and attornment by Archipelago of any or all of (i) the Townsend Lease with respect to the Data Rooms, (ii) the Generator Agreement and/or (iii) the HVAC Agreement as provided in Section 2 above, Archipelago shall be obligated to promptly cure all non-monetary defaults under each such assumed agreement(s) existing on the respective date(s) of such assumption and attornment, provided that Archipelago shall not be obligated to cure (i) any monetary defaults under such assumed agreement(s) existing on the respective date(s) of such assumption and attornment nor (ii) any defaults (monetary or non-monetary) under the Townsend Lease with respect to any portion of the Townsend Premises other than the Data Rooms.

4.                                       In consideration of Archipelago’s covenant to assume and attorn to Owner as set forth above, Owner covenants that during the Term of the Archipelago Lease, Owner shall not, without the prior written consent of Archipelago, modify or amend (a) the Townsend Lease with respect to the Data Rooms, (b) the Generator Agreement or (c) the HVAC Agreement, the effect of which modification or amendment would be to increase the rent or other charges payable thereunder, shorten the term thereof, or materially increase the obligations or reduce or impair the rights of Archipelago thereunder, in the event Archipelago assumes such agreement(s) and attorns to Owner thereunder pursuant to this Agreement.

5.                                       At any time after the date Archipelago assumes the Townsend Lease with respect to the 20th Floor Data Room and attorns to Owner thereunder as provided herein (or the date the Archipelago Lease is amended to add the 20th Floor Data Room to the Archipelago Premises thereunder as provided in Section 8 below), Owner shall have the right to substitute for the 20th Floor Data Room other premises within the Building (the “New Data Room”), provided that the New Data Room shall be of comparable size and shall either have substantially the same configuration (including all associated infrastructure, such as data and telecom cabling and connectivity, utilities, back-up power and supplemental HVAC, meeting or exceeding the technical specifications set forth on Exhibit E attached hereto (collectively, “Associated Infrastructure”)) as the 20th Floor Data Room or a configuration (including Associated Infrastructure) substantially as usable for the purposes for which 20th Floor Data Room are being used by Archipelago. Archipelago shall vacate and surrender the 20th Floor Data Room on or before the later of (A) the sixtieth (60th) day after the date Owner gives notice of substitution or (B) the day after (1) Owner has substantially completed the work to be done by Owner in the New Data Room pursuant to this Section 5 and (ii) Archipelago has confirmed, to its reasonable satisfaction, that the property, fixtures, cabling and equipment installed or reinstalled in the New Data Room and Associated Infrastructure are functioning at a level meeting or exceeding the technical specifications set forth on Exhibit E attached hereto (and as to which Archipelago agrees to conduct all necessary testing and optimization thereof as expeditiously as is reasonably practicable). As of the earlier of the date of such vacation and surrender or the date when such vacation and surrender is required, the New Data Room shall be deemed part of the Premises under the Townsend Lease as assumed by Archipelago hereunder (or the Archipelago Premises in the event the Archipelago Lease is amended to add the 20th Floor Data Room to the Archipelago Premises thereunder as provided in Section 8 below) and the 20th Floor Data Room shall cease to be part of Premises under the Townsend Lease as assumed by Archipelago hereunder (or the Archipelago Premises in the event the Archipelago Lease is amended to add the 20th Floor Data Room to the Archipelago Premises thereunder as provided in Section 8 below). Owner shall (i) prior to commencing the work to be done by Owner in the New Data Room pursuant to this Section 5, provide Archipelago with a reasonably detailed budget showing Owner’s good faith estimate of all out-of-pocket expenses to be incurred in connection with moving, installing and/or reinstalling Archipelago’s property, fixtures, cabling and equipment from the 20th Floor Data Room to the New Data Room, and to improve the New Data Room so that they are substantially similar to the 20th Floor Data Room (including Associated Infrastructure), (ii) pay for the actual and reasonable out-of-pocket expenses incurred in connection with moving, installing and/or reinstalling its property, fixtures, cabling and equipment from the 20th Floor Data Room to the New Data Room (unless Archipelago elects to pay all or a portion of such costs directly, in which case Owner shall promptly reimburse Archipelago for such costs paid by Archipelago upon presentation of paid invoices therefore to Owner), and (iii) improve the New Data Room, at Owner’s sole cost and expense, so that they are substantially similar to the 20th Floor Data Room (including Associated Infrastructure).  However, instead of paying Archipelago’s expenses incurred in connection with moving, installing and/or reinstalling its property, fixtures, cabling and equipment, Owner may elect to either move, install and/or reinstall Archipelago’s property, fixtures, cabling and equipment or provide personnel to do so under Archipelago’s direction, in which event such move, installation and/or reinstallation may not be made except during evenings, weekends or holidays, so as to incur the least inconvenience to Archipelago. Archipelago shall not be entitled to any compensation for any inconvenience or interference with Archipelago’s business, nor to any abatement or reduction in rent or other charges payable by Archipelago under the Townsend Lease as assumed by Archipelago hereunder or under the Archipelago Lease, nor shall .-archipelago’s obligations under the Townsend Lease as assumed by Archipelago hereunder or the Archipelago Lease be otherwise affected, as a result of the substitution of the New Data Room, except as otherwise expressly provided in this Section 5. Archipelago agrees to cooperate with Owner so as to facilitate the prompt completion by Owner of its obligations hereunder. Without limiting the generality of the preceding sentence, Archipelago agrees to promptly provide to Owner such approvals, instructions, plans, specifications and other information as may be reasonably requested by Owner in connection with such obligations. Upon substitution of the New Data Room for the 20th Floor Data Room, the rentable area of the New Data Room shall be substituted for the rentable area of the 20th Floor Data Room for all purposes under the Townsend Lease as assumed by Archipelago hereunder (or under the Archipelago Lease in the event the Archipelago Lease is amended to add the 20th Floor Data Room to the Archipelago Premises thereunder as provided in Section 8 below), including, without limitation, recalculating and adjusting the base rent and Archipelago’s proportionate share based on the rentable area of the New Data Room (provided that in no event shall the base rent and/or proportionate share with respect to the New Data Room be increased over the corresponding amounts that would have been in effect for the 20th Floor Data Room had the substitution not occurred). At Owner’s request, Archipelago shall execute a supplement to the Townsend Lease as assumed by Archipelago hereunder (or to the Archipelago Lease in the event the Archipelago Lease is amended to add the 20th Floor Data Room to the Archipelago Premises thereunder as provided in Section 8 below), confirming the substitution of the New Data Room for the 20th Floor Data Room. Any failure of Archipelago to surrender possession of the 20th Floor Data Room as and when required by this Section 5 shall be deemed a holding over by Archipelago pursuant to the Townsend Lease as assumed by Archipelago hereunder (or to the Archipelago Lease in the event the Archipelago Lease is amended to add the 20th Floor Data Room to the Archipelago Premises thereunder as provided in Section 8 below).

6.                                       Owner shall, from and after the date hereof, so long as the Archipelago Lease is in full force and effect and no Default by Archipelago then exists thereunder, give to Archipelago, in the manner provided herein for the giving of notice, copies of all formal notices of default and demands to cure, termination notices, and change of address notices that Owner may give to Townsend pursuant to the Townsend Lease, the Generator Agreement or the HVAC Agreement. Owner acknowledges and agrees that Archipelago shall have the right (but not the obligation), at Archipelago’s option, to cure any default by Townsend under said agreement(s), within the same grace or cure periods as are available to Townsend thereunder. Owner agrees to accept performance by Archipelago of any of Townsend’s monetary or non-monetary obligations under the said agreement(s), as if same were performed by Townsend.

7.                                       Notices given pursuant to the terms of this Agreement shall be given in the same mariner as provided in the Archipelago Lease.

8.                                       The above provisions shall be self-operative and effective without execution of any further instruments on the part of either party hereto. However, Archipelago agrees to execute and deliver to Owner such other instruments, in a form reasonably acceptable to Archipelago, as shall be reasonably requested by Owner in order to comply with these provisions, including, without limitation in the event Archipelago assumes the obligations of Townsend under the Townsend Lease with respect to the Data Rooms as provided herein, an amendment to the Townsend Lease excluding therefrom all portions of the Townsend Premises other than the data Rooms, effective as of the date of such assumption, provided that at the request of either Owner or Archipelago, Owner and Archipelago agree to enter into an amendment to the Archipelago Lease adding the Data Rooms to the Archipelago Premises upon the same rent and other economic terms applicable thereto under the Townsend Lease, effective as of the date Archipelago would have assumed the Townsend Lease with respect thereto, whereupon the Townsend Lease shall be deemed terminated and of no further force and effect.

9.                                       This Agreement may not be modified other than by an agreement in writing signed by the parties hereto or by their respective successors in interest.

10.                                 This Agreement shall run with the land and inure to the benefit of and be binding upon the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties hereto or their authorized representatives or officers have signed this document as of the date first above written.

OWNER:		TENANT:

MJH WACKER LLC, a Delaware		ARCHIPELAGO HOLDINGS, L.L.C.,
Limited liability company		an Illinois limited liability company

By:	/s/JOHN B. GRISSIM	By:	/s/NELSON CHAI

Name:	John B. Grissim	Name:	Nelson Chai
	Vice President	Its:	CFO

EHIBIT A

Copy of the Townsend Lease

LEASE

HARTFORD PLAZA

100-150 SOUTH WACKER DRIVE

CHICAGO, ILLINOIS

RREEF USA FUND-I HARTFORD PLAZA, INC.,

Landlord

TOWNSEND ANALYTICS, LTD.,

Tenant

Suite:  2040

Building:  100 South Wacker Drive

TABLE OF CONTENTS

Article

1.	US AND RESTRICTIONS ON USE
2.	TERM
3.	RENT
4.	RENT ADJUSTMENTS
5.	SECURITY DEPOSIT
6.	ALTERATIONS
7.	REPAIR
8.	LIENS
9.	ENVIRONMENTAL MATTERS
10.	ASSIGNMENT AND SUBLETTING
11.	INDEMNIFICATION
12.	INSURANCE
13.	WAIVER OF SUBROGATION
14.	SERVICES AND UTILITIES
15.	HOLDING OVER
16.	SUBORDINATION
17.	RULES AND REGULATIONS
18.	REENTRY BY LANDLORD; PERFORMANCE OF TENANT’S OBLIGATIONS
19.	DEFAULT
20.	REMEDIES
21.	TENANT’S BANKRUPTCY OR INSOLVENCY
22.	QUIET ENJOYMENT
23.	DAMAGE BY FIRE, ETC
24.	EMINENT DOMAIN
25.	SALE BY LANDLORD
26.	ESTOPPEL CERTIFICATE
27.	SURRENDER OF PREMISES
28.	NOTICES
29.	TAXES PAYABLE BY TENANT
30.	LANDLORD’S LIENS
31.	RELOCATION OF TENANT
32.	REMOVAL OF TENANT’S PROPERTY
33.	DEFINED TERMS AND HEADINGS
34.	TENANT’S AUTHORITY
35.	ENFORCEABILITY
36.	COMMISSIONS
37.	TIME AND APPLICABLE LAW
38.	SUCCESSORS AND ASSIGNS
39.	ENTIRE AGREEMENT
40.	EXAMINATION NOT OPTION
41.	RECORDATION
42.	LIMITATION OF LANDLORD’S LIABILITY
43.	RIGHT OF FIRST OFFER
44.	TERMINATION OPTION
45.	OPTION TO RENEW
46.	LICENSE TO USE ROOFTOP SPACE

REFERENCE PAGE
SIGNATURE BLOCKS

EXHIBIT A - PREMISES
EXHIBIT A-1 - OPTION PREMISES
EXHIBIT B - INITIAL ALTERATIONS
EXHIBIT C - RULES AND REGULATIONS

OFFICE LEASE

REFERENCE PAGE

BUILDING:	100 South Wacker Drive
Chicago, Illinois 60606

LANDLORD:	RREEF USA FUND-I HARTFORD PLAZA, INC., a Delaware corporation

LANDLORD’S ADDRESS:	Suite 620, 150 South Wacker Drive
Chicago, IL 60606

LEASE REFERENCE DATE:	June 3, 1996

TENANT:	TOWNSEND ANALYTIC, LTD.

TENANT’S ADDRESS:
(a) As of beginning of Term:	(a) Suite 2040, 100 S. Wacker Drive
(b) Prior to beginning of Term	Chicago, Illinois
(if different):	(b) Suite 1506, 100 S. Wacker Drive
Chicago, Illinois

PREMISES IDENTIFICATION:	Suite Number 2040
(for outline of Premises see Exhibit A attached to this Lease and made a part of this Lease by this reference)

PREMISES RENTABLE AREA:	approximately 9,166 sq. ft.

USE:	General Office Use

SCHEDULED COMMENCEMENT DATE:	[***]

TERMINATION DATE:	[***]

TERM (or “Initial Term”) OF LEASE:	[***]

INITIAL ANNUAL RENT (Article 3):	[***]

INITIAL MONTHLY INSTALLMENT OF ANNUAL RENT (Article 3):	[***]
INITIAL ESTIMATED MONTHLY INSTALLMENTS OF RENT ADJUSTMENTS FOR DIRECT EXPENSES (Article 4):	[***]

INITIAL ESTIMATED MONTLY

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatement has been requested with respect to the omitted portions.

INSTALLMENTS OF RENT ADJUSTMENTS FOR TAXES (Article 4):	[***]

TOTAL INITIAL MONTHLY INSTALLMENTS OF RENT (Articles 3 & 4)	[***]

TENANT’S PROPORTIONATE SHARE:	1.7222% (9,166 / 532,233 rsf)

SECURITY DEPOSIT:	None

REAL ESTATE BROKER DUE COMMISSION:	Cushman & Wakefield of Illinois, Inc.

The Reference Page information is incorporated into and made a part of the Lease.  In the event of any conflict between any Reference Page information and the Lease, the Lease shall control.  This Lease includes Exhibits A through C, all of which are made a part of this Lease.

LANDLORD:		TENANT:

RREEF USA FUND-I HARTFORD		TOWNSEND ANALYTICS, LTD.,
PLAZA, INC., a Delaware corporation		an Illinois corporation
By: RREEF Management Company,
a California corporation

By:		By:
Title:	General Mgr.	Title:	Vice President
Dated:	6/10/96	Dated:	6/7/96

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatement has been requested with respect to the omitted portions.

LEASE

By this Lease Landlord Leases to Tenant and Tenant Leases from Landlord the Premises in the Building as set forth and described on the Reference Page. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

1.                                       USE AND RESTRICTIONS ON USE.  The Premises are to be used solely for the purposes stated on the Reference Page. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other Tenant’s or occupants of the Building or injure, annoy, or disturb them or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor as defined in the Illinois Liquor Control Act without the written consent of Landlord first obtained, or the commission of any waste.  Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant’s sole expense.  Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

2.                                       TERM.

2.1.                              The Term (if and as required by the context, “Initial Term”) of this Lease shall begin on the date (“Commencement Date”) which shall be the later of the Scheduled Commencement Date as shown on the Reference Page and the date that Landlord shall tender possession of the Premises to Tenant.  Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within 30 days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Upon any extension of the Commencement Date, the Termination Date shall be extended to the same extent so that the Term of this Lease shall continue for the length of tine indicated on the Reference Page unless sooner terminated as provided in this Lease. Landlord and Tenant shall execute a memorandum setting forth the actual Commencement Date and Termination Date.

2.2.                              Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant.  No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within one hundred twenty (120) days of the Scheduled Commencement Date (other than as a result of strikes, shortages of materials or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of:  (a) Tenant’s failure to agree to plans and specifications; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except as for such, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant.  If said delay is the result of any of the foregoing, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such delay.

2.3.                              In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease.  Said early possession shall not advance the Termination Date.

2.                                       RENT

3.1.                              The rate of Annual Rent and the Monthly Installments thereof to be in effect throughout the Term of this Lease shall be as follows:

Period	Annual Rent	Monthly Installment
[***]	[***]	[***]

* For more than a 1 year period

3.2.                              Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first month’s rent shall be paid upon the execution of this Lease.  The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time.  Rent for any period during the Term which is less than one (1) full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month.  Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Landlord’s address, as set forth on the Reference page, or to such other person or at such other place as Landlord may from time to time designate in writing.

3.3.                              Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, such amount shall bear interest at twelve percent (12%) per annum for the first ten (10) days after due and when such amount remains due and unpaid for more than ten (10) days after said amount is due, such interest shall be supplanted by a late charge in an amount equal to the greater of:  (a) Fifty Dollars ($50.00), or (b) a sum equal to five percent (5%) per month of the unpaid rent or other payment.  The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive monthly period until paid.  The provisions of this

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatement has been requested with respect to the omitted portions.

2

Section 3.3 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.3 in any way affect Landlord’s remedies pursuant to Article 20 of this Lease in the event said rent or other payment is unpaid after date due.

3.4.                              No security or guarantee which may now or hereafter be furnished to Landlord for the payment of rent or the performance of Tenant’s other obligations under this Lease shall in any way constitute a bar to the recovery of the Premises or defense to any action in unlawful detainer or to any other action which Landlord may bring for a breach of any of the terms, covenants or conditions of this Lease.

4.                                       RENT ADJUSTMENTS

4.1.                              For the purpose of this Article 4, the following terms are defined as follows:

4.1.1.                     Lease Year:  Each calendar year falling partly or wholly within the Term.

4.1.2.                     Direct Expenses:  All direct costs of operation, maintenance, repair and management of the Building (including the reasonable amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation:  water and sewer charges; insurance premiums of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof and if Landlord self insures or carries deductibles in excess of $2,000.00, amounts equal to the savings in premiums effected thereby as reasonably determined by Landlord; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas, and waste disposal; the cost of janitorial services; the cost of security and alarm services; window cleaning costs; labor costs; costs and expenses of managing the Building including management fees; air conditioning costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment other than capital items; current rental and leasing costs of items which would be amortizable capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith.

4.1.3.                     Direct Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided in Section 4.7 of this Lease, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings, advertising costs or management salaries for executive personnel other than personnel located at the Building.

4.1.4.                     Taxes:  Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land

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appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, and/or any tax which shall be levied in addition to or in lieu of real estate, possessory interest or personal property taxes, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year.  Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.

4.2.                              Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Direct Expenses incurred and Taxes paid for said Lease Year. The annual determination of Direct Expenses shall be made by Landlord and if certified by a nationally recognized firm of public accountants selected by Landlord shall be binding upon Landlord and Tenant.  Tenant may review the books and records supporting such determination in the office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one year period.  In the event that during all or any portion of any Lease Year the Building is not fully rented and occupied Landlord may make any appropriate adjustment in occupancy-related Direct Expenses for such Lease Year for the purpose of avoiding distortion of the amount of such Direct Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing sound accounting and management principles to determine Direct Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied, and the amount so determined shall be deemed to have been Direct Expenses for such Lease Year.

4.3.                              Prior to the actual determination thereof Landlord may from time to time estimate the amount of Tenant’s Proportionate Share of Direct Expenses or Taxes for any Lease Year or portion thereof, at Landlord’s option including amounts estimated to became due from Tenant on account of Taxes pursuant to Articles 6 and/or 29 of this Lease, and Tenant shall pay the amount to become due from Tenant, as so estimated, as additional rent in equal monthly installments added to and becoming a part of the Monthly Installments of Rent due from Tenant under this Lease in such Lease Year or portion thereof, at such rate that the full estimated amount of Tenant’s Proportionate Share of each payment of Direct Expenses or Taxes to be made by Landlord shall have been paid to Landlord when or before said payment by Landlord is due.  Initially, the monthly amount of such additional rent to be paid by Tenant shall be as set forth on the Reference Page of this Lease, but by written notice to Tenant Landlord may change the amount of such additional rent to be paid by Tenant at any time upon not less than twenty (20)

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days notice, and each such revised rate of monthly installments of additional rent shall remain in effect until revised by further written notice to Tenant pursuant to this Lease.

4.4.                              When the above mentioned actual determination of Direct Expenses is made or the actual bill or bills for the Taxes to be paid by Landlord in any Lease Year is issued and Tenant is so notified in writing, then:

4.4.1.                     If the total additional rent Tenant actually paid pursuant to Section 4.3 of this Lease for the Lease Year is less than Tenant’ s Proportionate Share of the actual Direct Expenses or Taxes, then Tenant shall pay to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor the difference between such total additional rent actually paid by Tenant pursuant to said Section 4.3 of this Lease for the Lease Year and the Tenant’s Proportionate Share of said Direct Expenses or Taxes; or

4.4.2.                     If the total additional rent Tenant actually paid pursuant to Section 4.3 of this Lease for the Lease Year is more than Tenant’s Proportionate Share of the actual Direct Expenses or Taxes as so determine, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4.

4.5.                              If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s Proportionate Share of Direct Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

4.6.                              Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of Direct Expenses or Taxes for the Lease Year in which the Lease terminated, Tenant shall pay any increase due over the estimated Direct Expenses or Taxes paid; and conversely any overpayment, less any amounts due Landlord under this Lease, shall be rebated to Tenant.

4.7.                              In addition Landlord shall be entitled to amortize and include as an additional rental adjustment:  (i) an allocable portion of the cost of capital improvement items which are reasonable calculated to reduce operating expenses; (ii) fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed.  All such costs shall be amortized over the reasonable life of such improvements in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the prime lending rate announced as such by The Northern Trust Company as of February 1st of each year.

5.                                       SECURITY DEPOSIT.  Tenant shall deposit the Security Deposit with Landlord upon or before the execution of this Lease.  Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default.  If Tenant defaults with respect to any provision of this

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Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall no be entitled to interest on such deposit.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.

6.                                       ALTERATIONS.

6.1.                              Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7 of this Lease, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.

6.2.                              In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made using Landlord’s contractor (unless Landlord agrees otherwise) at Tenant’s sole cost and expense.  If Tenant shall employ any Contractor other than Landlord’s Contractor and such other contractor or any Subcontractor of such other Contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.  In any event Landlord may charge Tenant a reasonable charge to cover its overhead as it relates to such proposed work.

6.3.                              All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide the additional insurance required under Article 12 of this Lease in such case, and also all such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance as Landlord shall reasonably require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens.

6.4.                              All alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but which shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to

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Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise.  Tenant’s furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures shall remain the property of Tenant and shall be removed by Tenant upon the expiration or sooner termination of the Term.  Upon such election by Landlord, Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted.

6.5.                              Tenant shall pay in addition to any sums due pursuant to Article 4 of this Lease, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under said Article 4.

7.                                       REPAIR.

7.1.                              Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord and including any leaks from the Building Mechanical Area or the 21st floor.  By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them.  It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2.                              Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.

7.3.                              Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant.

7.4.                              Except as provided in Article 23 of this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building.  Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.  In any case, Tenant shall give Landlord at least thirty (30) days notice describing in reasonable detail any repair which Tenant proposes to make at Landlord’s expense and Tenant shall not make any such repair

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unless Landlord fails to commence such repair within said time or fails to continue with such repair with reasonable diligence.

8.                                       LIENS.  Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant, including (without limitation) liens arising under the Illinois Mechanics’ Lien Act or Commercial Real Estate Broker Lien Act.  In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand with interest at the rate of eighteen percent (18%) per annum or the highest rate permitted by law, whichever is lower.

9.                                       ENVIRONMENTAL MATTERS.  Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or the environment to become contaminated with any Hazardous Materials.  Notwithstanding the foregoing, and subject to Landlord’s prior consent, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment.  Tenant shall hold each and all of the “Landlord Entities” harmless from and defend them against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Article 9.

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10.                                 ASSIGNMENT AND SUBLETTING.

10.1.                        Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, which shall not be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises.  In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least ninety (90) days but no more than one hundred eighty (180) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial reports and other relevant financial information of the proposed subtenant or assignee.

10.2.                        Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  Upon the occurrence of an “Event of Default” (as defined in this Lease), if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due the to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

10.3.                        In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to he sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within sixty (60) days following Landlord’s receipt of Tenant’s written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term.  If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture.  Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 10.3 and rented by Landlord to the proposed Tenant or any other Tenant.

10.4.                        All lease renewal option rights or space option rights, special privileges and extra services granted to Tenant by this Lease, or addendum or amendment to this Lease or letter of agreement shall he personal to the original Tenant named in this Lease shall endure only so long

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as said Tenant continues to be the Tenant under this Lease and remains in possession of the Premises.  Consent by Landlord to any assignment or subletting shall not include consent to the assignment or transferring of any of said options, right, privileges or services and all of them shall terminate entirely upon such assignment or as to the space subleased in the case of a sublease.  Unless expressly agreed in writing by Landlord to the contrary, every sublease of any of the Premises and the rights of the sublessee under the sublease shall be subordinate to this Lease and the rights of Landlord under this Lease and shall not survive termination of this Lease or if Tenant’s rights to possession under this Lease, and each sublease shall so provide.

10.5.                        In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant.  As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time.  For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.

10.6.                        Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will became a default of Tenant with passage of time unless cured; or if the proposed assignee or sublessee:  (a) is an entity with which Landlord is already in negotiation as evidenced by the issuance of a written proposal; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; or (e) would subject the Premises to a use which would:  (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another Tenant of the Building; or, (iii) require any addition to or modification of the Premises or the Building in order to comply with Building code or other governmental requirements.  Tenant expressly agrees that Landlord shall have the absolute right to refuse consent to any such assignment or sublease and that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord such refusal shall be reasonable.

10.7.                        Tenant will pay to Landlord an demand a sum equal to all of Landlord’s reasonable costs, including attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease.  Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 10 shall be void.

10.8.                        If Tenant is a corporation, partnership or trust, any transfer or transfers of or change or changes within any twelve month period in the number of the outstanding voting shares of the corporation, the general partnership interests in the partnership or the identity of the

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persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 10 to the same extent and for all intents and purposes as though such an assignment.

11.                                 INDEMNIFICATION.  None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from any actual or asserted negligent or willful act of Landlord or its agents, employees or contractors.  Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or authorized visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.  The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

12.                                 INSURANCE.

12.1.                        Tenant shall keep in force throughout the Term a commercial general liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a comprehensive single limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the aggregate or such larger amount as Landlord may prudently require from time to time, and insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute. Tenant shall also keep in force throughout the Term All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’ s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures and other business personal property situated in or about the Premises to the full replacement value of the property so insured.

12.2.                        Each of the aforesaid policies shall (a) be provided at Tenant’ s expense; (b) name the Landlord Entities as additional insureds; (c) be issued by an insurance company with a minimum Best’s rating of  “A:VII” during the Term; and (d) provide that said insurance shall not

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be canceled unless thirty (30) days prior written notice shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

12.3.                        Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, including without limitation statutory limits required by applicable Worker’s Compensation Laws and $500, 000 per occurrence for Employer’ s Liability, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

13.                                 WAIVER OF SUBROGATION.  So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now, or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies.  Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

14.                                 SERVICES AND UTILITIES.

14.1.                        provided Tenant shall not be in default under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises between the hours of 8:00 a.m. and 6:00 PM on generally recognized business days and between 8:00 AM and 1:00 PM on Saturdays (but exclusive in any event of Sundays and legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time:  (a) water suitable for normal office use of the Premises; (b) heat and air-conditioning required in Landlord’s judgment for the use and occupation of the Premises; (c) janitorial service; (d) elevator service by non attended automatic elevators; (e) such window washing as may from time to time in Landlord’s judgment be reasonably required; and (f) equipment to bring to Tenant’s meter, electricity for lighting, convenience outlets and other normal office use.  To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, upon demand, as additional rent, for all electricity used by Tenant in the Premises.  The charge shall be at the rates charged for such services by the local public utility.  Tenant shall pay for all electric light bulbs, tubes and ballasts.  Tenant agrees that all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said systems.  Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.  Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.  Notwithstanding the above, Landlord shall be entitled, without compensation to Tenant or any abatement of rent, to cooperate voluntarily in a

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reasonable manner with the efforts of national, state or local governmental bodies or suppliers of utilities in reducing consumption of energy or other resources.

14.2.                        Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such Service.

14.3.                        Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install supplementary air-conditioning units in or for the benefit of the Premises and the cost thereof, including the reasonable cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord upon demand as such additional rent.

14.4.                        Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 200 watts or 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water.  If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current.  The cost of any such meters shall be paid for by Tenant.  Tenant agrees to pay as additional rent to Landlord promptly upon demand therefor, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

14.5.                        Subject as provided in this Lease, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the vault of Ameritech Company or its successor (“Ameritech”) at or near the entrance to the Building to Tenant’s telephone panel at or near the entrance to the Premises, sufficient for normal general office use of the Premises.  Tenant shall not install any additional Communications Wiring without the prior written consent of Landlord, which Landlord may refuse; nor shall Tenant remove any Communications Wiring without such consent.  Tenant shall be responsible for, and indemnify and hold Landlord harmless from and against, all injuries and damages to persons or property and all expenses, claims and liabilities resulting from the installation, use, maintenance, repair or replacement of Communications Wiring (“Wiring Work”) by Tenant or anyone employed by Tenant.  If and so long as an arrangement (“Provider Arrangement”) shall be in effect between Landlord and Ameritech or

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other qualified concern to provide any Wiring Work on an exclusive basis Tenant shall obtain such Wiring Work as Tenant shall require from such provider through or as directed by Landlord and shall pay all the costs thereof billed directly to Tenant by such provider.  If and so long as no Provider Arrangement shall be in effect, Tenant shall arrange for, through Landlord if required by Landlord, and pay directly for, all such Wiring Work as Tenant shall require from such provider as Tenant shall select subject to the prior authorization of Landlord, which Landlord may refuse for any reason, including (without limitation) that Landlord is not satisfied as to the expertise or reliability of the provider or the liability insurance protection to be given.

15.                                 HOLDING OVER.  Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be 200% of the greater of:  (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and, (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention, and shall indemnify and hold Landlord harmless from any loss or liability resulting from such holding over and/or failure to surrender the Premises when and in the condition required by Sections 6.4 and 27.2 of this Lease.  If Landlord gives notice to Tenant of Landlord’s election to that effect, such holding over shall constitute renewal of this Lease for a period from month to month or one year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of rent after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created.  In any event, no provision of this Article 15 shall be deemed to waive Landlords right of reentry or any other right under this Lease or at law.

16.                                 SUBORDINATION.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying Lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument.  Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord and, in connection with any instrument evidencing subordination, Landlord agrees to use commercially reasonable efforts to obtain from such mortgagee or trustee a non-disturbance agreement containing terms reasonably acceptable to Tenant.

17.                                 RULES AND REGULATIONS.  Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit C to this Lease and all reasonable modifications of and additions to them from time to time put into effect by Landlord.  Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

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18.                                 REENTRY BY LANDLORD; PERFORMANCE OF TENANT’S OBLIGATIONS.

18.1.                        Landlord preserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building including, without limitation, the improvements and other items described in Section 4.7 and Article 7 of this Lease, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.

18.2.                        Landlord may, at Landlord’s option, enter into and upon the Premises with, or if Tenant shall have vacated the Premises without, five (5) days notice, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom.  If Tenant shall have vacated the Premises, Landlord may at Landlord’s option re-enter the Premises at any time during the last six months of the then current Term of this Lease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Premises as Landlord shall elect, all without any abatement of any of the rent otherwise to be paid by Tenant under this Lease.

18.3.                        Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.  In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged.

18.4.                        Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 18.  Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease.

18.5.                        For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises.  As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as

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Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as additional rent upon demand.

19.                                 DEFAULT.

19.1.                        Except as otherwise provided in Article 21 of this Lease, the following events shall be deemed to be Events of Default under this Lease:

19.1.1.               Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve-month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

19.1.2.               Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure or diligently pursue cure for such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant.

19.1.3.               Tenant shall abandon or vacate any substantial portion of the Premises.

19.1.4.               Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

19.1.5.               The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered on such claim or lien and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant.

19.1.6.               Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereinafter amended, or any other applicable law or statute of the United States or any state thereof.

19.1.7.               A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of

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the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

20.                                 REMEDIES.

20.1.                        Except as otherwise provided in Article 21 of this Lease, upon the occurrence of any of the Events of Default described or referred to in Article 19 of this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

20.1.1.               Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

20.1.2.               Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such reentry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

20.1.3.               Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to either, as Landlord shall elect:  (i) the total amount of Annual Rent and additional rent which was due to be paid under this Lease for the then most recent Lease Year or such shorter time as equals the then otherwise unexpired term of this Lease; or (ii) the sum:  (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue (which the parties agree shall not exceed eighty percent (80%) of the then present value of the rent reserved for such residue); (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 20.1.4 of this Lease relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

20.1.4.               Upon any termination of Tenant’s right to possession only without termination of the Lease:

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20.1.4.1.                              Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 20.1.2 of this Lease shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term.

20.1.4.2.                              Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises).  In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any broker’s commission incurred by Landlord.  If Landlord decides to relet the Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agrees that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available.  Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and Leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for Tenant improvements, brokers commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 10 of this Lease.

20.1.4.3.                              Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 20.1.3 of this Lease, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 20 as they become due.  Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

20.2.                        If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to

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employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease, Tenant agrees to pay all Landlord’s reasonable attorney’s fees so incurred.  Tenant expressly waives any right to:  (a) trial by jury; and (b) service of any notice required by any present or future law or ordinance applicable to landlords or tenants but not required by the terms of this Lease.

20.3.                        Pursuit of any of the forgoing the remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this least constitute off forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any other terms, provisions and covenants contained in this Lease.

20.4.                        No act or thing done by Landlord or its agents during the term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept or surrender of said Premises shall be valid, unless in writing signed by the Landlord.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.  Landlords acceptance of the payment of rental or other payments after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing.  Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an event of default shall not been deemed or construed to constitute a waiver of such default or of Landlords write to enforce any such remedies with respect to such default or any subsequent default.

21.                                 TENANT’S BANKRUPTCY OR INSOLVENCY.

21.1.                        If at any time in for so long as Tenant shall be subjected to the provisions of the United States bankruptcy code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “debtor’s law”):

21.1.1.               To the extent that the provisions of such Debtor’s Law shall prohibit the declaring of an event described in Article 19 of this Lease to be a default under the this Lease, worthy enforcement of any right or remedy provided to Landlord in said Article 20, such event shall not be a default and such right or remedy shall not be enforced.

21.1.2.               Except to the extent expressly provided by such Debtor’s Law, Tenant, Tenant as debtor-in-possession, in any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to remain in possession of all or any part of the Premises than would be accorded to Tenant if such Debtor’s Law were not applicable; if such Debtor’s Law requires or permits the imposition upon or payment by Tenant’s Representative of charges for the use or possession thereof, such charges shall in no event be less than the rent an additional rent which are or would be payable absence of such Debtor’s Law pursuant to Articles three and four of this Lease with respect to such portion of the Premises for the period of such possession or use thereof by Tenant’s Representative.

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21.1.3.               Tenant’s representative shall have no greater of right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises then accorded to Tenant in Article 10 of this Lease, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such debtors long.  Without limitation of the generality of the foregoing, any right of any Tenant’s representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

21.1.3.1.                              Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

21.1.3.2.                              Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of Rent an amount equal to the larger of:  (a) three months’ Rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease.  Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure that the future performance by such assignee of all of the Tenant’s obligations under this Lease.

21.1.3.3.                              The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

21.1.3.4.                              Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 10 of this Lease to refuse consent to the proposed assignment or sublessee by reason of the identity or nature of the proposed assignee or sublease or the proposed use of the Premises concerned.

22.                                 QUIET ENJOYMENT.  Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.  Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

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23.                               DAMAGE BY FIRE, ETC.

23.1.                        In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within ninety (90) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that if such damage is not the result of any negligence or willful misconduct of Tenant or its agents, employees, or invitees, then Tenant shall be entitled to a proportionate abatement in rent from the date of such damage.  Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time.  Within thirty (30) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant.  For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

23.2.                        If such repairs cannot, in Landlord’s reasonable estimation, be made within ninety (90) days, Landlord and Tenant shall each have the option of giving the other, at any time within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage.  In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the term.  In the event that neither Landlord nor Tenant exercise the above set forth option to terminate this Lease in the event of partial destruction, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent becoming due which this Lease shall be proportionately abated as provided in Section 23.1 of this Lease.  Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Tenant.  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

23.3.                        In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 23.3, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond a reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.  Notwithstanding anything to the contrary contained in this Article:  (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 23 occur during the last twelve (12) months of the Term or any

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extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

23.4.                        In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 23, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request and Tenant hereby indemnifies, protects, defends and holds Landlord harmless from any loss, liability, costs and expenses, including attorney’s fees, arising out of any claim of damage or injury as a result of any actual or alleged failure of Tenant to properly secure the Premises prior to such removal and/or such removal.

24.                                 EMINENT DOMAIN.  If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such conveyance, either party to this Lease shall have the right, at its option, of giving the order, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriations as above provided, if such taking or appropriation shall be substantial as to materially interfere with Tenant’s use and occupancy of the Premises.  If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a pro rata basis.  In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of the eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease.  Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

25.                                 SALE BY LANDLORD.  In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.  Except as set forth in this Article 25, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.  If any security has been given by Tenant to secure the faithful performance of any of the covenants of

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this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

26.                                 ESTOPPEL CERTIFICATES.  Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying:  (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord.  Landlord and Tenant intend that any statement delivered pursuant to this Article 26 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate.  Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period.  Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant if Tenant fails to execute and deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate so executed on behalf of Tenant.

27.                                 SURRENDER OF PREMISES.

27.1.                        Tenant shall, at least thirty (30) days before the last day of the Term, arrange to meet Landlord for a joint inspection of the Premises.  In the event of Tenant’s failure to arrange such joint inspection to be held prior to vacating the Premises, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

27.2.                        At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty.  Tenant may, and at Landlord’s request shall, at Tenant’s sole cost, remove upon termination of this Lease, any and all furniture, furnishings, movable partitions of less than full height from floor to ceiling, trade fixtures and other property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage caused by such removal.  Property not so removed shall unless requested to be removed be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale.  All other alterations, additions and improvements in, on or to the Premises shall be dealt with and disposed of as provided in Article 6 hereof.

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27.3.                        All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term.  Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, reasonably necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied.  Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

28.                                 NOTICES.  Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 28, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.

29.                                 TAXES PAYABLE BY TENANT.  In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within in the contemplation of the parties to this Lease:  (a) upon, allocable to, or are measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises.  At Landlord’s election said sums shall be reimbursed to Landlord in the same way as sums due under Article 4 of this Lease.  In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

30.                                 LANDLORD’S LIENS.  To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of

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Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged.  In the event of a Default under this Lease, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including, without limitation the right to sell the property described in this Article 30 at public or private sale upon five (5) days notice to Tenant.  Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord’s discretion to perfect the security interest hereby created.

31.                                 RELOCATION OF TENANT.  Landlord, at its sole expense, on at least ninety (90) days prior written notice, may require Tenant to move from the Premises to other space of comparable size and decor in the Building that are containing improvements that are substantially similar to those contained in the Working Drawings referenced in Exhibit B hereto in order to permit Landlord to consolidate the space leased to Tenant with other adjoining space leased or to be leased to another tenant.  In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving, and Landlord will also pay the expense of moving Tenant’s furniture and equipment to the relocated premises.  In such event this Lease and each and all of the terms and covenants and conditions thereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that a revised Reference Page and a revised Exhibit A shall become part of this Lease and shall reflect the location of the new premises.

32.                                 REMOVAL OF TENANT’S PROPERTY.  Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

33.                                 DEFINED TERMS AND HEADINGS.  The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.  Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, board of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them.  Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be.  In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several.  The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors,

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administrators and permitted assigns, according to the context hereof.  The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas.  Tenant hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises and Tenant’s Proportionate Share shown on the Reference Page.

34.                                 TENANT’S AUTHORITY.  If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the State of Illinois, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions.  If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the State of Illinois and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions.  Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

35.                                 ENFORCEABILITY.  If for any reason whatsoever any of the provisions of this Lease shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

36.                                 COMMISSIONS.  Each of the parties:  (a) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page; and (b) indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including attorneys’ fees) incurred as a result of any alleged breach of the foregoing warranty by it.

37.                                 TIME AND APPLICABLE LAW.  Time is of the essence of this Lease and all of its provisions.  This Lease shall in all respects be governed by the laws of the State of Illinois.

38.                                 SUCCESSORS AND ASSIGNS.  Subject to the provisions of Article 10, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

39.                                 ENTIRE AGREEMENT.  This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations.  There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

40.                                 EXAMINATION NOT OPTION.  Submission of this Lease shall not be deemed to be a reservation of the Premises.  Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the

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Premises to other prospective tenants.  Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5 of this Lease, the first month’s rent as set forth in Article 3 of this Lease and any sum owed pursuant to this Lease.

41.                                 RECORDATION.  Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

42.                                 LIMITATION OF LANDLORD’S LIABILITY.  Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the property of which the Premises are a part.  The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

43.                                 RIGHT OF FIRST OFFER.

So long as this Lease is in full force and effect and free of any default on the part of Tenant hereunder, Tenant shall have the right to lease the portion of the 20th floor of the Building that is currently immediately contiguous to the Premises as shown on Exhibit A-1 attached hereto (the “Option Premises”).  Except for any renewals or expansion rights of existing tenancies in the Building, Landlord agrees that prior to leasing the Option Premises to others, Landlord shall first give Tenant written notice that such space is or will become available.  Such notice shall specify the rate of rent, which rate shall be the same rate that Landlord will in good faith offer the Option Premises to third parties, the effective date (the “Effective Date”) and other terms and provisions upon which Landlord is willing to add the Option Premises to the Premises leased by this Lease for the balance of the Initial Term and any Renewal Term hereof.  Thereupon Tenant shall have and is hereby granted the right and option, to be exercised only by written notice given to Landlord within ten (10) days after the date of Landlord’s notice, to elect to add the Option Premises to the Premises leased by this Lease at the rate of rent and other terms and provisions specified in Landlord’s notice to Tenant; and upon timely giving of said notice, the Option Premises shall be so added to the Premises as of the Effective Date; all provided, however, that both at the date of Tenant’s notice and at the Effective Date, this Lease is in full force and effect and free of any default on the part of Tenant hereunder.  In the event that Tenant elects to lease the Option Premises, Landlord shall be under no obligation to construct improvements in the Option Premises and Tenant agrees that the Option Premises shall be delivered “as is”.  In the absence of timely notice from Tenant, Landlord shall have the right to lease the Option Premises to such party or parties upon and subject to such rates, period of time and other terms and provisions as Landlord shall elect, and Landlord shall not again be required to offer that available space to Tenant before so leasing it to others.

44.                                 TERMINATION OPTION.

44.1.                        Provided Tenant shall not have expanded the Premises or exercised its Right of First Offer as set forth in Article 43 above, and provided Tenant shall not have taken any other

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additional space in the Building or in 150 S. Wacker Drive, and subject as herein provided, Tenant shall have and is hereby granted the following option (“Termination Option”) to cancel and terminate this Lease as of June 30, 2001 (the “Effective Date”), but only by giving written notice of such election, to Landlord not later than September 30, 2000, which notice must be accompanied by a termination payment equal to the amount computed in accordance with the provision of Section 44.2.  If Tenant fails to give said notice and make said payment by said date, Tenant will be conclusively deemed to have waived this Termination Option.

44.2.                        Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full remaining Initial Term of this Lease for amortization, including an interest factor of ten (10%) percent per annum, of the Concession Amount.  For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts expended by Landlord under the Work Letter to this Lease (Exhibit B hereof), for brokers’ commissions incurred in connection with this Lease.  Accordingly, Tenant agrees that the termination payment referred to in Section 44.1 above shall be equal to the amount (“Unamortized Amount”) of the Concession Amount determined in the same manner as the remaining principal balance of a 10% mortgage payable in level monthly payments over the same length of time, from the effectuation of the Concession Amount calculated to the end of the full Initial Term of this Lease, would be determined.  To illustrate, according to a standard mortgage amortization table, the principal amount outstanding at the end of the fifth year of a loan for $100,000.00, payable in level monthly payments with interest at 10% over ten years, will be $63,042.96, assuming all payments to that point are made as due.

44.3.                        The Termination Option shall be and is subject to and may be exercised only if both at the date of Tenant’s notice and at the Effective Date this Lease shall be in full force and effect, free of any monetary or material other default on the part of Tenant hereunder.

45.                                 OPTION TO RENEW.

45.1.                        Provided Tenant currently has no uncured default of any obligation, covenant or condition of this Lease, Tenant shall have the option to renew the Term for [***] following the Termination Date indicated on the Reference Page ([***] immediately following the Termination Date is the “Renewal Term”).  The option to renew the Lease for the Renewal Term must be exercised in a written notice thereof by Tenant which must be delivered to Landlord at least [***] to the Termination Date.  If the required notice to renew the Lease for the Renewal Term is not delivered by said [***] date, Tenant will be conclusively deemed to have waived this option to renew.

45.2.                        The rent during the Renewal Term shall be equal to the then Market Rent (as defined hereinafter) for the Premises.  Written notice of Landlord’s determination of Market Rent shall be sent to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s notice to renew for the Renewal Term.  Unless Tenant sends Landlord a written notice within thirty (30) days after Tenant’s receipt of said determination withdrawing its exercise of its option to renew, Landlord’s determination of rent shall be conclusively binding upon the parties for the Renewal Term.  If Tenant does send Landlord such written withdrawal within said thirty (30) day period, then Tenant will be conclusively deemed to have waived said option to renew.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatement has been requested with respect to the omitted portions.

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45.3.                        “Market Rent” shall mean the annual rental rate then being charged by similar buildings in the area for improved space comparable to the Premises and for licenses to operate rooftop Antennae (as hereinafter defined) for leases commencing on or about the time of the applicable renewal period, taking into consideration use, location and floor level within the applicable building, the location, quality, age and reputation of the building, the definition of rentable area or net rentable area, as the case may be, with respect to which such rental rates are computed, comparative leasehold improvement, rental concessions and abatements, lease assumptions or take-overs, moving expenses, the term of the lease under consideration and the extent of services provided thereunder, applicable distinctions between “gross” leases and “net” leases, base year figures for escalation purposes, other adjustments (including, by way of example, indexes) to base rental, and any other relevant term or condition in making such evaluation.

46.                                 LICENSE TO USE ROOFTOP SPACE.

46.1                           Landlord hereby grants to Tenant a license (the “License”) to:  (1) maintain and operate four (4) parabolic dish antennae (herein singularly called “Antenna” and collectively called the “Antennae”) on the roof of the Building; and (2) use, in common with others, common utility conduits and shafts currently in place within the Building and connecting the Premises to the Antennae (the locations for the Antennae and the common utility shafts and conduits being herein collectively called the “Equipment Space Area”), for the purpose of installing, operating, and maintaining the Antennae, and for connecting the Antennae to the Premises by means of coaxial or other wire or cable through the Equipment Space Area.  Tenant understands that Landlord shall designate the portions or areas of the Building to be used as Equipment Space Area.  Tenant’s use of the space for the Antennae licensed hereunder shall be exclusive, but Tenant’s use of the other Equipment Space Area shall be nonexclusive, and Landlord shall at all times have access to such Equipment Space Area for the purpose of operating, maintaining, repairing, or improving the Building, and Landlord may grant licenses to other tenants in the Building or others to use portions of the Equipment Space Area, other than the space for the Antennae licensed hereunder, so long as such use does not unreasonably interfere with Tenant’s use as permitted herein.

46.2.                        Tenant agrees to pay to Landlord, as a license fee for Tenant’s use of the Equipment Space Area, a monthly sum equal to [***] for each antennae referenced above (herein called the “Base License Fee”).  The Base License Fee, if any, is payable monthly, in advance, commencing on the Commencement Date of the Lease, and thereafter on the first date of each month during the term hereof.  A Base License Fee for any additional antennae (“Additional Antennae”) licensed hereunder shall be agreed to by Landlord and Tenant when and if Landlord grants Tenant permission to install Additional Antennae.

46.3.                        In addition to the Base License Fee, if any, Tenant shall pay to Landlord, as additional rent, on a monthly basis, the actual costs incurred by Landlord in furnishing electric power for the operation of the Antennae.  Landlord and Tenant agree that Landlord shall install a meter to monitor Tenant’s use of electricity furnished by Landlord in the operation of the Antennae.  All amounts due under this Article shall constitute additional rent for purposes of this Lease.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatement has been requested with respect to the omitted portions.

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46.4.                        The term of this license shall be coterminous with the Initial Term of this Lease.  All of the Antennae installed in the Equipment Space Area shall be and remain the property of Tenant, and Tenant shall, prior to the expiration or termination of the Lease, remove the Antennae (including all installation and anchoring hardware) and, if requested by Landlord, any cabling and other equipment used by Tenant in connection with the Antennae, and Tenant shall surrender the Equipment Space Area in substantially the same condition existing prior to the installation of the Antennae.  Tenant shall be liable for, and shall promptly reimburse Landlord for, the cost of repairing all damage done to the Building by such removal, including filling and sealing any holes or cavities left by the removal of installation or anchoring hardware.

46.5.                        Should Landlord agree to the installation of Additional Antennae by Tenant, Tenant shall, at its sole cost and expense, and at its sole risk, install the Additional Antennae and related cabling and other equipment in a good and workmanlike manner, and in compliance with all building, electric, communications, and safety codes, ordinances, standards, regulations and requirements of the municipal, state and Federal Governments, including, without limitation, the Federal Communications Commission (the “FCC”) or any successor agency having jurisdiction over radio or telecommunications.  Tenant shall deliver to Landlord Tenant’s plans and specifications for the installation of the Additional Antennae for review and approval by Landlord’s engineer not less than thirty (30) days prior to commencing installation of the Additional Antennae.  Tenant shall not commence installation of the Additional Antennae without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), and all phases of the installation shall be under the direct supervision of Landlord.  In no event shall Tenant’s installation of the Additional Antennae damage the Building or existing structures on the Building, or interfere with the maintenance of the Building, any system currently serving the Building, or any radio or telecommunications equipment currently being operated from the Building.  Tenant shall notify Landlord upon completion of the installation of the Additional Antennae, and Landlord shall have ten (10) days after installation of the Additional Antennae in which to inspect the installation.  Tenant shall not commence operation of the Additional Antennae until Landlord has approved the installation.  Tenant’s review and approval of the plans and specifications for the installation of the Additional Antennae and Landlord’s supervision and inspection of such installation shall not be construed in any way as approval by Landlord of the adequacy or safety of the installation of the Additional Antennae or a waiver of any of Landlord’s rights hereunder, and Tenant shall be solely responsible for the adequacy and safety of the installation and operation of the Additional Antennae and solely liable for any damages or injury arising out of such installation and operation.  Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Building caused by such installation.  The Additional Antennae shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes.  Landlord shall not be liable to Tenant for any stoppages or shortages of electrical power furnished in the Equipment Space Area because of any act, omission, or requirement of the public utility serving the Building, or the act or omission of any other tenant, licensee, or contractor of the Building, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any abatement or offset of the Base License Fee for any such stoppage or shortage of electrical power.  Notwithstanding the foregoing, Landlord acknowledges that Tenant has already installed four (4) Antennae at the Building.

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46.6.                        Landlord agrees that Tenant shall have continuous access to the Equipment Space Area for the purpose of installing, operating, maintaining, repairing, and removing the Antennae, provided, however, that such access shall be limited to authorized engineers of Tenant, or persons under their direct supervision.  Tenant shall deliver to Landlord a list of Tenant’s authorized representatives, repair, maintenance, and engineering personnel prior to any access to the Equipment Space Area, and those persons shall be required to sign in and out with Landlord’s security personnel when entering or exiting the Equipment Space Area.  Landlord shall have no responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance, and engineering personnel while in any part of the Building or the Equipment Space Area, it being understood and agreed that Tenant shall be solely liable for any injury to or death of any such person from any cause resulting from the installation, operation, maintenance, repair, inspection, use, or removal of such equipment by Tenant or its agents, employees, representatives, contractors, or invitees.

46.7.                        Tenant shall operate the Antennae in strict compliance with Landlord’s rules and regulations, now or hereafter promulgated, and all applicable statutes, codes, rules, regulations, standards, and requirements of all Federal, state, and local governmental boards, authorities, and agencies, including, without limitation, the FCC.  Tenant, prior to installing the Additional Antennae, shall have, and, shall deliver to Landlord copies of, all required permits, licenses, and consents to install and operate the Additional Antennae.  The installation, operation, and maintenance of the Additional Antennae shall at all times strictly comply with the technical standards approved by Landlord.  The operation of the Antennae shall not interfere with the maintenance or operation of the Building, or any system now or hereafter serving the Building, or the operation of any existing radio, microwave, satellite, or telecommunications equipment operated on or from the Building.  In the event that the operation of the Antennae would violate any of the terms or conditions of this subparagraph (g), Tenant agrees to either cure such violation or suspend operation of the Antennae within forty-eight (48) hours after notice from Landlord of such violation, and not to resume operation of the Antennae until such operation is in strict compliance with all of the requirements of this subparagraph (g).  In the event Tenant refuses to either cure such violation or suspend operation of the Antennae when so notified by Landlord, or in the event of an emergency, Landlord shall have the right to either cure such violation or suspend the supply of electric power to the Antennae, and Landlord shall have no liability to Tenant, and Tenant shall have no right to an abatement or offset of Base License Fees, for such suspension.

46.8.                        During the term hereof, Landlord reserves the right to Lease space in the Building, and to grant license for space on the roof of the Building, for the operation of radio, microwave, satellite, and telecommunications equipment by other tenants and licensees; provided, however, that such other equipment (exclusive of the equipment now situated on the roof of the Building) shall not hinder or interfere with tenants installation, operation, maintenance, or repair of the antennae.

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LANDLORD:		TENANT:

RREEF USA FUND-I HARTFORD PLAZA		TOWNSEND ANALYTICS,
INC., a Delaware corporation		LTD., an Illinois corporation

By: RREEF Management Company,
A California corporation

By:	/s/ Charmaine Ali	By:	/s/ MarrGwen Townsend

Title:	General Manager	Title:	Vice President

Date:	6/10/1996	Dated:	6/7/1996

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EXHIBIT A

Attached to and made a part of Lease bearing the
Lease Reference Date of June 3, 1996 between
RREEF USA FUND-I HARTFORD PLAZA, INC., as Landlord and
TOWNSEND ANALYTICS, LTD., as Tenant
Suite 2040, 100 South Wacker Drive
Chicago, Illinois 60606

PREMISES

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord’s rights set forth in Section 18.3 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

[Graphics]
9,166 Square feet
(Approximate Configuration)

EXHIBIT A-1

Attached to and made a part of Lease bearing the
Lease Reference Date of June 3, 1996 between
RREEF USA FUND-I HARTFORD PLAZA, INC., as Landlord and
TOWNSEND ANALYTICS, LTD., as Tenant
Suite 2040, 100 South Wacker Drive
Chicago, Illinois 60606

OPTION PREMISES

Exhibit A-1 is intended only to show the general layout of the Option Premises as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord’s rights set forth in Section 18.3 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

[Graphics]

EXHIBIT B

Attached to and made a part of Lease bearing the
Lease Reference Date of June 3, 1996 between
RREEF USA FUND-I HARTFORD PLAZA, INC., as Landlord and
TOWNSEND ANALYTICS, LTD., as Tenant
Suite 2040, 100 South Wacker Drive
Chicago, Illinois 60606

WORK LETTER

The undersigned, Landlord and Tenant, respectively, are executing simultaneously with this Work Letter a written Lease covering premises (the “Premises”) as described in the Lease and hereby attach this Work Letter to said Lease as Exhibit B thereto.  Any defined term used in this Exhibit B which is not defined herein shall have the meaning provided for such term in the Lease.

In consideration of the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

I.                                         Landlord Work and Plans

A.                                   Landlord agrees to do the Work (“Landlord Work”) as shown on the drawings and specifications prepared by ASD, Inc. (the “Architect”) and ESD, the engineer dated 5/8/1996 (the “Working Drawings”), a copy of which is attached to this Work Letter as Schedule B-1, excluding any Tenant furnishings, fixtures, equipment, communications and data cabling, in electrical/data connections to Tenant’s furniture panels and systems.

B.                                     Any subsequent modifications, provisions or changes to the Working Drawings are expressly subject to Landlord’s prior written approval.

II.                                     Improvements

A.           Landlord shall pay for all costs and expenses incurred in connection with the installation and construction of the improvements specified in the approved Working Drawings.  If Tenant later requests changes, Tenant will pay the net increase in cost of the improvements as a result of such changes.

III.                                 Tenant’s Extra Work

If Tenant requests Landlord to do any work in connection with the Premises other than the Landlord Work, or Tenant requests any modifications or changes to the Landlord Work after approval of the Working Drawings and budget therefor which increases the cost to Landlord, and Landlord, in its sole discretion, approves of such other work in writing and (such other work is hereinafter referred to as “Tenant’s Extra Work”), the following terms, conditions, agreements, and procedures shall be applicable:

A.                                   Tenant shall, at its sole cost and expense, cause the Architect to prepare and submit to Landlord, on or before the date construction commences (the “Plans Due Date”), all necessary drawings, plans, and specifications covering the proposed Tenant’s Extra Work (such drawings, plans and specifications are hereinafter referred to as “Tenant’s Extra Work Plans”).

B.                                     Landlord agrees to cause Tenant’s Extra Work to be constructed, provided that Tenant’s Extra Work Plans are acceptable to Landlord and approved in writing by Landlord, that the timing of Tenant’s Extra Work must be coordinated with scheduling of the Landlord’s Work, and that Tenant has complied with all applicable provisions, terms and conditions of this Work Letter.

C.                                     All such Tenant’s Extra Work shall be done at Tenant’s sole cost and expense.  Prior to commencing any of Tenant’s Extra Work, Landlord shall submit to Tenant for Tenant’s approval a written estimate of the cost of Tenant’s Extra Work (hereinafter called the “Estimate”).  If Tenant fails to approve any Estimate in writing within three (3) business days of its submission to Tenant, the Estimate shall be deemed disapproved and Landlord shall not be obligated to proceed with Tenant’s Extra Work, and Landlord may complete construction of the Landlord Work.  If Tenant approves the Estimate, Landlord may require Tenant to deposit the amount of the Estimate with Landlord within three (3) business days after Landlord’s written request therefor.  Such deposit shall be held as security for the payment of, and shall be credited, without interest, against the sums payable by Tenant under this Work Letter.

D.                                    If Tenant shall request any modifications, revisions or changes to the Tenant’s Extra Work at any time and from time to time, it shall follow the same procedure herein prescribed for the initiation, approval and commencement of the Tenant’s Extra Work in each such case.

E.                                      Tenant agrees to pay to Landlord the following sum for Tenant’s Extra Work:

1.       All costs and expenses pertaining to Tenant’s Extra Work, subcontractors and general and other conditions, costs and expenses, and

2.       An overhead charge of ten percent (10%) of the total of all such costs under paragraph III. E. 1. hereof.

Tenant shall pay to Landlord within fifteen (15) days after being billed therefor, at any time and from time to time, the amount of such costs, expenses and charges for Tenant’s Extra Work set forth in such billings, which amounts shall be treated as additional rent under the Lease.

IV.                                 Completion of the Work, Tenant’s Acts or Omissions, and Defaults

A.                                   Landlord shall commence construction of the Landlord Work and shall tender to Tenant the Premises substantially completed on or prior to the Scheduled Commencement Date of the Lease, subject only to ordinary punch list items.  Tenant shall deliver a list of such punch list items, if any, within twenty (20) days of Tenant’s occupancy of the Premises and Landlord shall complete such punch list within forty-five (45) days overreaching written agreement on such punch list items with Tenant.  Landlord’s obligation to tender the Premises substantially completed on the Scheduled Commencement Date is subject to acts and events beyond Landlord’s control, including but not limited to acts of God, strikes and other occurrences of “force majeure.”  During construction of the Landlord Work, Landlord shall use its best efforts to apprise Tenant of the construction schedule for the Landlord Work.  In the event that the Premises are not in fact substantially completed according to such schedule, Landlord shall have a reasonable time after such date in which to take such corrective action as Landlord deems necessary and shall notify Tenant as soon as it deems such corrective action, if any, has been completed so that the Premises are ready for occupancy.

B.                                     Notwithstanding anything in the Lease to the contrary, if Tenant is not in default hereunder or under the Lease, Tenant obligation to pay rent under the Lease shall not commence until Landlord shall have substantially completed the Landlord Work; provided, however, that if Landlord shall be delayed in substantially completing the Premises as a result of any act or omission by Tenant, its agents, employees, representatives or contractors, or any one or more of them including, without limitation, the following:

1.                                       Tenant’s failure to approve any Estimate within three (3) business days of its submission to Tenant; or

2.                                       Tenant’s failure to furnish to Landlord Tenant’s Extra Work Plans by the required date; or

3.                                       Tenant’s failure to pay amounts or deposit any Estimate required hereunder within the period set forth herein; or

4.                                       Tenant’s request for any materials, finishes, or installations other than as specified in the Working Drawings; or

5.                                       Tenant’s request that Landlord delay or not construct the Landlord Work or Tenant’s Extra Work in all or part of the Premises; or

6.                                       Tenant’s delay in supplying Landlord or Architect with any requested information; or

7.                                       Tenant’s changes at any time or from time to time in any one or more of the following:  Landlord Work, Tenant’s Extra Work, the Working

Drawings or Tenant’s Extra Work Plans, regardless of Landlord’s approval of any such changes; or

8.                                       The performance or completion by Tenant, for any person or entity employed by Tenant, of any work on or about the Premises including, without limitation, any disharmony or interference caused by such performance or completion as further described in paragraph V. A. hereof; or

9.                                       Any other act or omission by Tenant or any of its agents, employees, representatives or contractors;

then, in any such event, the commencement of the term of the Lease in the payment of rent thereunder shall not be affected or deferred on account of such delay notwithstanding that the Landlord Work and/or the Tenant’s Extra Work may not be substantially completed.  The cost of any changes and/or additions made to the Landlord Work, Tenant’s Extra Work, the Working Drawings, or Tenant’s Extra Work Plans at the request of Tenant after Landlord and Tenant have agreed on the Working Drawings or Tenant’s Extra Work Plans, including but not limited to the actual cost of such changes or additions, the cost of any revisions to the Working Drawings or Tenant’s Extra Work Plans, and the cost of any delays in construction resulting from any Tenant requested changes, all as determined by Landlord in its sole discretion, whether or not such changes are finally agreed to, together with ten percent (10%) of such costs for Landlord’s overhead, shall be paid by Tenant upon Landlord’s presentation of a bill therefor or as herein required, and such amount shall be treated as additional rent under the Lease.

B.                                     If Tenant shall fail to comply with any term, provision or agreement here under or if Landlord and Tenant fail to reach agreement on Tenant’s Extra Work Plans within fifteen (15) days after the submission thereof to Landlord, and if any such matter is not remedied or resolved to Landlord’s satisfaction within fifteen (15) days following written notice to Tenant, then, in addition to any other remedies granted Landlord under the Lease in the case of default by Tenant and any remedies provided for elsewhere in this Work Letter or available at law or equity, Landlord may elect, upon notice to Tenant, to:  (1) discontinue all work hereunder, and Tenant’s obligation to pay rent shall commence as of the Commencement Date set forth in the Lease, without any abatement on account of any delay in connection with any work relating to the Premises, (2) complete the construction of the Landlord Work pursuant to the Working Drawings as approved by Landlord and Tenant or complete any work which Landlord and Tenant have agreed to in writing, tendering possession to Tenant upon substantial completion thereof, the date of such tender being deemed to be the Commencement Date under the Lease, and charge Tenant for the additional costs of completing the electrical, plumbing, office partitions and other work, the plans and specifications for which have not been agreed to by Landlord and Tenant, which amount shall be paid by Tenant to Landlord as additional rent prior to any such work commencing, or (3) cancel the Lease, effective fifteen (15) days after Tenant receives notice thereof, without incurring any liability on account thereof and the term granted under the Lease is expressly limited accordingly.  If Landlord cancels the Lease pursuant to the terms hereof or as a result of Tenant’s default under the Lease, such cancellation shall not affect Tenant’s liability for any sums payable hereunder.

V.                                     Tenant’s Access to the Premises

A.                                   After receipt of written notice from Tenant requesting access to the Premises, Landlord, in its sole discretion, may permit Tenant and Tenant’s agent’s or contractors to enter the Premises prior to the Commencement Date specified in the Lease in order that Tenant may do other approved work or alterations as may be required by Tenant to make the Premises ready for Tenant’s use and occupancy.  If Landlord permits such prior entry, then such license shall be subject to the condition that Tenant and Tenant’s agents, contractors, workmen, mechanics, suppliers, and invitees shall work in harmony and not interfere with Landlord and its agents and contractors in doing their work in the Building or with other tenants and occupants of the Building.  If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon twenty-four (24) hours written notice to Tenant (or immediately in case of emergency or condition causing or likely to cause harm to person or property) and any further prior entry shall be prohibited.  Tenant agrees that any entry into and any occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay rent, and further agrees that to the extent permitted by law, Landlord and its principals, employees and agents shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant’s work and installations made in the Premises, or loss or damage to property placed therein, the same being at Tenant’s sole risk.  Tenant agrees to protect, defend, indemnify, and save harmless Landlord and its principals, employees and agents from all liabilities, costs, damages, fees and expenses (including reasonable attorneys’ fees and expenses) arising out of or connected with the activities of Tenant or its agents, contractors, workmen, mechanics, suppliers and invitees in or about the Premises or the Building.

B.                                     In addition to any other conditions or limitations on such license to enter the Premises prior to the said Occupancy Date, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers, or invitees shall enter the Premises prior to the date they are tendered by Landlord unless and until each of them shall furnish such assurances to Landlord, including but not limited to, insurance coverages, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to protect Landlord against any loss, casualty, liability, liens or claims.

VI.                                 Miscellaneous

A.                                   Tenant expressly assumes the responsibility and obligation of supplying Landlord and Architect with all information concerning Tenant’s requirements with respect to the Landlord Work and Tenant’s Extra Work and when requested by any of them.

B.                                     The Landlord Work and Tenant’s Extra Work, if any, shall be done by the contractors and subcontractors designated by Landlord, in accordance with the terms, conditions and provisions herein contained.

C.                                     Except as set forth in Paragraph I. A. hereof, Landlord has no other agreement with Tenant and has no obligation to do any work with respect to the Premises.  Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense in accordance with the terms and provisions herein set forth pertaining to Tenant’s Extra Work and such additional requirements as Landlord deems necessary or desirable.

D.                                    All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies.  All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

E.                                      Time is of the essence under this Work Letter.

F.                                      Any person signing this Work Letter on behalf of the Tenant represents and warrants that he/she has the express authority of the Tenant to do so.  Any person signing this Work Letter on behalf of Landlord represents and warrants that he/she has the express authority of Landlord to do so.

G.                                     The terms and provisions of the Lease are hereby incorporated herein by reference and made a part hereof, but none of the terms or provisions contained herein shall be interpreted to modify or amend the Lease, except as provided in Paragraph IV hereof.  This Work Letter shall not be deemed applicable to any additional office space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

H.                                    This Work Letter shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

I.                                         This Work Letter shall in all respects be governed by the laws of Illinois.

LANDLORD:		TENANT:
RREEF USA FUND-I HARTFORD		TOWNSEND ANALYTICS, LTD.,
PLAZA, INC.,		an Illinois corporation
a Delaware corporation

By: RREEF Management Company, a California corporation

By:	/s/ Charmaine Ali	By:	/s/ MarrGwen Townsend

Title:	General Manager	Title:	Vice President

Date:	6/10/1996	Dated:	6/7/1996

SCHDULE B-1

[Working Drawings Prepared by ASD, Inc. dated 5/8/1996]

EXHIBIT C

Attached to and made a part of Lease bearing the
Lease Reference Date of June 3, 1996
RREEF USA FUND-I HARTFORD PLAZA, INC., as Landlord and
TOWNSEND ANALYTICS, LTD., as Tenant
Suite 2040, 100 South Wacker Drive
Chicago, Illinois 60606

RULES AND REGULATIONS

1.                                       No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord.  Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor chosen by Landlord.  In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2.                                       If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3.                                       Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building.  The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.  No tenant and no employee or invitee of any tenant shall go upon the roof of the Building without Landlord’s prior consent.

4.                                       The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5.                                       All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord.  Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.  Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or from any damage to any Tenant’s property by the janitor or any other employee or any other person.

6.                                       Landlord will furnish Tenant free of charge with two keys to each door in the Premises.  Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises.  Tenant, upon the termination of its tenancy, shall deliver to the Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.                                       If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

8.                                       No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

9.                                       Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building.  Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute to weight.  Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.  Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10.                                 Tenant shall not use any method of sheeting or air conditioning other than that supplied by Landlord.  Tenant shall not waste electricity, water or air conditioning.  Tenant shall keep corridor doors closed.

11.                                 Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified.  Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.  Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

12.                                 Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets and underwater apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises.  Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

13.                                 The toilet rooms, toilet, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

14.                                 Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

15.                                 Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises.  Tenant shall not cut or bore holes for wires.  Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

16.                                 Tenant shall not install, maintained or operate upon the Premises any vending machine.

17.                                 Tenant shall store all its trash and garbage within its Premises.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

18.                                 No cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19.                                 Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve.  Tenant shall not bring any other vehicles of any kind into the Building.

20.                                 Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

21.                                 The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

22.                                 Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules And Regulations against any or all of the tenants of the Building.

23.                                 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

24.                                 Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building.  Tenant agrees to abide by all such rules and regulations in this Exhibit C stated in any additional rules and regulations which are adopted.

25.                                 Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

FIRST AMENDMENT TO LEASE

THIS AMENDMENT, dated as of the 20th day of December, 1996, between RREEF USA FUND-I HARTFORD PLAZA, INC., a Delaware corporation, (“Landlord”) and TOWNSEND ANALYTICS, LTD., an Illinois corporation, (“Tenant”) for the premises located in the City of Chicago, County of Cook, State of Illinois, commonly known as Suite 2040, 100 South Wacker Drive.

1.                                       RECITALS.

Landlord and Tenant, being parties to that certain Office Lease with a Lease Reference Date of June 3, 1996 (the “Lease”), hereby express their mutual desire and intent to modify the rentable square footage of the Premises and the Rent due under the Lease and amend by this writing those terms, covenants and conditions contained in the Reference Page and Article 3 (“Rent”), delete Exhibit A, and add Exhibit A-1, all as hereinafter provided.

2.                                       AMENDMENTS.

A.           Effective March 1, 1997, the “Reference Page” is hereby amended as follows:

PREMISES RENTABLE AREA:	approximately 9,939 sq. ft.

TERMINATION DATE:	August 31, 2003

INITIAL ANNUAL RENT (Article 3):	$13,752.00

INITIAL MONTHLY INSTALLMENT
OF ANNUAL RENT (Article 3):	$5,068.42

INITIAL ESTIMATED MONTHLY
INSTALLMENTS OF RENT
ADJUSTMENTS FOR DIRECT
EXPENSES (Article 4):	$4,928.09

INITIAL ESTIMATED MONTHLY
INSTALLMENTS OF RENT
ADJUSTMENTS FOR TAXES (Article 4):	$4,803.85

TOTAL INITIAL MONTHLY
INSTALLMENTS OF RENT (Articles 3 & 4):	$14,800.36

TENANT’S PROPORTIONATE SHARE:	1.8674% (9,939/532,233 rsf)

B.             Section 3.1 is hereby amended as follows:

The rate of Annual Rent and the Monthly Installments thereof to be in effect throughout the Term of this Lease shall be as follows:

Period	Annual Rent		Monthly Rent

3/1/97-8/31/97	$30,410.52	*	$5,068.42
9/1/97-8/31/98	$65,790.48		$5,482.54
9/1/98-8/31/99	$70,760.04		$5,896.67
9/1/99-8/31/00	$75,729.48		$6,310.79
9/1/00-8/31/01	$80,699.04		$6,724.92
9/1/01-8/31/02	$85,668.60		$7,139.05
9/1/02-8/31/03	$90,638.04		$7,553.17

       * for a period of six months

C.             Exhibit A is hereby deleted in its entirety, and Exhibit A-2 (attached to this First Amendment and made a part hereof) is hereby inserted in lieu thereof.

D.            The parties agree and acknowledge that Landlord’s obligations under Exhibit B (“WORK LETTER”) have been previously satisfied in full.

E.              Exhibit B-1, attached to this First Amendment and made a part of the Lease.

3.                                       INCORPORATION.

Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.

Redress for any claims against Landlord under this Lease shall only be made against Landlord to the extent of Landlord’s interest in the property to which the leased premises are a part.  The obligations of Landlord under this Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first written above.

LANDLORD:		TENANT:

RREEF USA FUND-I HARTFORD		TOWNSEND ANALYTICS, LTD
PLAZA, INC., a Delaware corporation		an Illinois corporation
By: RREEF Management Company,
a California corporation

By:	/s/Charmaine Ali	By:	/s/MarrGwen Townsend
Title:	VP / Gen. Mgr.	Title:	Vice President

SECOND AMENDMENT TO LEASE

THIS AMENDMENT, dated as of the 17th day of July, 1997, between RREEF USA FUND-I HARTFORD PLAZA, INC., a Delaware corporation, (“Landlord”) and TOWNSEND ANALYTICS, LTD. (“Tenant”) for the premises located in the City of Chicago, County of Cook, State of Illinois, commonly known as Suite 2040, 100 South Wacker Drive.

1.                                       RECITALS.

Landlord and Tenant, being parties to that certain Office Lease with a Lease Reference Date of June 3, 1996 (the “Lease”), as amended by the First Amendment to Lease dated December 20, 1996, hereby express their mutual desire and intent to increase the rentable square footage of the Premises and the Rent due under the Lease, and amend by this writing those terms, covenants and conditions contained in the Reference Page, Article 3 (“RENT”), Article 4 (“RENT ADJUSTMENTS”), Exhibit A (“PREMISES”) and Exhibit B (“INITIAL ALTERATIONS”), and add Exhibit A-1 (“PREMISES”) and Exhibit B-1  (“INITIAL ALTERATIONS”), all as hereinafter provided.

2.                                       AMENDMENTS.

A.                                   Effective on the earlier of September 1, 1997 or the date that the approved Tenant Improvement work in Suite 2012 is substantially completed (said earlier date is the “Effective Date”), the “Reference Page” is hereby amended to read as follows:

PREMISES IDENTIFICATION:                           Suite Numbers 2040 and 2012 (for outline of Premises see Exhibit A for Suite 2040 and Exhibit A-1 for Suite 2012 attached to this Lease and made a part of this Lease by this reference)

PREMISES RENTABLE AREA:

Suite 2040                                                                                                                  Approximately 9,939 sq.  ft.

Suite 2012                                                                                                                  Approximately 3,241 sq.  ft.

INITIAL ANNUAL RENT

(Article 3):

Suite 2040                                                                                                                     [***]

Suite 2012                                                                                                                  $21,876.72

INITIAL MONTHLY

INSTALLMENT OF BASE

RENT (Article 3):

Suite 2040                                                                                                                     [***]

Suite 2012                                                                                                                  $1,823.06

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INITIAL ESTIMATED

MONTHLY INSTALLMENTS

OF RENT ADJUSTMENTS

FOR DIRECT                               EXPENSES:

(Article 4)

Suite 2040                                                                                                                  [***]

Suite 2012                                                                                                                  $1,688.02

INITIAL ESTIMATED

MONTHLY INSTALLMENTS

OF RENT ADJUSTMENTS

FOR TAXES:

(Article 4)

Suite 2040                                                                                                                  [***]

Suite 2012                                                                                                                  $1,607.00

TOTAL INITIAL

INSTALLMENTS OF RENT:

(Articles 3 and 4)

Suite 2040                                                                                                                  [***]

Suite 2012                                                                                                                  $5,118.08

TENANT’ S PROPORTIONATE

SHARE:

Suite 2040                                                                                                                  1.8674% (9,939/532,233)

Suite 2012                                                                                                                  0.6089% (3,241/532,233)

SECURITY DEPOSIT                                                                                      NONE

B.             “3.  RENT” is hereby amended as follows:

Effective on the Effective Date, the Annual Rent and Monthly Installments of Base Rent payable for the balance of the Term shall be as follows:

Suite 2040

Period	Annual Rent	Monthly Installment

[***]	[***]	[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Suite 2012

Period	Annual Rent	Monthly Installment
9/1/97-8/31/98	$21,876.72	$1,823.06
9/1/98-8/31/99	$23,497.20	$1,958.10
9/1/99-8/31/00	$25,117.80	$2,093.15
9/1/00-8/31/01	$26,738.28	$2,228.19
9/1/01-8/31/02	$28,358.76	$2,363.23
9/1/02-8/31/03	$29,979.24	$2,498.27

C.                                     Article 47 (“TENANT ALLOWANCE”) is added to Lease as follows: “Landlord shall pay up to Forty-Eight Thousand, Six Hundred Fifteen and No/100 Dollars ($48,615.00) ($15.00/rsf) as a Tenant Allowance for construction of improvements approved by Landlord to be installed by Tenant in the portion of the Premises designated as Suite 2012.  Landlord may, at its option, pay said sum directly to the contractors or may reimburse said sum to Tenant, in either case upon completion of said installation and upon Landlord’s receipt of acceptable sworn statements and final lien waivers from the contractors; provided that Tenant has paid the entire balance of the construction cost for said improvements in excess of $48,615.00.

D.                                    Exhibit A-1 (“SUITE 2012”) attached hereto is hereby added to the Lease.

E.                                      Exhibit B (“INITIAL ALTERATIONS”) is deleted in its entirety and Exhibit B-1 (“INITIAL ALTERATIONS”) attached hereto is inserted in lieu thereof.

3.                                       INCORPORATION.

Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.

Redress for any claims against Landlord under this Lease shall only be made against Landlord to the extent of Landlord’s interest in the property to which the leased premises are a part.   The obligations of Landlord under this lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.

IN WITNESS WHEREOF, Landlord and Tenant have executed the amendment as of the day and year first written above.

LANDLORD:		TENANT:

RREEF USA FUND-I, INC.,		TOWNSEND ANALYTICS, LTD.
a Delaware corporation

By: RREEF Management Company, A California corporation

By:	/s/Charmaine Ali	By:	/s/MarrGwen Townsend

Title:	V.P./ Gen. Mgr.	Title:	Vice President

EXHIBIT A-1

Attached to and made a part of Lease bearing the

Lease Reference Date of June 3, 1996 between

RREEF USA FUND-I HARTFORD PLAZA, INC., as Landlord and

TOWNSEND ANALYTICS, LTD., as Tenant

SUITE 2012

Exhibit a-1 is intended only to show the general layout of the Suite 2012 as of the beginning of the Term of this Lease.   It does not in any way supersede any of Landlord’s rights set forth in Section 18.3 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.   It is not to be scaled; any measurements or distances shown should be taken as approximate.

[Graphics]

3241 square feet

(Approximate Configuration)

100 South Wacker Drive

Suite 2012

Chicago, Illinois 60606

EXHIBIT B-1

Attached to and made a part of Lease bearing the

Lease Reference Date of June 3, 1996 between

RREEF USA FUND-I HARTFORD PLAZA, INC., as Landlord and

TOWNSEND ANALYTICS, LTD., as Tenant

Suites 2040 and 2012, 100 South Wacker Drive

Chicago, Illinois 60606

INITIAL ALTERATIONS

The undersigned, Landlord and Tenant, respectively, are executing simultaneously with this letter agreement a written Lease covering premises (the “Premises”) as described in the Lease and hereby attach this Work Letter to said Lease as Exhibit B-1 thereto.  Any defined term used in this Exhibit B-1 which is not defined herein shall have the meaning provided for such term in the Lease.

In consideration of the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

I.                                         Landlord Work and Plans

A.                                   Landlord agrees to do the Work (“Landlord Work”) as shown on the working drawings and specifications prepared by ICL Interior Architecture dated June 25, 1997 (the “Working Drawings”), excluding any Tenant furnishings, fixtures, equipment and communications and data cabling.

B.                                     Tenant has approved the Working Drawings.

C.                                     The Schedule for preparation, bidding and award of the construction contract, and performance of the construction, shall be as follows:

Completion of Working Drawings	Complete
Engineering Review	Complete
Completion of Contract Documents/ Issued for Permit	Complete
Landlord Review	Complete
Receipt of Bids	Complete
Contract Award	7/16/97
Permit Received	7/16/97
Completion of Construction	9/1/97

D.                                     Any modifications, revisions or changes to the Plans are expressly subject to Landlord’s prior written approval.

E.                                      Tenant acknowledges that the agreed Improvement Allowance and preliminary construction ..budget were based solely upon the Working Drawings.  Accordingly, notwithstanding the final construction cost for the buildout of the tenant improvements to the Premises, Landlord shall not be required to pay more than a maximum amount of Forty-Eight Thousand Six Hundred Fifteen Dollars ($48,615.00) (equal to $15.00 psf) (the “Improvement Allowance”) for the Landlord Work, including all architectural, design, engineering and utility services, hoist fees and final cleaning.  Landlord may, at its option, pay said sum directly to the contractors or may reimburse said sum to Tenant, in either case upon completion of said installation and Upon Landlord’s receipt of acceptable sworn statements and final lien waivers from the contractors; provided that Tenant has paid the entire balance of the construction cost for said improvements.

F.                                     In determining the cost for all Landlord Work, Landlord will require its general contractor to obtain three (3) bids from each construction trade and to select the lowest qualified bidder from each such trade.  Within three (3) business days after Tenant’s receipt of said bids, Tenant shall deliver either its written approval of the bids, or its disapproval thereof together with a demand to rebid the Landlord Work or to have the architect redesign or respecify the Landlord Work so that it can be constructed at a lower cost.  In the event Tenant fails to deliver its written disapproval of the bids within said three (3) business day period, Tenant shall be conclusively deemed to have approved them.  If Tenant timely sends notice of its disapproval of the bids, the time required for such rebidding or redesigning or respecifying shall be deemed to be a Tenant Delay unless the reason for Tenant’s disapproval was, in Landlord’s reasonable opinion, the result of an error by Landlord in preparing bid specifications for the Premises.  The cost of any such redesigning or respecifying shall be paid by Tenant or may be charged against any unused balance of the Improvement Allowance.

G.                                    In rebidding the Landlord Work, Landlord will require its general contractor to obtain at least three (3) bids from each construction trade and to select the lowest qualified bidder from each such trade.  Tenant shall be deemed to have approved such bids.

II.                                     Tenant’s Extra Work

If Tenant requests Landlord to do any work in connection with the Premises other than the Landlord Work, or Tenant requests any modifications or changes to the Landlord Work after approval of the Working Drawings or Detailed Plans, and Landlord, in its sole discretion, approves of such other work in writing (such other work is hereinafter referred to as “Tenant’s Extra Work”), the following terms, conditions, agreements, and procedures shall be applicable:

A.                                   Tenant shall, at its sole cost and expense, cause the Landlord’s architects, designers, consultants and contractors (the “Consultants”) to prepare and submit to Landlord, on or before the date construction commences (the “Plans Due Date”), all necessary drawings, plans, and specifications covering the proposed Tenant’s Extra Work (such drawings, plans and specifications are hereinafter referred to as “Tenant’s Extra Work Plans”).

B.                                     Landlord agrees to cause the Tenant’s Extra Work to be constructed, provided that Tenant’s Extra Work plans are acceptable to Landlord and approved in writing by Landlord, that the timing of Tenant’s Extra Work must be coordinated with the scheduling of the original Landlord’s Work, and that Tenant has complied with all applicable provisions, terms and conditions of this Work Letter.

C.                                     All such Tenant’s Extra Work shall be done at Tenant’s sole cost and expense.   Prior to commencing any of Tenant’s Extra Work, Landlord shall submit to Tenant for Tenant’s approval a written estimate of the cost of Tenant’s Extra Work (hereinafter called (“Estimate”). If Tenant fails to approve any Estimate in writing within five (5) business days of its submission to Tenant, the Estimate shall be deemed disapproved and Landlord shall not be obligated to proceed with Tenant’s Extra Work but Landlord may complete the construction of the Landlord Work.  Landlord may require Tenant to deposit the amount of the Estimate with Landlord within five (5) business days after Landlord’s written request therefor.  Such deposit shall be held as security for the payment of, and shall be credited, without interest, against the sums payable by Tenant under this Work Letter.

D.                                     If Tenant shall request any modifications, revisions, or changes to the Tenant’s Extra Work at any time and from time to time, it shall follow the same procedure herein prescribed for the initiation, approval and commencement of the Tenant’s Extra Work in each such case.

E.                                       Tenant agrees to pay to Landlord the following sums for Tenant’s Extra Work:

1.                                       All costs and expenses pertaining to Tenant’s Extra Work, subcontractors and general and other conditions costs and expenses, and

2.                                       An overhead charge of ten percent (l0%) of the total of all such costs under Paragraph II.E.1 hereof.

Tenant shall pay to Landlord within fifteen (15) business days after being billed therefor, at any time and from time to time, the amount of such costs, expenses and charges for Tenant’s Extra Work set forth in such billings, which amounts shall be treated as additional rent under the Lease.

III.                                 Completion of the Work, Tenant’s Acts or Omissions, and Defaults

A.                                    Landlord shall give Tenant not less than ten (10) business days’ notice in writing of the date upon which Landlord proposes to tender the Premises as substantially completed and ready for occupancy.  In the event that the Premises are not in fact substantially completed and ready for occupancy on the date specified in such notice, Tenant shall notify Landlord in writing of its objections within five (5) business days after receipt of Landlord’s notice.  Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as Landlord deems necessary and shall notify Tenant in writing as soon as it deems such corrective action, if any, has been completed so that the Premises are completed and ready for occupancy.  In the event of any dispute as to when and whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of occupancy issued by the local governmental authority shall be conclusive evidence of such completion, effective on the date of the delivery of a copy of any such certificate to Tenant.

B.                                     Notwithstanding anything in the Lease to the contrary, if Tenant is not in default hereunder or under the Lease, Tenant’s obligation to pay rent under the Lease shall not commence until Landlord shall have substantially completed the Landlord Work and Tenant’s Extra Work; provided, however, that if Landlord shall be delayed in substantially completing the Premises as a result of any act or omission by Tenant, its agents, employees, representatives or contractors, or any one or more of them including, without limitation, the following;

1.                                       Tenant’s failure to furnish to Landlord either the Plans or the Tenant’s Extra Work Plans, or both of them, by the Plans Due Date; or

2.                                       Tenant’s failure to approve any Estimate within five (5) business days of their submission to Tenant; or

3.                                       Tenant’s failure to pay amounts or deposit any Estimate required hereunder within the period set forth herein; or

4.                                       Tenant’s request for any materials, finishes, or installations other than Landlord Work as shown on the Working Drawings; or

5.                                       Tenant’s request that Landlord delay or not construct the Landlord

Work or Tenant’s Extra Work in all or part of the Premises; or

6.                                       Tenant’s delay in supplying any of the Consultants with any requested information; or

7.                                       Tenant’s changes at any time or from time to time in any one or more of the following: Landlord Work, Tenant’s Extra Work, the Working Drawings or Detailed Plans, or Tenant’s Extra Work Plans, regardless of Landlord’s approval of any such changes; or

8.                                       The performance or completion by Tenant, or any person.  or entity employed by Tenant, of any work on or about the Premises including, without limitation, any disharmony or interference caused by such performance or completion as further described in Paragraph IV. A.  hereof; or

9.                                       Tenant’s direct purchase of materials; or

10.                                 Any other act or omission by Tenant or any of its agents, employees, representatives or contractors;

then, in any such event, the commencement of the term of the Lease and the payment of rent thereunder shall not be affected or deferred on account of such delay notwithstanding that the Landlord Work and/or the Tenant’s Extra Work may not be substantially completed.   The cost of any changes and/or additions made to the Landlord Work, Tenant’s extra Work, the Plans, or Tenant’s Extra Work Plans at the request of Tenant after Landlord and Tenant have agreed on the Plans or Tenant’s Extra Work Plans, Including but not limited to the actual cost of such changes or additions, the cost of any revisions to the Plans or Tenant’s Extra Work Plans, and the cost of any delays in construction resulting from any Tenant requested changes, all as determined by Landlord in its sole discretion, whether or not such changes are finally agreed to, together with ten percent (10%) of such costs for Landlord’s overhead, shall be paid by Tenant upon Landlord’s presentation of a bill therefor and such amount shall be treated as additional rent under the Lease.

C.                                     If Tenant shall fail to comply with any term, provision or agreement hereunder or if Landlord and Tenant fail to reach agreement of the Plans or Tenant’s Extra Work Plans within fifteen (15) business days after the submission thereof to Landlord, and if any such matter is not remedied or resolved to Landlord’s satisfaction fifteen (15) business days following written notice to Tenant, then, in addition to any other remedies granted Landlord under the Lease in the case of default by Tenant and any remedies provided for elsewhere in this Work Letter or available at law or equity, Landlord may elect, upon notice to Tenant, to: (1) discontinue all work hereunder, and Tenant’s obligation to pay rent shall commence as of the Commencement Date set forth in the Lease, without any abatement on account of any delay in connection with any work relating to the Premises, (2) complete the construction of the Landlord Work pursuant to the Plans as approved by Landlord and Tenant or complete any work which Landlord and Tenant have agreed to in writing, tendering possession to Tenant upon substantial completion thereof, the date of such tender being deemed to be the Commencement Date under the Lease, and charge Tenant for the additional costs of completing the electrical, plumbing, office partitions and other work, the plans and specifications for which have not been agreed to by Landlord and Tenant, which amount shall be paid by Tenant to Landlord as additional rent prior to any such work commencing, or (3) cancel the Lease, effective fifteen (15) business days after Tenant receives notice thereof, without incurring any liability on account thereof and the term granted under the Lease is expressly limited accordingly.  If Landlord cancels the ..Lease pursuant to the terms hereof or as a result of Tenant’s default under the Lease, such cancellation shall not affect Tenant’s liability for any sums payable hereunder.

IV.                                 Tenant’s Access to the Premises

A.                                   Landlord, in its sole discretion, may permit Tenant and Tenant’s agents or contractors to enter the Premises prior to the Commencement Date specified in the Lease in order that Tenant may do other approved work or alterations as may be required by Tenant to make the Premises ready for Tenant’s use and occupancy.  If Landlord permits such prior entry, then such license shall be subject to the condition that Tenant and Tenant’s agents, contractors, workmen, mechanics, suppliers, and invitees shall work in harmony and not interfere with Landlord and its agents and contractors in doing their work in the above building or with other tenants and occupants of the above building.   If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon twenty-four (24) hours written notice to Tenant and any further prior entry shall be prohibited.  Tenant agrees that any entry into and any occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay rent, and further agrees that to the extent permitted by Law, Landlord and its principals, employees and agents shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant’s work and installations made in the Premises, or loss or damage to property placed therein, the same being at Tenant’s sole risk.  Tenant agrees to protect, defend, indemnify, and save harmless Landlord and its principals, employees and agents from all liabilities, costs, damages, fees and expenses (including reasonable attorneys’ fees and expenses) arising out of or connected with the activities of Tenant or its agents, contractors, workmen, mechanics, suppliers and invitees in or about the Premises or the above building.

B.                                     In addition to any, other conditions or limitations on such license to enter the Premises prior to the said occupancy date, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers, or invitees shall enter the Premises prior to such occupancy date unless and until each of them shall furnish such assurances to Landlord, including but not limited to, insurance coverages, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to protect Landlord against any loss, casualty, liability, liens or claims.

V.                                     Miscellaneous

A.                                   Tenant expressly assumes the responsibility and obligation of supplying the Consultants with all information concerning Tenant’s requirements with respect to the Landlord Work and Tenant’s Extra Work as and when requested by any of the Consultants.

B.                                     The Landlord Work and Tenant’s Extra Work, if any, shall be done by the contractors and subcontractors designated by Landlord, in accordance with the terms, conditions and provisions herein contained.

D.                                    Except as set forth in Paragraph I. A. hereof, Landlord has no other agreement with Tenant and has no obligation to do any work with respect to the Premises.  Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and provisions herein set forth pertaining to Tenant’s Extra Work and such additional requirements as Landlord deems necessary or desirable.

D.                                    All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies.  All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

E.                                      Time is of the essence under this agreement.

F.                                      Any person signing this agreement on behalf of the Tenant represents and warrants that he has the express authority of the Tenant to do so.  Any person signing this agreement on behalf of Landlord represents and warrants that he has the express authority of Landlord to do so.

G.                                     The terms and provisions of the Lease are hereby incorporated herein by reference and made a part hereof, but none of the terms or provisions contained herein shall be interpreted to modify or amend the Lease, except as provided in Paragraph III hereof.  This Work Letter shall not be deemed applicable to any additional office space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

H.                                    This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

I.                                         This agreement shall in all respects be governed by the laws of Illinois.

If the foregoing correctly sets forth our understanding, please sign two copies of this letter agreement where indicated and return the same to us.

LANDLORD:		TENANT:

RREEF USA FUND-I HARTFORD		TOWNSEND ANALYTICS, LTD.
PLAZA, INC., a Delaware Corporation

By:	RREEF Management Company, a California corporation

By:	/s/Charmaine Ali	By:	/s/MarrGwen Townsend

Title:	VP/Gen. Mgr.	Title:	Vice President

Date:	7/17, 1997	Dated:	7/17, 1997

THIRD AMENDMENT TO LEASE

THIS AMENDMENT, dated as of the 31st day of July, 1998, between RREEF USA FUND-I HARTFORD PLAZA, INC., a Delaware corporation, (“Landlord”) and TOWNSEND ANALYTICS, LTD.  (“Tenant”) for the premises located in the City of Chicago, County of Cook, State of Illinois, commonly known as Suite 2040, 100 South Wacker Drive.

1.                                       RECITALS.

Landlord and Tenant, being parties to that certain Office Lease with a Lease Reference Date of June 3, 1996, as amended by the First Amendment to Lease dated December 20, 1996 and the Second Amendment to Lease dated July 17, 1997 (collectively, the “Lease”), hereby express their mutual desire and intent to increase the rentable square footage of the Premises and the Rent due under the Lease, and amend by this writing those terms, covenants and conditions contained in the Reference Page, Article 3 (“RENT”), Article 4 (“RENT ADJUSTMENTS”) and Exhibit B (“INITIAL ALTERATIONS”), and add Exhibit A-2 (“PREMISES”) and Exhibit B-2 (“INITIAL ALTERATIONS”), all as hereinafter provided.

2.                                       AMENDMENTS.

A.                                   Effective on the earlier of September 1, 1998 (the “Effective Date”), the “Reference Page” is hereby amended to read as follows:

PREMISES IDENTIFICATION:

Suite Numbers 2040, 2012 and 2020 (for outline of Premises see Exhibit A for Suite 2040, Exhibit A-1 for Suite 2012, and Exhibit A-2 for Suite 2020 attached to this Lease and made a part of this Lease by this reference)

PREMISES RENTABLE AREA:
Suite 2040	Approximately 9,939 sq. ft.
Suite 2012	Approximately 3,241 sq. ft.
Suite 2020	Approximately 2,852 sq. ft.

INITIAL ANNUAL RENT
(Article 3):
Suite 2040	[***]
Suite 2012	$23,497.20
Suite 2020	[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INITIAL MONTHLY
INSTALLMENT OF BASE
RENT (Article 3):
Suite 2040	[***]
Suite 2012	$1,958.10
Suite 2020	[***]

INITIAL ESTIMATED
MONTHLY INSTALLMENTS
OF RENT ADJUSTMENTS
FOR DIRECT EXPENSES:
(Article 4)
Suite 2040	[***]
Suite 2012	$1,644.71
Suite 2020	[***]

INITIAL ESTIMATED
MONTHLY INS TALLMENTS
OF RENT ADJUSTMENTS
FOR TAXES:
(Article 4)
Suite 2040	[***]
Suite 2012	$1,504.24
Suite 2020	[***]

TOTAL INITIAL
INSTALLMENTS OF RENT:
(Articles 3 and 4)
Suite 2040	[***]
Suite 2012	$5,107.05
Suite 2020	[***]

TENANT’S PROPORTIONATE
SHARE:
Suite 2040	1.8674% (9,939/532,233)
Suite 2012	0.6089% (3,241/532,233)
Suite 2020	0.5359% (2,852/532,233)

SECURITY DEPOSIT	None

B.                                     “3.   RENT” is hereby amended as follows:

Effective on the Effective Date, the Annual Rent and Monthly Installments of Base Rent payable for the balance of the Term shall be as follows:

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Suite 2040

Period	Annual Rent	Monthly Installment

[***]	[***]	[***]

Suite 2012

Period	Annual Rent	Monthly Installment
9/1/98 - 8/31/99	$36,120.00	$4,515.00
9/1/99 - 8/31/00	$55,685.00	$4,640.42
9/1/00 - 8/31/01	$57,189.96	$4,765.83
9/1/01 - 8/31/02	$58,695.00	$4,891.25
9/1/02 - 8/31/03	$60,200.04	$5,016.67

Suite 2020

Period	Annual Rent	Monthly Installment

[***]	[***]	[***]

C.                                     Article 47 (“TENANT ALLOWANCE) is modifed by the addition of the following provision at the end of Article 47: “Landlord shall pay up to Thirty-Seven Thousand Six Hundred Twenty-Five and No/100 Dollars ($37,625.00) ($12.50/rsf) as a Tenant Allowance for construction of improvements approved by Landlord to be installed by Tenant in the portion of the Premises designated as Suite 2015.  Landlord may, at its option, pay said sum directly to the contractors or may reimburse said sum to Tenant, in either case upon completion of said installation and upon Landlord’s receipt of acceptable sworn statements and final lien waivers from the contractors; provided that Tenant has paid the entire balance of the construction cost for said improvements in excess of $37,625.00.

D.                                    Exhibit A-3 (“SUITE 2015”) attached hereto is hereby added to the Lease.

E.                                      Exhibit B-3 (“INITIAL ALTERATIONS FOR SUITE 2015”) attached hereto is hereby added to the Lease.

3.                                       INCORPORATION.

Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

full force and effect.

Redress for any claims against Landlord under this Lease shall only be made against Landlord to the extent of Landlord’s interest in the property to which the leased premises are a part.   The obligations of Landlord under this lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.

IN WITNES WHEREOF, Landlord and Tenant have executed the Amendment as of the day and year first written above.

LANDLORD:		TENANT:

RREEF USA FUND-I, INC.,		TOWNSEND ANALYTICS, LTD.
A Delaware corporation

By: RREEF Management Company,
A Delaware corporation

By:	/s/ Signature Illegible	By:	/s/MarrGwen Townsend
Title:	General Manager	Title:	Vice President

EXHIBIT A-2

attached to and made a part of Lease bearing the

Lease Reference Date of June 3, 1996 between

RREEF USA FUND-I HARTFORD PLAZA, INC., as Landlord and

TOWNSEND ANALYTICS, LTD., as Tenant

SUITE 2020

Exhibit A-2 is intended only to show the general layout of the Suite 2020 as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord’s rights set forth in Section 18.3 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

[Graphics]

2,582 square feet

(Approximate Configuration)

100 South Wacker Drive

Suite 2020

Chicago, Illinois 60606

EXHIBIT B-2

attached to and made a part of Lease bearing the

Lease Reference Date of June 3, 1996 between

RREEF USA YUND-I HARTFORD PLAZA, INC., as Landlord and

TOWNSEND ANALYTICS, LTD., as Tenant

Suites 2040, 2012, and 2020, 100 South Wacker Drive

Chicago, Illinois 60606

INITIAL ALTERATIONS

The undersigned, Landlord and Tenant, respectively, are executing simultaneously with this letter agreement a written Lease covering premises (the “Premises”) as described in the Lease and hereby attach this Work Letter to said Lease as Exhibit 3-2 thereto.  Any defined term used in this Exhibit B-2 which is not defined herein shall have the meaning provided for such term in the Lease.

In consideration of the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

I.                                         Landlord Work and Plans

A.                                   Landlord agrees to do the Work (“Landlord Work”) as shown on the working drawings and specifications prepared by ASD dated July 6 , 1998 (the “Working Drawings”), excluding any Tenant furnishings, fixtures, equipment and communications and data cabling.

B.                                     Within three (3) business days after Tenant’s receipt of the Space Plans or Detailed Plans, or any revisions thereof, Tenant shall deliver either its written approval thereof or its disapproval thereof must set forth reasonable grounds for said disapproval and the corrections required to obtain Tenant’s approval (“Tenant’s Approval”) .  In the event Tenant fails to deliver its written disapproval of said Space Plans or Detailed Plans within said three (3) business day period, Tenant shall be conclusively deemed to have approved them.

C.                                     The Schedule for preparation, bidding and award of the construction contract, and performance of the construction, shall be as follows:

1.               Architectural Drawings - within 10 business days after receipt of Tenant’s Approval

2.               Engineering Drawings - within 10 business days after receipt of Architectural Drawings

3.               Landlord Review - within 3 business days after receipt of completed Architectural and Engineering Drawings

4.               Receipt of Bids - within 10 business days after Landlord Review and approval

5.               Contact Award - within 3 business days after Tenant’s Receipt of Bids

6.               Substantial Completion of Construction - within 30 business days after Contract Award and receipt of City of Chicago Building Permit

D.                                    Any modifications, revisions or changes to the Plans are expressly subject to Landlord’s prior written approval.

E.                                                                                      Tenant acknowledges that the agreed Improvement Allowance and preliminary construction budget were based solely I upon the Working Drawings.  Accordingly, notwithstanding the final construction cost for the buildout of the tenant improvements to the Premises, Landlord shall not be required to pay more than a maximum amount of Seventy-One Thousand Three Hundred Dollars ($71,300.00) (equal to $25.00 rsf) (the “Improvement Allowance”) for the Landlord Work, including all architectural, design, engineering and utility services, hoist fees and final cleaning.  Landlord may, at its option, pay said sum directly to the contractors or may reimburse said sum to Tenant, in either case upon completion of said installation and upon Landlord’s receipt of acceptable sworn statements and final lien waivers from the contractors; provided that Tenant has paid the entire balance of the construction cost for said improvements.

F.                                      In determining the cost for all Landlord Work, Landlord will require its general contractor to obtain three (3) bids from each construction trade and to select the lowest qualified bidder from each such trade.  Within three (3) business days after Tenant’s receipt of said bids, Tenant shall deliver either its written approval of the bids, or its disapproval thereof together with a demand to rebid the Landlord Work or to have the architect redesign or respecify the Landlord Work so that it can be constructed at a lower cost.  In the event Tenant fails to deliver its written disapproval of the bids within said three (3) business day period, Tenant shall be conclusively deemed to have approved them.  If Tenant timely sends notice of its disapproval of the bids, the time required for such rebidding or redesigning or respecifying shall be deemed to be a Tenant Delay unless the reason for Tenant’s disapproval was, in Landlord’s reasonable opinion, the result of an error by Landlord in preparing bid specifications for the Premises.  The cost of any such redesigning or respecifying shall be paid by Tenant or may be charged against any unused balance of the Improvement Allowance.

G.                                     In rebidding the Landlord Work, Landlord will require its general contractor to obtain at least three (3) bids from each construction trade and to select the lowest qualified bidder from each such trade.  Tenant shall be deemed to have approved such bids.

II.                                     Tenant’s Extra Work

If Tenant requests Landlord to do any work in connection with the Premises other than the Landlord Work, or Tenant requests any modifications or changes to the Landlord Work after approval of the Working Drawings or Detailed Plans, and Landlord, in its sole discretion, approves of such other work in writing (such other work is hereinafter referred to as ‘Tenant’s Extra Work”), the following terms, conditions, agreements, and procedures shall be applicable:

A.                                   Tenant shall, at its sole cost and expense, cause the Landlord’s architects, designers, consultants and contractors (the “Consultants”) to prepare and submit to Landlord, on or before the date construction commences (the “Plans Due Date”), all necessary drawings, plans, and specifications covering the proposed Tenant’s Extra Work (such drawings, plans and specifications are hereinafter referred to as “Tenant’s Extra Work Plans”).

B.                                     Landlord agrees to cause the Tenant’s Extra Work to be constructed, provided that Tenant’s Extra Work Plans are acceptable to Landlord and approved in writing by Landlord, that the timing of Tenant’s Extra Work must be coordinated with the scheduling of the original Landlord’s Work, and that Tenant has complied with all applicable provisions, terms and conditions of this Work Letter.

C.                                     All such Tenant’s Extra Work shall be done at Tenant’s sole cost and expense.  Prior to commencing any of Tenant’s Extra Work, Landlord shall submit to Tenant for Tenant’s approval a written estimate of the cost of Tenant’s Extra Work (hereinafter called (“Estimate”).  If Tenant fails to approve any Estimate in writing within five (5) business days of its submission to Tenant, the Estimate shall be deemed disapproved and Landlord shall not be obligated to proceed with Tenant’s Extra Work but Landlord may complete the construction of the Landlord Work.  Landlord may require Tenant to deposit the amount of the Estimate with Landlord within five (5) business days after Landlord’s written request therefor.  Such deposit shall be held as security for the payment of, and shall be credited, without interest, against the sums payable by Tenant under this Work Letter.

D.                                    If Tenant shall request any modifications, revisions, or changes to the Tenant’s Extra Work at any time and from time to time, it shall follow the same procedure herein prescribed for the initiation, approval and commencement of the Tenant’s Extra Work in each such case.

E.                                      Tenant agrees to pay to Landlord the following sums for Tenant’s Extra Work:

1.               All costs and expenses pertaining to Tenant’s Extra Work, subcontractors and general and other conditions costs and expenses, and

2.                 An overhead charge of ten percent (10%) of the total of all such costs under Paragraph II. E. 1. hereof.

Tenant shall pay to Landlord within fifteen (15) business days after being billed therefor, at any time and from time to time, the amount of such costs, expenses and charges for Tenant’s Extra Work set forth in such billings, which amounts shall be treated as additional rent under the Lease.

III.                                 Completion of the Work, Tenants Acts or Omissions, and Defaults

A.                                   Landlord shall give Tenant not less than ten (10) business days’ notice in writing of the date upon which Landlord proposes to tender the Premises as substantially completed and ready for occupancy.  In the event that the Premises are not in fact substantially completed and ready for occupancy on the date specified in such notice, Tenant shall notify Landlord in writing of its objections within five (5) business days after receipt of Landlord’s notice.  Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as Landlord deems necessary and shall notify Tenant in writing as soon as it deems such corrective action, if any, has been completed so that the Premises are completed and ready for occupancy.  In the event of any dispute as to when and whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of occupancy issued by the local governmental authority shall be conclusive evidence of such completion, effective on the date of the delivery of a copy of any such certificate to Tenant.

B.                                     Notwithstanding anything in the Lease to the contrary, if Tenant is not in default hereunder or under the Lease, Tenant’s obligation to pay rent under the Lease shall not commence until Landlord shall have substantially completed the Landlord Work and Tenant’s Extra Work; provided, however, that if Landlord shall be delayed in substantially completing the Premises as a result of any act or omission by Tenant, its agents, employees, representatives or contractors, or any one or more of them including, without limitation, the following;

1.               Tenant’s failure to furnish to Landlord either the Plans or the Tenant’s Extra Work Plans, or both of them, by the Plans Due Date; or

2.               Tenant’s failure to approve any Estimate within five (5) business days of their submission to Tenant; or

3.               Tenant’s failure to pay amounts or deposit any Estimate required hereunder within the period set forth herein; or

4.               Tenant’s request for any materials, finishes, or installations other than Landlord Work as shown on the Working Drawings; or

5.               Tenant’s request that Landlord delay or not construct the Landlord Work or Tenant’s Extra Work in all or part of the Premises; or

6.               Tenant’s delay in supplying any of the Consultants with any requested information; or

7.               Tenant’s changes at any time or from time to time in any one or more of the following: Landlord Work, Tenant’s Extra Work, the Working Drawings or Detailed Plans, or Tenant’s Extra Work Plans, regardless of Landlord’s approval of any such changes; or

8.               The performance or completion by Tenant, or any person or entity employed by Tenant, of any work on or about the Premises including, without limitation, any disharmony or interference caused by such performance or completion as further described in Paragraph IV. A. hereof; or

9.               Tenant’s direct purchase of materials; or

10.         Any other act or omission by Tenant or any of its agents, employees, representatives or contractors;

then, in any such event, the commencement of the term of the Lease and the payment of rent thereunder shall not be affected or deferred on account of such delay notwithstanding that the Landlord Work and/or the Tenant’s Extra Work may not be substantially completed.   The cost of any changes and/or additions made to the Landlord Work, Tenant’s Extra Work, the Plans, or Tenant’s Extra Work Plans at the request of tenant after Landlord and tenant have agreed on the Plans or Tenant’s Extra Work Plans, including but not limited to the actual cost of such changes or additions, the cost of any revisions to the Plans or Tenant’s Extra Work Plans, and the cost of any delays in construction resulting from any Tenant requested changes, all as determined by Landlord in its sole discretion, whether or not such changes are finally agreed to, together with ten percent (10%) of such costs for Landlord’s overhead, shall be paid by Tenant upon Landlord’s presentation of a bill therefor and such amount shall be treated as additional rent under the Lease.

C.                                     If Tenant shall fail to comply with any term, provision or agreement hereunder or if Landlord and Tenant fail to reach agreement of the Plans or Tenant’s Extra Work Plans within fifteen (15) business days after the submission thereof to Landlord, and if any such matter is not remedied or resolved to Landlord’s satisfaction fifteen (15) business days following written notice to Tenant, then, in addition to any other remedies granted Landlord under the Lease in the case of default by Tenant and any remedies provided for elsewhere in this Work Letter or available at law or equity, Landlord may elect, upon notice to Tenant, to: (1) discontinue all work hereunder, and Tenant’s obligation to pay rent shall commence as of the Commencement Date set forth in the Lease, without any abatement on account of any delay in connection with any work relating to the Premises, (2) complete the construction of the Landlord Work pursuant to the Plans as approved by Landlord and Tenant or complete any work which Landlord and Tenant have agreed to in writing, tendering possession to Tenant upon substantial completion thereof, the date of such tender being deemed to be the Commencement Date under the Lease, and charge Tenant for the additional costs of completing the electrical, plumbing, office partitions and other work, the plans and specifications for which have not been agreed to by Landlord and Tenant, which amount shall be paid by Tenant to Landlord as additional rent prior to any such work commencing, or (3) cancel the Lease, effective fifteen (15) business days after Tenant receives notice thereof, without incurring any liability on account thereof and the term granted under the Lease is expressly limited accordingly.  If Landlord cancels the Lease pursuant to the terms hereof or as a result of Tenant’s default under the Lease, such cancellation shall not affect Tenants liability for any sums payable hereunder.

IV.                                 Tenant’s Access to the Premises

A.                                   Landlord, in its sole discretion, may permit Tenant and Tenant’s agents or contractors to enter the Premises prior to the Commencement Date specified in the Lease in order that Tenant may do other approved work or alterations as may be required by Tenant to make the Premises ready for Tenant’s use and occupancy.  If Landlord permits such prior entry, then such license shall be subject to the condition that Tenant and Tenant’s agents, contractors, workmen, mechanics, suppliers, and invitees shall work in harmony and not interfere with Landlord and its agents and contractors in doing their work in the above building or with other tenants and occupants of the above building.  If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon twenty-four (24) hours written notice to Tenant and any further prior entry shall be prohibited.  Tenant agrees that any entry into and any occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay rent, and further agrees that to the extent permitted by Law, Landlord and its principals, employees and agents shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant’s work and installations made in the Premises, or loss or damage to property placed therein, the same being at Tenant’s sole risk.  Tenant agrees to protect, defend, indemnify, and save harmless Landlord and its principals, employees and agents from all liabilities, costs, damages, fees and expenses (including reasonable attorneys’ fees and expenses) arising out of or connected with the activities of Tenant or its agents, contractors, workmen, mechanics, suppliers and invitees in or about the Premises or the above building.

B.                                     In addition to any other conditions or limitations on such license to enter the Premises prior to the said occupancy date, Tenant expressly agrees that none of.  its agents, contractors, workmen, mechanics, suppliers, or invitees shall enter the Premises prior to such occupancy date unless and until each of them shall furnish such assurances to Landlord, including but not limited to, insurance coverages, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to protect Landlord against any loss, casualty, liability, liens or claims.

V.                                     Miscellaneous

A.                                   Tenant expressly assumes the responsibility and obligation of supplying the Consultants with all information concerning Tenant’s requirements with respect to the Landlord Work and Tenant’s Extra Work as and when requested by any of the Consultants.

B.                                     The Landlord Work and Tenants Extra Work, if any, shall be done by the contractors and subcontractors designated by Landlord, in accordance with the terms, conditions and provisions herein contained.

C.                                     Except as set forth in Paragraph I. A. hereof, Landlord has no other agreement with Tenant and has no obligation to do any work with respect to the Premises.  Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and provisions herein set forth pertaining to Tenant’s Extra Work and such additional requirements as Landlord deems necessary or desirable.

D.                                    All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies.  All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

E.                                      Time is of the essence under this agreement.

F.                                      Any person signing this agreement on behalf of the Tenant represents and warrants that he has the express authority of the Tenant to do so.  Any person signing this agreement on behalf of Landlord represents and warrants that he has the express authority of Landlord to do so.

G.                                     The terms and provisions of the Lease are hereby incorporated herein by reference and made a part hereof, but none of the terms or provisions contained herein shall be interpreted to modify or amend the Lease, except as provided in Paragraph III hereof.  This Work Letter shall not be deemed applicable to any additional office space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

H.                                    This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representative, successors and assigns.

I.                                         This agreement shall in all respects be governed by the laws of Illinois.

If the foregoing correctly sets forth our understanding, please sign two copies of this letter agreement where indicated and return the same to us.

LANDLORD:		TENANT:

RREEF USA FUND-I HARTFORD		TOWNSEND ANALYTICS, LTD.
PLAZA, INC., a Delaware
Corporation

By:	RREEF Management Company, A Delaware corporation

By:	/s/ Signature Illegible	By:	/s/MarrGwen Townsend
Title:	General Manager	Title:	Vice President
Dated:	August 18, 1998	Dated:	August 12, 1998

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT, dated as of the 12th day of November, 1998, between RREEF USA FUND-I HARTFORD PLAZA, INC., a Delaware corporation, (“Landlord”) and TOWNSEND ANALYTICS, LTD., an Illinois corporation, (“Tenant”) for the premises located in the City of Chicago, County of Cook, State of Illinois, commonly known as Suite 2040, 100 South Wacker Drive.

1.                                       RECITALS.

Landlord and Tenant, being parties to that certain Office Lease with a Lease Reference Date of June 3, 1996, as amended by the First Amendment to Lease dated December 20, 1996, the Second Amendment to Lease dated July 17, 1997, and the Third Amendment to Lease dated July 31, 1998 (collectively, the “Lease”), hereby express their mutual desire and intent to increase the rentable square footage of the Premises and the Rent due under the Lease, and amend by this writing those terms, covenants and conditions contained in the Reference Page, Article 3 (“RENT”) and Article 47 (“TENANT ALLOWANCE”), and add Exhibit A-3 (“SUITE 2015”) and Exhibit B-3 (“INITIAL ALTERATIONS FOR SUITE 2015”), all as hereinafter provided.

2.           AMENDMENTS.

A.                                   Effective as of January 1, 1999 (the “Effective Date”), the “Reference Page” is hereby amended to read as follows:

PREMISES IDENTIFICATION:

Suite Numbers 2040, 2012, 2020 and 2015 (for outline of Premises see Exhibit A for Suite 2040, Exhibit A-1 for Suite 2012, Exhibit A-2 for Suite 2020, and Exhibit A-3 for Suite 2015 attached to this Lease and made a part of this Lease by this reference)

PREMISES RENTABLE AREA:
Suite 2040	Approximately 9,939 sq. ft.
Suite 2012	Approximately 3,241 sq. ft.
Suite 2020	Approximately 2,852 sq. ft
Suite 2015	Approximately 3,010 sq. ft

INITIAL ANNUAL RENT

(Article 3):

Suite 2040	[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Suite 2012	$23,497.20
Suite 2020	[***]
Suite 2015	$54,180.00

INITIAL MONTHLY

INSTALLMENT OF BASE

RENT (Article 3):

Suite 2040	[***]
Suite 2012	$1,958.10
Suite 2020	[***]
Suite 2015	$4,515.00

INITIAL ESTIMATED

MONTHLY INSTALLMENTS

OF RENT ADJUSTMENTS

FOR DIRECT EXPENSES:

(Article 4)

Suite 2040	[***]
Suite 2012	$1,688.02
Suite 2020	[***]
Suite 2015	$1,567.71

INITIAL ESTIMATED

MONTHLY INSTALLMENTS

OF RENT ADJUSTMENTS

FOR TAXES:

(Article 4)

Suite 2040	[***]
Suite 2012	$1,607.00
Suite 2020	[***]
Suite 2015	$1,492.46

TOTAL INITIAL

INSTALLMENTS OF

RENT:

(Articles 3 and 4)

Suite 2040	[***]
Suite 2012	$5,253.12
Suite 2020	[***]
Suite 2015	$7,575.17

TENANT’S PROPORTIONATE
SHARE:

Suite 2040	1.8674% (9,939/532,233)
Suite 2012	0.6089% (3,241/532,233)
Suite 2020	0.5359% (2,852/532,233)

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Suite 2015	0.5655% (3,010/532,233)

SECURITY DEPOSIT	None

B.             “3.   RENT” is hereby amended as follows:

Effective on the Effective Date, the Annual Rent and Monthly Installments of Base Rent payable for the balance of the Term shall be as follows:

Suite 2040

Period	Annual Rent	Monthly Installment

[***]	[***]	[***]

Suite 2012

Period	Annual Rent	Monthly Installment
9/1/98 - 8/31/99	$23,497.20	$1,958.10
9/1/99 - 8/31/00	$25,117.80	$2,093.15
9/1/00 - 8/31/01	$26,738.28	$2,228.19
9/1/01 - 8/31/02	$28,358.76	$2,363.23
9/1/02 - 8/31/03	$29,979.24	$2,498.27

Suite 2020

Period	Annual Rent	Monthly Installment

[***]	[***]	[***]

Suite 2015

Period	Annual Rent	Monthly Installment
9/1/98 - 8/31/99	$36,120.00	$4,515.00
9/1/99 - 8/31/00	$55,685.04	$4,640.42
9/1/00 - 8/31/01	$57,189.96	$4,765.83
9/1/01 - 8/31/02	$58,695.00	$4,891.25
9/1/02 - 8/31/03	$60,200.04	$5,016.67

C.                  Article 47 (“TENANT ALLOWNACE”) is modified by the addition of the following provision at the end of Article 47: “Landlord shall pay up to Thirty-Seven Thousand Six Hundred Twenty-Five and No/100 Dollars ($37,625.00) ($12.50/rsf) as a Tenant Allowance for construction of

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

improvements approved by Landlord to be installed by Tenant in the portion of the Premises designated as Suite 2015.   Landlord may, at its option, pay said sum directly to the contractors or may reimburse said sum to Tenant, in either case upon completion of said installation and upon Landlord’s receipt of acceptable sworn statements and final lien waivers from the contractors; provided that Tenant has paid the entire balance of the construction cost for said improvements in excess of $37, 625.00.

D.                                    Exhibit A-3 (“SUITE 2015”) attached hereto is hereby added to the Lease.

E.                                      Exhibit B-3 (“INITIAL ALTERATIONS FOR SUITE 2015”) attached hereto is hereby added to the Lease.

3.  INCORPORATION.

Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.

Redress for any claims against Landlord under this Lease shall only be made against Landlord to the extent of Landlord’s interest in the property to which the leased premises are a part.   The obligations, of Landlord under this lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.

IN WITNESS WHEREOF, Landlord and Tenant have executed the Amendment as of the day and year first written above.

LANDLORD:		TENANT:

RREEF USA FUND-I, INC.,		TOWNSEND ANALYTICS, LTD.

By: RREEF Management Company, A California corporation

By:	/s/ Signature Illegible	By:	/s/MarrGwen Townsend

Title:	V.P./ General Manager	Title:	Vice President

EXHIBIT A-3

attached to and made a part of Lease bearing the

Lease Reference Date of June 3, 1996 between

RREEF USA FUND-I HARTFORD PLAZA, INC., as Landlord and

TOWNSEND ANALYTICS, LTD., as Tenant

SUITE 2015

Exhibit A-3 is intended only to show the general layout of the Suite 2015 as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord's rights set forth in section 18.3 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

[Graphics]

3,010 square feet

(Approximate Configuration)

100 South Wacker Drive

Suite 2015

Chicago, Illinois 60606

EXHIBIT B-3

attached to and made a part of Lease bearing the

Lease Reference Date of June 3, 1996 between

RREEF USA FUND-I HARTFORD PLAZA, INC., as Landlord and

TOWNSEND ANALYTICS, LTD., as Tenant

Suites 2040, 2012, 2020 and 2015, 100 South Wacker Drive

Chicago, Illinois 60606

INITIAL ALTERATIONS FOR SUITE 2015

The undersigned, Landlord and Tenant, respectively, are executing simultaneously with this letter agreement a written Lease covering premises (the “Premises”) as described in the Lease and hereby attach this Work Letter to said Lease as Exhibit B-3 thereto.  Any defined term used in this Exhibit B-3 which is not defined herein shall have the meaning provided for such term in the Lease.

In consideration of the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

I.                                         Landlord Work and Plans

A.                                   Landlord agrees to do the Work (“Landlord Work”) as shown on the working drawings and specifications prepared by ASD dated 10/27/98 (the “Working Drawings”), excluding any Tenant furnishings, fixtures, equipment and communications and data cabling.

B.                                     Within three (3) business days after Tenant’s receipt of the Space Plans or Detailed Plans, or any revisions thereof, Tenant shall deliver either its written approval thereof or its disapproval thereof must set forth reasonable grounds for said disapproval and the corrections required to obtain Tenant’s approval (“Tenant’s Approval”).  In the event Tenant fails to deliver its written disapproval of said Space Plans or Detailed Plans within said three (3) business day period, Tenant shall be conclusively deemed to have approved them.

C.                                     The Schedule for preparation, bidding and award of the construction contract, and performance of the construction, shall be as follows:

1.                                       Architectural Drawings - within 10 business days after receipt of Tenant’s Approval

2.                                       Engineering Drawings - within 10 business days after receipt of Architectural Drawings

3.                                       Landlord Review - within 3 business days after receipt of

completed Architectural and Engineering Drawings

4.                                       Receipt of Bids - within 10 business days after Landlord Review and approval

5.                                       Contract Award - within 3 business days after Tenant’s Receipt of Bids

6.                                       Substantial Completion of Construction - within 30 business days after Contract Award and receipt of City of Chicago Building Permit

D.                                    Any modifications, revisions or changes to the Plans are expressly subject to Landlord’s prior written approval.

E.                                      Tenant acknowledges that notwithstanding the final construction cost for the buildout of the tenant improvements to the Premises, Landlord shall not be required to pay more than a maximum amount of Thirty-seven Thousand Six Hundred Twenty-Five Dollars ($37,625.00) (equal to $12.50 rsf) (the “Improvement Allowance”) for the Landlord Work, including all architectural, design, engineering and utility services, hoist fees and final cleaning.  Landlord may, at its option, pay said sum directly to the contractors or may reimburse said sum to Tenant, in either case upon completion of said installation and upon Landlord’s receipt of acceptable sworn statements and final lien waivers from the contractors; provided that Tenant has paid the entire balance of the construction cost for said improvements.

F.                                      In determining the cost for all Landlord Work, Landlord will require its general contractor to obtain three (3) bids from each construction trade and to select the lowest qualified bidder from each such trade.  Within three (3) business days after Tenant’s receipt of said bids, Tenant shall deliver either its written approval of the bids, or its disapproval thereof together with a demand to rebid the Landlord Work or to have the architect redesign or respecify the Landlord Work so that it can be constructed at a lower cost.  In the event Tenant fails to deliver its written disapproval of the bids within said three (3) business day period, Tenant shall be conclusively deemed to have approved them.  If Tenant timely sends notice of its disapproval of the bids, the time required for such rebidding or redesigning or respecifying shall be deemed to be a Tenant Delay unless the reason for Tenant’s disapproval was, in Landlord’s reasonable opinion, the result of an error by Landlord in preparing bid specifications for the Premises.  The cost of any such redesigning or respecifying shall be paid by Tenant or may be charged against any unused balance of the Improvement Allowance.

G.                                     In rebidding the Landlord Work, Landlord will require its general contractor to obtain at least three (3) bids from each construction trade and to select the lowest qualified bidder from each such trade.  Tenant shall be deemed to have approved such bids.

II.                                    Tenant’s Extra Work

If Tenant requests Landlord to do any work in connection with the Premises other than the Landlord Work, or Tenant requests any modifications or changes to the Landlord Work after approval of the Working Drawings or Detailed Plans, and Landlord, in its sole discretion, approves of such other work in writing (such other work is hereinafter referred to as “Tenant’s Extra Work”), the following terms, conditions, agreements, and procedures shall be applicable:

A.                                   Tenant shall, at its sole cost and expense, cause the Landlord’s architects, designers, consultants and contractors (the “Consultants”) to prepare and submit to Landlord, on or before the date construction commences (the “Plans Due Date”), all necessary drawings, plans, and specifications covering the proposed Tenant’s Extra Work (such drawings, plans and specifications are hereinafter referred to as “Tenant’s Extra Work Plans”).

B.                                     Landlord agrees to cause the Tenant’s Extra Work to be constructed, provided that Tenant’s Extra Work Plans are acceptable to Landlord and approved in writing by Landlord, that the timing of Tenant’s Extra Work must be coordinated with the scheduling of the original Landlord’s Work, and that Tenant has complied with all applicable provisions, terms and conditions of this Work Letter.

C.                                     All such Tenant’s Extra Work shall be done at Tenant’s sole cost and expense.  Prior to commencing any of Tenant’s Extra Work, Landlord shall submit to Tenant for Tenant’s approval a written estimate of the cost of Tenant’s Extra Work (hereinafter called (“Estimate”).   If Tenant fails to approve any Estimate in writing within five (5) business days of its submission to Tenant, the Estimate shall be deemed disapproved and Landlord shall not be obligated to proceed with Tenant’s Extra Work but Landlord may complete the construction of the Landlord Work.   Landlord may require Tenant to deposit the amount of the Estimate with Landlord within five (5) business days after Landlord’s written request therefor.  Such deposit shall be held as security for the payment of, and shall be credited, without interest, against the sums payable by Tenant under this Work Letter.

D.                                    If Tenant shall request any modifications, revisions, or changes to the Tenant’s Extra Work at any time and from time to time, it shall follow the same procedure herein prescribed for the initiation, approval and commencement of the Tenant’s Extra Work in each such case.

E.                                      Tenant agrees to pay to Landlord the following sums for Tenant’s Extra Work:

1.                                       All costs and expenses pertaining to Tenant’s Extra Work, subcontractors and general and other conditions costs and expenses, and

2.                                       An overhead charge of ten percent (10%) of the total of all such costs under Paragraph II.  E. 1. hereof.

Tenant shall pay to Landlord within fifteen (15) business days after being billed therefor, at any time and from time to time, the amount of such costs, expenses and charges for Tenant’s Extra Work set forth in such billings, which amounts shall be treated as additional rent under the Lease.

III.                                                                                 Completion of the Work, Tenant’s Acts or Omissions, and Defaults

A.                                   Landlord shall give Tenant not less than ten (10) business days’ notice in writing of the date upon which Landlord proposes to tender the Premises as substantially completed and ready for occupancy.   In the event that the Premises are not in fact substantially completed and ready for occupancy on the date specified in such notice, Tenant shall notify Landlord in writing of its objections within five (5) business days after receipt of Landlord’s notice.   Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as Landlord deems necessary and shall notify Tenant in writing as soon as it deems such corrective action, if any, has been completed so that the Premises are completed and ready for occupancy.  In the event of any dispute as to when and whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of occupancy issued by the local governmental authority shall be conclusive evidence of such completion, effective on the date of the delivery of a copy of any such certificate to Tenant.

B.                                     Notwithstanding anything in the Lease to the contrary, if Tenant is not in default hereunder or under the Lease, Tenant’s obligation to pay rent under the Lease shall not commence until Landlord shall have substantially completed the Landlord Work and Tenant’s

Extra Work; provided, however, that if Landlord shall be delayed in substantially completing the Premises as a result of any act or omission by Tenant, its agents, employees, representatives or contractors, or any one or more of them including, without limitation, the following;

1.                                       Tenant’s failure to furnish to Landlord either the Plans or the Tenant’s Extra Work Plans, or both of them, by the Plans Due Date; or

2.                                       Tenant’s failure to approve any Estimate within five (5) business days of their submission to Tenant; or

3.                                       Tenant’s failure to pay amounts or deposit any Estimate required hereunder within the period set forth herein; or

4.                                       Tenant’s request for any materials, finishes, or installations other than Landlord Work as shown on the Working Drawings; or

5.                                       Tenant’s request that Landlord delay or not construct the Landlord Work or Tenant’s Extra Work in all or part of the Premises; or

6.                                       Tenant’s delay in supplying any of the Consultants with any requested information; or

7.                                       Tenant’s changes at any time or from time to time in any one or more of the following: Landlord Work, Tenant’s Extra Work, the Working Drawings or Detailed Plans, or Tenant’s Extra Work Plans, regardless of Landlord’s approval of any such changes; or

8.                                       The performance or completion by Tenant, or any person or entity employed by Tenant, of any work on or about the Premises including, without limitation, any disharmony or interference caused by such performance or completion as further described in Paragraph IV. A. hereof; or

9.                                       Tenant’s direct purchase of materials; or

10.                                 Any other act or omission by Tenant or any of its agents, employees, representatives or contractors;

then, in any such event, the commencement of the term of the Lease and the payment of rent thereunder shall not be affected or deferred on account of such delay notwithstanding that the Landlord Work and/or the Tenant’s Extra Work may not be substantially completed.  The cost of any changes and/or additions made to the Landlord Work, Tenant’s Extra Work, the Plans, or Tenant’s Extra Work Plans at the request of Tenant after Landlord and Tenant have agreed on the Plans or Tenant’s Extra Work Plans, including but not limited to the actual cost of such changes or additions, the cost of any revisions to the Plans or Tenant’s Extra Work Plans, and the cost of any delays in construction resulting from any Tenant requested changes, all as determined by Landlord in its sole discretion, whether or not such changes are finally agreed to, together with ten percent (10%) of such costs for Landlord’s overhead, shall be paid by Tenant upon Landlord’s presentation of a bill therefor and such amount shall be treated as additional rent under the Lease.

C.                                     If Tenant shall fail to comply with any term, provision or agreement hereunder or if Landlord and Tenant fail to reach agreement of the Plans or Tenant’s Extra Work Plans within fifteen (15) business days after the submission thereof to Landlord, and if any such matter is not remedied or resolved to Landlord’s satisfaction fifteen (15) business days following written notice to Tenant, then, in addition to any other remedies granted Landlord under the Lease in the case of default by Tenant and any remedies provided for elsewhere in this Work Letter or available at law or equity, Landlord may elect, upon notice to Tenant, to: (1) discontinue all work hereunder, and Tenant’s obligation to pay rent shall commence as of the Commencement Date set forth in the Lease, without any abatement on account of any delay in connection with any work relating to the Premises, (2) complete the construction of the Landlord Work pursuant to the Plans as approved by Landlord and Tenant or complete any work which Landlord and Tenant have agreed to in writing, tendering possession to Tenant upon substantial completion thereof, the date of such tender being deemed to be the Commencement Date under the Lease, and charge Tenant for the additional costs of completing the electrical, plumbing, office partitions and other work, the plans and specifications for which have not been agreed to by Landlord and Tenant, which amount shall be paid by Tenant to Landlord as additional rent prior to any such work commencing, or (3) cancel the Lease, effective fifteen (15) business days after Tenant receives notice thereof, without incurring any liability on account thereof and the term granted under the Lease is expressly limited accordingly.  If Landlord cancels the Lease pursuant to the terms hereof or as a result of Tenant’s default under the Lease, such cancellation shall not affect Tenant’s liability for any sums payable hereunder.

IV.                                 Tenant’s Access to the Premises

A.                                   Landlord, in its sole discretion, may permit Tenant and Tenant’s agents or contractors to enter the Premises prior to the Commencement Date specified in the Lease in order that Tenant may do other approved work or alterations as may be required by Tenant to make the Premises ready for Tenant’s use and occupancy.  If Landlord permits such prior entry, then such license shall be subject to the condition that Tenant and Tenant’s agents, contractors, workmen, mechanics, suppliers, and invitees shall work in harmony and not interfere with Landlord and its agents and contractors in doing their work in the above building or with other tenants and occupants of the above building.  If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon twenty-four (24) hours written notice to Tenant and any further prior entry shall be prohibited.  Tenant agrees that any entry into and any occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay rent, and further agrees that to the extent permitted by Law, Landlord and its principals, employees and agents shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant’s work and installations made in the Premises, or loss or damage to property placed therein, the same being at Tenant’s sole risk.  Tenant agrees to protect, defend, indemnify, and save harmless Landlord and its principals, employees and agents from all liabilities, costs, damages, fees and expenses (including reasonable attorneys’ fees and expenses) arising out of or connected with the activities of Tenant or its agents, contractors, workmen, mechanics, suppliers and invitees in or about the Premises or the above building.

B.                                     In addition to any other conditions or limitations on such license to enter the Premises prior to the said occupancy date, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers, or invitees shall enter the Premises prior to such occupancy date unless and until each of them shall furnish such assurances to Landlord, including but not limited to, insurance coverages, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to protect Landlord against any loss, casualty, liability, liens or claims.

V.                                     Miscellaneous

A.                                   Tenant expressly assumes the responsibility and obligation of supplying the Consultants with all information concerning Tenant’s requirements with respect to the Landlord Work and Tenant’s Extra Work as and when requested by any of the Consultants.

B.                                     The Landlord Work and Tenant’s Extra Work, if any, shall be done by the contractors and subcontractors designated by Landlord, in accordance with the terms, conditions and provisions herein contained.

C.                                     Except as set forth in Paragraph 1.  A. hereof, Landlord has no other agreement with Tenant and has no obligation to do any work with respect to the Premises.  Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and provisions herein set forth pertaining to Tenant’s Extra Work and such additional requirements as Landlord deems necessary or desirable.

D.                                    All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies.  All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

E.                                      Time is of the essence under this agreement.

F.                                      Any person signing this agreement on behalf of the Tenant represents and warrants that he has the express authority of the Tenant to do so.  Any person signing this agreement on behalf of Landlord represents and warrants that he has the express authority of Landlord to do so.

G.                                     The terms and provisions of the Lease are hereby incorporated herein by reference and made a part hereof, but none of the terms or provisions contained herein shall be interpreted to modify or amend the Lease, except as provided in Paragraph III hereof.  This Work Letter shall not be deemed applicable to any additional office space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the

Lease, whether by any options under the Lease or otherwise.

H.                                    This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

I.                                         This agreement shall in all respects be governed by the laws of Illinois.

If the foregoing correctly sets forth our understanding, please sign two copies of this letter agreement where indicated and return the same to us.

LANDLORD:		TENANT:

RREEF USA FUND-I, INC., HARTFORD PLAZA, INC., a Delaware corporation		TOWNSEND ANALYTICS, LTD. an Illinois corporation

By: RREEF Management Company, a Delaware corporation

By:	/s/ Signature Illegible	By:	/s/MarrGwen Townsend

Title:	V.P., General Manager.	Title:	Vice President

Date:	Nov. 12, 1998	Dated:	11/11/1998

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (“Fifth Amendment”) is made as of the 1st day of July, 1999, by and among LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company (“Landlord”), and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Tenant”).

WITNESSETH

A.                                Landlord’s predecessor-in-interest and Tenant entered into a certain lease dated as of June 3, 1996, as amended by a letter agreement dated August 28, 1996 and by Amendments dated as of December 20, 1996, July 17, 1997, July 31, 1998 and November 12, 1998 (the original Lease, as amended by such letter agreement and Amendments is referred to herein as the “Lease”), whereby Landlord’s predecessor-in-interest or Landlord leased to Tenant certain premises consisting of Suite Nos.  2040 (9,939 rentable square feet), 2012 (3,241 rentable square feet), 2020 (2,852 rentable square feet) and 2015 (3,010 rentable square feet), containing in the aggregate approximately 19,042 square feet of rentable area of office space (the “Existing Premises”) on the twentieth (20th) floor of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) for a term expiring on August 31, 2003.   Landlord has also entered into various Storage Space Lease Agreements dated October 13, 1997 (Suite 2045-587 rentable square feet), December 15, 1997 Suite 2017-120 rentable square feet), January 14, 1998 (Suite 2023-318 rentable square feet) and April 30, 1999 (Suite 65-846 rentable square feet) (collectively, the “Storage Agreements”).

B.                                     Landlord and Tenant intend, simultaneously or shortly following execution of this Fifth Amendment, to enter into a Storage Space Lease Agreement for space located in Suite 1943 on the 19th  floor containing approximately 581 rentable square feet (“Suite 1943”) for terms which are or will be co-terminus with the Term of the Lease as extended by this Fifth Amendment.

C.                                     Landlord and Tenant desire to amend the Lease herein to extend the Term thereof, to provide for the expansion of the Premises to include additional space on the 15th, 19th, and 20th Floors of the Building (collectively, the “Expansion Premises”) and to modify certain other provisions as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

PART I - GENERAL PROVISIONS - EXISTING PREMISES

1.                                       Definitions.  Each capitalized term used in this Fifth Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2.                                       Extension Term; Renewal Rights.  The Term of the Lease is hereby extended for an additional [***] period (the “Extension Term”).  The Extension Term will commence [***] (the “Extension Termination Date”).  For purposes of Section 45 of the Lease (“Renewal Rights”), the Extension Termination Date shall be substituted for the “Termination Date”, thereby affording Tenant a one-time option to renew the Term for [***], subject to the terms and conditions set forth in Section 45.

3.                                       Rent.   During the Extension Term, Annual Rent for the Existing Premises and the Monthly Installments thereof shall be as set forth below, payable in the manner provided in Article 3 of the Lease:

Period	Annual Base Rent	Monthly Installment of Base Rent	Per Square Foot Annual Rent

[***]	[***]	[***]	[***]

4.                                       Tenant’s Proportionate Share.  During the Extension Term, for the purposes of determining Adjusted Monthly Base Rent pursuant to Article 4 of the Lease as amended hereby, Tenant’s Proportionate Share as set forth on the Reference Page of the Lease attributable to the Existing Premises, effective on September 1, 2003, shall be increased to 3.718% (based on a remeasured rentable area of the Building of 512,205 square feet).  Tenant’s Proportionate Share will increase upon the respective “Expansion Space Commencement Date” defined below for each expansion of the Premises described below.

5.                                       Extension of Storage Agreements.  The Term of each of the Storage Agreements is hereby extended from their respective expiration dates of [***].  Notwithstanding the foregoing, it is acknowledged that the Storage Agreement dated April 30, 1999 for Suite 65 (the “Suite 65 Storage Agreement”) provides for an expiration date of [***].  Landlord and Tenant agree that the Suite 65 Storage Agreement is hereby amended to provide for a termination date of [***] as if said date had been the date for expiration of the Term thereof initially and all terms and provisions of the Suite 65 Storage Agreement that purport to apply to periods subsequent to [***] are hereby rendered null and void and of no force and effect.  With respect to the remaining Storage Agreements, the “Monthly Installment of Rent” under each said Storage Agreement shall increase for the period from [***] at a rate of [***] per square foot per annum on a cumulative, compounded basis, over the Monthly Installment of Rent provided for in said Agreement for the year ending [***].

6.                                       No Tenant Allowance.  Landlord shall not provide Tenant with any tenant allowance for the Existing Premises in connection with the extension of the Term and other amendments to the Lease described in this Fifth Amendment, except to the extent expressly provided for below with respect to the Expansion Premises.

7.                                       Condition of Premises.  Tenant’s execution and delivery of this Fifth

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amendment shall be conclusive evidence that the Existing Premises are in good order and satisfactory condition as of the date hereof.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Existing Premises or the Building and no representation or warranty regarding the condition of the Existing Premises or the Building or regarding any other matter of any kind or nature has been made by or on behalf of Landlord to Tenant under or by reason of this Fifth Amendment.

8.                                       Improvements Required For Existing and Expansion Premises; Suite 1943 and Rooftop.   Landlord and Tenant acknowledge that Tenant is required to install certain improvements (the “Roof and Suite 1943 Improvements”) in Suite 1943 and on the roof of the Building to accommodate Tenant’s mechanical, electrical and heating, ventilating and cooling needs for the Existing Premises and the New Premises.  The major components of such improvements include four (4) rooftop HVAC units and various transformers, ups units, batteries and other equipment to be installed in Suite 1943.  All plans, specifications and working drawing for any work to be performed to install the Roof and Suite 1943 Improvements (the “Plans”) shall be submitted to Landlord for review.   Landlord shall have the right to disapprove the Plans or to require modifications thereto as are reasonable in light of the equipment to be installed and work to be performed, which modifications may include the installation of additional structural support to Suite 1943 as is necessary to support loads created by the improvements to be installed.  Landlord shall have five (5) business days following the delivery of the Plans to approve or disapprove same, and, if disapproved, to require modifications thereto as reflected above.  If disapproved, Tenant shall make the required modifications to the Plans and shall resubmit them to Landlord in accordance with the foregoing procedure.  Tenant has agreed to bear all costs associated with the preparation of the Plans, the Roof and Suite 1943 Improvements, and the work required to install such improvements at Tenant’s sole cost and expense and to engage ESD as the engineer to prepare systems plans for such improvements.  If requested by Landlord by written notice to Tenant given not less than six (6) months prior to the Extension Termination Date, Tenant, prior to the expiration of the Term, shall remove the Roof and Suite 1943 Improvements and all cabling, hardware and other equipment associated therewith, regardless of whether installed in the Existing Premises, the Expansion Premises or any computer rooms located therein, and Tenant shall surrender all rooftop areas and Suite 1943 in substantially the same condition as existed prior to the installation of the Roof and Suite 1943 Improvements.  Tenant shall be liable, and shall promptly reimburse Landlord for, the cost of repairing all damage done to the Building by the installation, removal or failure to remove such improvements, including filling and sealing of any holes or cavities created by the removal thereof.  All other provisions of the Lease requiring Tenant to provide insurance to and indemnify Landlord against risks associated with the use of the Premises shall apply to the rooftop area used by Tenant and to the Roof and Suite 1943 Improvements and Tenant agrees to fully comply with the requirements of any warranty or guaranty affecting the roof of the Building.

9.                                       Notice Provisions.  The Reference Page of the Lease is hereby amended to reflect the following address to Landlord:

“Lincoln-Carlyle Hartford, L.L.C.

c/o Lincoln Property Company

120 North LaSalle Street

Chicago, Illinois 60602

Attention:  Vice President-Asset Management”

10.                                 Real Estate Broker.   Tenant represents that Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Fifth Amendment and no such person initiated or participated in the negotiation of this Fifth Amendment or is entitled to any fee or commission in connection herewith.  Tenant hereby agrees to indemnify and hold Landlord, its property manager and their respective agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, salesperson or finder for any fee or commission alleged to be due such broker, salesperson or finder in connection with this Fifth Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by Tenant.

11.                                 Te1ecommunications Riser.   Tenant has requested that Landlord install an additional telecommunications riser in the Building to service Tenant’s (and possibly other tenants) telecommunications needs.  Landlord has not agreed to install any such riser, but hereby agrees to work with Tenant in good faith to develop a joint plan to service Tenant’s present and future telecommunications needs, including the sharing of costs associated with the installation or use of any new riser or improvements to the existing riser.  In addition, Landlord may impose reasonable usage fees associated with Tenant’s use of the existing or any newly constructed riser.  The foregoing, however, shall not be deemed to impose on Landlord any affirmative or implied obligation to construct or install such new riser or other improvements.

12.                                             Expansion of Right of First Offer.   Section 43 of the Lease is hereby amended to add to the “Option Premises” (as defined therein) any space which becomes available for leasing which is outside of the Premises and the Expansion Premises and is located on the eleventh (11th) through the twenty-first (21st) floors of the Building, subject to the rights and limitations on Tenant’s right of first offer to lease such additional portions of the Option Premises set forth in Section 43.  In particular, no space will be deemed “available for leasing” pursuant to Section 43 of the Lease if such space is subject to a right or option to lease set forth in or granted under any other lease in the Building unless and until such right or option set forth in such other lease has expired by its terms without being exercised by the tenant granted such right.

PART 2 - EXPANSION PROVISIONS

1.                                       Provisions Relating to Lease of 20th Floor Premises.

(a)                                  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, additional space on the 20th Floor Premises consisting of 4,215 rentable square feet as outlined on Exhibit A-1 hereto and commonly known as Suite 2000 (the “20th Floor Premises”) for a term commencing as set forth below and terminating on the Extension Termination Date (the “20th Floor Premises Term”).

(b)                                 Base Rent payable for the 20th Floor Premises during the 20th Floor Premises Term shall be as set forth in Exhibit B to this Fifth Amendment.  Said Base Rent, together with all Additional Rent payable under the Lease, shall be payable in advance on the first day of each calendar month.  Base Rent for any partial month shall be prorated on the basis of the number of days of such calendar month falling within the 20th Floor Premises Term.

(c)                                  Tenant shall complete any and all work required to be performed in the 20th Floor Premises for occupancy thereof by Tenant (the “Work”) at Tenant’s sole cost and expense (except for Landlord’s Contribution, defined below).  The Work shall be designed and performed in accordance with the Workletter attached as Exhibit C hereto (the “Workletter”), except that Tenant hereby agrees to retain the architect and ESD to prepare all plans and drawings associated with the Work and submit such “Plans” (as defined in said Workletter) for the Work and Landlord shall have a period of five (5) business days to review and provide comments to the Plans.  Rent for the 20th Floor Premises shall commence upon the earlier to occur of (a) when substantial completion of the Work associated with the 20th Floor Premises occurs or is deemed to occur as specified in the Workletter, or (b) the expiration of ten (10) weeks following the date on which Landlord delivers occupancy of the 20th Floor Premises to Tenant for performance of the Work (such earlier date being the “20th Floor Expansion Space Commencement Date).  Landlord hereby agrees to pay Fifty-Nine Thousand Ten and no/l00 Dollars ($59,010.00) (based on $14.00 per square foot) for the Work to be performed in the 20th Floor Space, (“Landlord’s 20th Floor Contribution”), which shall be used for the cost and expense of the Work and architectural and space planning fees associated therewith, and costs associated with the relocation of Tenant’s furnishings, signage and cabling.  In the event less than all of Landlord’s 20th Floor Contribution is paid in connection with the Work, any unused portion thereof shall be credited to Tenant against the first payment(s) of Base Rent and Additional Rent payable for the 20th Floor Premises.

(d)                                 Notwithstanding anything to the contrary set forth above, the foregoing “Provisions Relating to the 20th Floor Premises” are subject to Landlord’s ability to terminate the lease and obtain possession of the Premises of the current tenant of Suite 2000 in the Building.

(e)                                  As of the date Rent commences for the 20th Floor Premises Tenant’s Proportionate Share under the Lease will increase by 0.823%.

2.                                       Provisions Relating to Lease of 19th Floor Premises.

(a)                                  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, additional space on the 19th Floor Premises consisting of 9,393 rentable square feet as outlined on Exhibit A-2 hereto and commonly known as Suite 1925 (the “19th Floor Premises”) for a term commencing as set forth below and terminating on the Extension Termination Date (the “19th Floor Premises Term”).  Tenant shall have the right to enter the 19th Floor Premises for purposes of performing the “Work” (defined in 2(c) below) as and when permitted pursuant to the Workletter.

(b)                                 Base Rent payable for the 19th Floor Premises during the 19th Floor Premises Term shall be as set forth in Exhibit B to this Fifth Amendment.   Said Base Rent, together with all Additional Rent payable under the Lease, shall be payable in advance on the first day of each calendar month.  Base Rent for any partial month shall be prorated on the basis of the number of days of such calendar month falling within the 19th Floor Premises Term.

(c)                                  Tenant shall complete any and all work required to be performed in the 19th Floor Premises for occupancy thereof by Tenant (the “Work”) at Tenant’s sole cost and expense (except for Landlord’s Contribution, defined below).  The Work shall be designed and performed in accordance with the Workletter attached as Exhibit C hereto (the “Workletter”), except that Tenant hereby agrees to retain the architect and ESD to prepare all plans and drawings associated with the Work and submit such “Plans” (as defined in said Workletter) for the Work as soon as possible, but in any event on or before July 30, 1999.  Landlord shall have a period of five (5) business days to review and provide comments to the Plans.  Rent for the 19th Floor Premises shall commence upon the earlier to occur of (a) when substantial completion of the Work associated with the 19th Floor Premises occurs or is deemed to occur as specified in the Workletter, or (b) October 1, 1999 (such earlier date being the “19th Floor Expansion Space Commencement Date”).  Landlord hereby agrees to pay One Hundred Thirty-One Thousand Five Hundred Two and no/100 Dollars ($131,502.00) (based on $14.00 per square foot) for the Work to be performed in the 19th Floor Premises, (“Landlord’s 19th Floor Contribution”), which shall be used for the cost and expense of the Work and architectural and space planning fees associated therewith, and costs associated with the relocation of Tenant’s furnishings, signage and cabling.  In the event less than all of Landlord’s 19th Floor Contribution is paid in connection with the Work, any unused portion thereof shall be credited to Tenant against the first payment(s) of Base Rent and Additional Rent payable for the 19th Floor Premises.

(d)                                 As of the date Rent commences for the 19th Floor Premises Tenant's Proportionate Share under the Lease will increase by 1.834%.

3.                                      Provisions Relating to Lease of 15th Floor Premises.

(a)                                  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, additional space on the 15th Floor Premises consisting of 11,828 rentable square feet as outlined on Exhibit A-3 hereto and commonly known as Suite 1550 (the 15th Floor Premises”) for a term commencing as set forth below and terminating on the Extension Termination Date (the “15th Floor Premises Term”).  Tenant shall have the right to enter the 15th Floor Premises for purposes of performing “Tenant’s Work” (defined in 3(c) below) as and when permitted pursuant to the Workletter.

(b)                                 Base Rent payable for the 15th Floor Premises during the 15th Floor Premises Term shall be as set forth in Exhibit B to this Fifth Amendment.  Said Base Rent, together with all Additional Rent payable under the Lease, shall be payable in advance on the first day of each calendar month.  Base Rent for any partial month shall be prorated on the basis of the number of days of such calendar month falling within the 15th Floor Premises Term.

(c)                                  Tenant shall complete any and all work required to be performed in the 15th Floor Premises for occupancy thereof by Tenant (the “ Work”) at Tenant’s sole cost and expense (except for Landlord’ s Contribution, defined below).  The Work shall be designed and performed in accordance with the Workletter attached as Exhibit C hereto (the “Workletter”), except that Tenant hereby agrees to retain the architect and ESD to prepare all plans and drawings associated with the Work and submit such “Plans” (as defined in said Workletter) for the Work as soon as possible, but in any event on or before July 30, 1999.  Landlord shall have a period of five (5) business days to review and provide comments to the Plans.  Rent for the 15th Floor Premises shall commence upon the earlier to occur of (a) when substantial completion of the Work occurs or is deemed to occur as specified in the Workletter, or (b) October 1, 1999 (such earlier date being the “15th Floor Expansion Space Commencement Date”).  Landlord hereby agrees to pay One Hundred Sixty-Eight Thousand and no/100 Dollars ($168,000.00) (based on $14.00 per square foot) for the Work to be performed in the 15th Floor Space, (“Landlord’s 15th Floor Contribution”), which shall be used for the cost and expense of the Work and architectural and space planning fees associated therewith,

and costs associated with the relocation of Tenant’s furnishings, signage and cabling.   In the event less than all of Landlord’s 15th Floor Contribution is paid in connection with the Work, any unused portion thereof shall be credited to Tenant against the first payment(s) of Base Rent and Additional Rent payable for the 15th Floor Premises.

(d)                                 As of the date Rent commences for the 15th Floor Premises Tenant’s Proportionate Share under the Lease will increase by 2.309%.

PART 3 - MISCELLANEOUS

1.                                       Submission.  Submission of this Fifth Amendment by Landlord or Landlord’s agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Fifth Amendment unless and until this Fifth Amendment is fully signed and delivered by Landlord and Tenant.

2.                                       Binding Effect; Conflict.  The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof.  In the event of any conflict between the terms of the Lease and the terms of this Fifth Amendment, the terms of this Fifth Amendment shall control.  This Fifth Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

3.                                       Consent to Subleases.  Landlord acknowledges that Tenant may elect, from time to time, to sublease portion of the Premises (including portions of the Existing Premises or those portions of the Expansion Premises as to which Tenant has commenced paying Rent) to Terra Nova Trading, L.L.C.  and/or Archipelago Holdings, L.L.C., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates.  In addition, notwithstanding the provisions of Article 10 of the Lease to the contrary, a sublease or subleases of not more than fifty percent (50%) of the aggregate square footage of the Premises to such entities shall be permitted without the prior consent of, but with not less than thirty (30) days’ prior written notice to, Landlord.

4.                                       Limitation of Liability.   Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant’s remedies or judgments.

IN WITNESS WHEREOF, this Fifth Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

TOWNSEND ANALYTICS, LTD.,		LINCOLN-CARLYLE HARTFORD, L.L.C.,
an Illinois corporation		a Delaware limited liability company

By:	/s/MarrGwen Townsend	By: Lincoln Hartford, LLC, a Delaware
limited liability company, Managing Member

Its:	Vice President	By: Lincoln Investors Group 3, Inc., a
Texas corporation, Managing Member
		By:	/s/John B. Grissim
		Name:	John B. Grissim
Authorized Agent

EXHIBITS

A-1	Depiction of 20th Floor Premises
A-2	Depiction of 19th Floor Premises
A-3	Depiction of 15th Floor Premises
B	Expansion Premises Base Rent
C	Workletter

EXHIBIT A-1

[Graphics]

EXHIBIT A-2

[Graphics]

EXHIBIT A-3

[Graphics]

EXHIBIT B TO FIFTH AMENDMENT

20th Floor Premises Base Rent

Period of Lease	Annual Base Rent	Monthly Base Rent	Per Square Foot Annual Rent
11/20/99 - 08/31/00	$76,923.75	$6,410.31	$18.250
09/01/00 - 08/31/01	$79,231.46	$6,602.62	$18.797
09/01/01 - 08/31/02	$81,608.41	$6,800.70	$19.361
09/01/02 - 08/31/03	$84,056.66	$7,004.72	$19.942
09/01/03 - 08/31/04	$86,578.36	$7,214.86	$19.942
09/01/04 - 08/31/05	$89,175.71	$7,431.31	$21.157
09/01/05 - 08/31/06	$91,850.98	$7,654.25	$21.791

[***]

Period of Lease	Annual Base Rent	Monthly Base Rent	Per Square Foot Annual Rent
[***]	[***]	[***]	[***]

[***]

Period of Lease	Annual Base Rent	Monthly Base Rent	Per Square Foot Annual Rent
[***]	[***]	[***]	[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

15TH Floor Premises

19th Floor Premises

20th Floor Premises

WORKLETTER

(Tenant Does the Tenant Build-Out)

TABLE OF CONTENTS

Section

1.	Acceptance of Premises

2.	Work

3.	Preconstruction Activities

4.	Delays

5.	Charges and Fees

6.	Change Orders

7.	Standards of Design and Construction and Conditions of Tenant’s Performance

8.	Insurance and Indemnification

9.	Landlord’s Contribution; Excess Amounts

10.	Miscellaneous

ATTACHMENT A - MINIMUM INFORMATION FOR PLANS

WORKLETTER AGREEMENT

THIS WORKLETTER AGREEMENT (“Workletter”) is executed simultaneously with that certain Fifth Amendment to Lease between Townsend Analytics, Ltd., as Tenant, and Lincoln-Carlyle Hartford, L.L.C., as Landlord (the “Fifth Amendment”), relating to certain “Expansion Premises” (as defined in the Fifth Amendment), which are further defined in the Fifth Amendment as the 15th Floor Premises”, the “19th Floor Premises”, and the “20th Floor Premises”) located at the building commonly known as 100 South Wacker Drive, Chicago, Illinois (“Building”).  For purposes of this Workletter, the “Premises”, if used without further definition, shall mean and refer to that portion of the Work (defined below) associated with the respective three areas of the Expansion Premises referred to above.  Capitalized terms used herein, unless otherwise defined in this Workletter, shall have the respective meanings assigned to them in the Fifth Amendment or the remainder of the Lease; provided that in the event of any conflict between the terms and provisions of the Fifth Amendment and the terms and provisions of the remainder of the Lease, the terms and provisions of the Fifth Amendment shall prevail.

For and in consideration of the agreement to lease the demised premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1.                                       Acceptance of Premises.  Tenant has agreed to accept the Premises in its current “as is” Condition in order to perform the “Work” (defined below) therein.

2.                                       Work.  Tenant, at its sole cost and expense (subject to Landlord’s obligation to fund Landlord’s Contribution), shall perform or cause to be performed the work (the “Work”) in the Premises provided for in the Plans (as defined in Paragraph 3 hereof) submitted to and approved by Landlord.  Tenant’s Work shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with all applicable laws, ordinances, rules and other governmental requirements.   Tenant shall commence the construction of the Work promptly following completion of the preconstruction activities provided for in Paragraph 3 below and shall diligently proceed with all such construction.  Tenant shall coordinate its Work so as avoid interference with any other work being performed by or on behalf of Landlord and other tenants at the Building.

3.                                       Preconstruction Activities.

A.  (I) as to the 15th Floor Premises and the 19th Floor Premises, on or before July 30, 1999, and (II) as to the 20th Floor Premises, on or before the delivery of occupancy of such premises to Tenant, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval:

(i)                                  a detailed construction schedule containing the major components of the Work and the time required for each, including the scheduled commencement date of construction of the Work, milestone dates and the estimated date of completion of construction;

(ii)                                  an itemized statement of the estimated construction cost, including permits and architectural and engineering fees;

(iii)                            evidence satisfactory to Landlord of Tenant’ s ability to pay the cost of the Work in excess of Landlord’s Contribution for such portion of the Premises, if any, as and when payments become due.

(iv)                              the names and addresses of Tenant’s contractors (and the contractors’ subcontractors) to be engaged by Tenant for the Work (“Tenant’s Contractors”).   Landlord has the right to reasonably approve or reasonably disapprove Tenant’s Contractors.  Tenant shall not employ as Tenant’s Contractors any persons or entities disapproved by Landlord.  If Landlord has affirmatively approved only certain contractor(s) and/or subcontractor(s) from Tenant’s list, Tenant shall employ as Tenant’s Contractors only those persons or entities so approved.  Landlord may, at its election, designate a list of approved contractors for performance of work involving electrical, mechanical, plumbing or life-safety systems, from which Tenant must select its contractors for such work;

(v)                              certified copies of insurance policies or certificates of insurance as hereinafter described.  Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord; and

(vi)                              the Plans for the Work, which Plans shall be subject

to Landlord’s approval in accordance with Paragraph 3(B) below.

Tenant will update such information and items by notice to Landlord of any changes.

B.                                     As used herein, the term “Plans” shall mean full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the Work).  The Plans shall include the minimum information shown on Attachment B attached hereto and incorporated herein.  The Plans shall be subject to Landlord’s approval and the approval of all local governmental authorities requiring approval, if any.  Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within five (5) business days after receipt thereof by Landlord.  Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds it consent because, in Landlord’s opinion: (i) the Work is likely to affect adversely Building systems, the structure of the Building or the safety of the Building and its occupants; (ii) the Work would increase Landlord’s ability to furnish services to Tenant or other tenants; (iii) the Work would increase the cost of operating the Building; (iv) the Work would violate any governmental laws, rules or ordinances; (v) the Work contains or uses hazardous or toxic materials; (vi) the Work would adversely affect the appearance of the Building; (vii) the Work would adversely affect another tenant’s premises; or (viii) the Work is prohibited by any mortgage on the Building.  The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar to or dissimilar from the foregoing.  Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications, at Tenant’s request prior to completion of the full, final detailed Plans, in order to expedite preparation of the final Plans and the approval process.  If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within three (3) days thereafter, submit to Landlord for its approval the Plans as amended in accordances with the changes so required.  The Plans shall also be revised, and the Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector.  Landlord’s approval of the Plans shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements.

C.  No Work shall be undertaken or commenced by Tenant in the Premises until:

(i)                         the Plans have been submitted to and approved by Landlord;

(ii)                      all necessary building permits have been obtained by Tenant;

(iii)                   all required insurance coverages have been obtained by Tenant. (Failure of Landlord to receive evidence of such coverage upon commencement of the Work shall not waive Tenant’s obligations to obtain such coverages.);

(iv)                  items required to be submitted to Landlord prior to commencement of construction of the Work have been so submitted and have been approved, where required; and

(v)                     Landlord has given written notice that the Work can proceed, subject to such reasonable conditions as Landlord may impose.

4.                                       Delays.  In the event Tenant fails to deliver or deliver in sufficient and accurate detail the information required under Paragraph 3 on or before the respective dates specified in said Paragraph, or in the event Tenant, for any reason, fails to complete the Work on or before the scheduled commencement date of the term of the Lease for such portion of the Premises, Tenant shall be responsible for rent and all other obligations as set forth in the Lease as to such portion of the Premises from the scheduled date for the commencement date under the Fifth Amendment, regardless of the degree of completion of the Work on such date, and no such delay in completion of the Work shall relieve Tenant of any of its obligations under the Lease.

5.                                       Charges and Fees.  Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to the Work.

6.                                       Change Orders.  All changes to the final Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Work.  All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the rental and other obligations therein set forth.

7.                                       Standards of Design and Construction and Conditions of Tenant's Performance.  All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 7, except as the same may be modified in the Plans approved by or on behalf of Landlord and Tenant.

A.                                   Tenant’s Plans and all design and construction of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord’s fire insurance underwriters.  Approval by Landlord of the Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance.  Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.

B.                                     Tenant shall obtain, at its own cost and expense, all required building permits and, when construction has been completed, shall obtain, at its own cost and expense, an occupancy permit for the Premises, which permit shall be delivered to Landlord.  Tenant’s failure to obtain such permits shall not cause a delay in the commencement of the Lease or the rental and other obligations therein set forth.

C.                                     Tenant’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building.  All work shall be coordinated with any other construction or other work in the Building in order not to affect adversely construction work being performed by or for Landlord or its tenants, it being understood that, in the event of any conflict, Landlord and its contractors and subcontractors shall have priority over Tenant and Tenant’s Contractors.

D.                                    Landlord shall have the right, but not the obligation, to perform on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work (i) which Landlord deems to be necessary on an emergency basis, (ii) which pertains to structural components, building systems or the general utility systems for the Building, (iii) which pertains to the erection of temporary safety barricades or signs during construction, or (iv) which pertains to patching of the Work and other work in the Building.

E.                                      Tenant shall use only new, first-class materials in the Work, except where explicitly shown otherwise in the Plans approved by Landlord and Tenant.  Tenant shall obtain warranties of at least one (1) year’s duration from the completion of the Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Work.

F.                                      Tenant and Tenant’s Contractors, in performing work, shall not interfere with other tenants and occupants of the Building.  Tenant and Tenant’s Contractors shall make all efforts and take all steps appropriate to construction activities undertaken in a fully occupied, first-class office building so as not to interfere with the operation of the Building and shall, in any event, comply with all reasonable rules and regulations existing from time to time at the Building.  Tenant and Tenant’s Contractors shall take all precautionary steps to minimize dust, noise and construction traffic and to protect their facilities and the facilities of others affected by the Work and to properly police same.  Construction equipment and materials are to be kept within the Premises, and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building.

G.                                     Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and employees from the Building.  No such action by Landlord shall delay the commencement of the Lease or the rental and other obligations therein set forth.

H.                                    Utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Work and shall be paid for by Tenant at Landlord’s rates.  Tenant shall apply and pay for all utility meters required.  Tenant shall pay for all support services provided by Landlord’s contractors.  All use of freight elevators is subject to scheduling by Landlord.  Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building’s waste containers.

I.                                         Tenant shall permit access to the Premises, and the Work shall be subject to inspection, by Landlord and Landlord’s architects,

engineers, contractors and other representatives at all times during the period in which the Work is being constructed and installed and following completion of the Work.

J.                                        Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall complete the same as and when provided for in the Fifth Amendment and this Workletter.  Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord and Landlord’s title insurance company with such further documentation as may be necessary under Paragraph 9 below.

K.                                    Tenant shall have no authority to deviate from the Plans in performance of the Work, except as authorized by Landlord and its designated representative in writing.  Tenant shall furnish to Landlord “as-built” drawings of the Work within sixty (60) days after completion of the Work.

L.                                      Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.

M.                                 Tenant shall impose on and enforce all applicable terms of this Workletter Agreement against Tenant’s architect and Tenant’s Contractors.

8.                                       Insurance and Indemnification.

A.                                   In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:

(i)                         workers’ compensation and employers’ liability insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts;

(ii)                      comprehensive or commercial general liability insurance (including contractors’ protective liability) in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $10,000,000.00.  Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them;

(iii)                   comprehensive automobile liability insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired or nonowned, in an amount not less than $500,000.00 for each person in one accident and $1,000,000.00 for injuries sustained by two or more persons in any one accident, and property damage liability in an amount not less than $1,000,000.00 for each accident.  Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them;

(iv)                  “all risk” builder’s risk insurance upon the entire Work to the full insurable value thereof.  This insurance shall include the interests of Landlord and Tenant (and their respective contractors and’ subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage, and shall include “all risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief.  If portions of the Work are stored off the site of the Building or in transit to said site are not covered under said “all risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work.  Any loss insured under said “all risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interests may appear.

All policies (except the workers compensation policy) shall be endorsed to include as additional insured parties Landlord and its beneficiaries, their partners, directors, officers, employees and agents, Landlord’s contractors, Landlord’s architects, and such additional persons as Landlord may designate.  The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workers’ compensation policy) to be obtained by Tenant pursuant to this Paragraph.   The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or nonrenewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for nonpayment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties.   Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

B.                                     Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord’s contractors and Landlord’s architects and their partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant’s Contractors into the Building and the Premises, including, without limitation, mechanics’ liens or the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors and bodily injury to persons (including, to the maximum extent provided by law, claims arising under the Illinois Structural Work Act) or damage to the property of Tenant, its employees, agents, invitees or licensees or others.  It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

9.                                       Landlord’s Contribution; Excess Amounts.

A.                                   Upon completion of the Work, Tenant shall furnish Landlord with final waivers of Liens and contractors’ affidavits, in such form as may be required by Landlord, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building.  Tenant shall submit to

Landlord a detailed breakdown of Tenant’s total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

B.                                     Upon completion of the Work and Tenant’s satisfaction of all requirements set forth herein, Landlord promptly shall make a dollar contribution in the amount attributable to the portion of the Premises so completed, as specified in the Fifth Amendment (“Landlord’s Contribution”) (each of which is Fourteen Dollars ($14.00) per square foot of rentable area of such portion of the Premises) for application to the extent thereof to the cost of the Work.  If the cost of the Work exceeds Landlord’s Contribution, Tenant solely shall have responsibility for the payment of such excess cost.  If the cost of the Work is less than Landlord’s Contribution, Tenant shall be entitled to an offsetting credit against the first installment(s) of Base Rent due under the Lease for the applicable portion of the Premises until such excess amount has been utilized.  Notwithstanding anything herein to the contrary, Landlord may deduct from Landlord’s Contribution any amounts due to Landlord or its architects or engineers under this Workletter, if any.

10.                                 Miscellaneous.

A.                                   Except as expressly set forth herein or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises.

B.                                     If the Plans for the Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, then Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets.

C.                                     Time is of the essence under this Workletter.

D.                                    Any person signing this Workletter on behalf of Landlord and/or Tenant warrants and represents he has authority to do so.

E.                                      If Tenant fails to make any payment relating to the Work as required hereunder, Landlord, at its option, may complete the Work pursuant to the approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord.  Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a default under the Lease, and Landlord shall have all the rights and remedies granted to

Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

F.                                      Notices under this Workletter shall be given in the same manner as under the Lease.

G.                                     The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlords interest in the Building.

H.                                    The headings set forth herein are for convenience only.

I.                                         This Workletter sets forth the entire agreement of Tenant and Landlord regarding the Work.  This Workletter may only be amended if in writing and duly executed by both Landlord and Tenant.

HARTFORD PLAZA

100-150 SOUTH WACKER DRIVE

CHICAGO, ILLINOIS 60606

STORAGE SPACE LEASE AGREEMENT

THIS STORAGE SPACE LEASE AGREEMENT (Storage Lease”) is made arid entered into as of the1st day of July, 1999 by and between LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company (“Landlord”) having an office at 150 South Wacker Drive, Chicago, Illinois 60606, and  TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Tenant”).

1.                                       Landlord, as Landlord, and Tenant, as Tenant entered into that certain lease, as amended (“Main Lease”) of certain premises (“Main Premises”) located in Suite 2040 in the building commonly known as 100 South Wacker Drive, Chicago, Illinois for the Term commencing August 15, 1996 and ending August 31, 2003.

2.                                       Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (“Storage Premises”) identified as Suite 1943 on the 19th floor containing approximately 581 rentable square feet in the building (“Building”) commonly known as 100 South Wacker Drive, Chicago, Illinois, for the term (“Term”) commencing on July 1, 1999 and terminating on August 31, 2006.

3.                                       The Storage Premises shall be used only for the storage of such of Tenant’s own files, records, furniture, furnishings, equipment and other items as shall be ancillary to Tenant’s use of the Main Premises authorized in the Main Lease, The Storage Premises shall not be used in any way which is inconsistent with any of the Rules and Regulations attached to or issued pursuant to the Main Lease or any reasonable other Rule or Regulation issued by Landlord from time to time with respect to the use of storage spaces in the Building generally, interferes with the rights of other tenants or occupants of the Building, increases the cost of or invalidates any insurance, or exceeds the load bearing or other capacity of the Storage Premises or the Building’s facilities.

4.                                       Tenant agrees to pay Landlord for the Storage Premises rent (“Annual Rent”) by paying one-twelfth thereof (the “Monthly Installment of Rent”) on the first day of each month of the term hereof as follows:

Period	Monthly Installment

07/01/99 - 06/30/00	$629.42

07/01/00 - 06/30/01	$653.63

07/01/01 - 06/30/02	$677.83

07/01/02 - 06/30/03	$702.04

07/01/03 - 08/31/04	$726.25

09/01/04-08/31/05	$750.46

09/01/05 - 08/31/06	$774.67

Any rent or other sum due to be paid by Tenant hereunder which is not paid when due shall bear interest and/or late charges at the same rate as provided in Article 3 of the Main Lease for a sum due under the Main Lease and not paid when due.

5.                                       Tenant acknowledges and agrees that in order to make the storage space in Suite 1943 available for lease to Tenant, Landlord needed to reduce the storage space in Suite 1945 presently leased to another tenant, RREEF Management Company (“RREEF”), and to make additional substitution storage space available for lease to RREEF.  Specifically, in connection with such reduction and substitution, Landlord agreed, at its cost and expense, to: (i) erect a demising wall in Suite 1945 to reconfigure that Suite as shown on the floor plan attached hereto as Exhibit 1; (ii) arrange for the electrical lines in Suite 1945 to be redesignated to reflect the reconfiguration of Suite 1945; and (iii) remove a demising wall in Suite 2330 to reconfigure that Suite as shown on the floor plan attached hereto as Exhibit 2.  Tenant agrees to reimburse Landlord as additional rent hereunder for Landlord’s costs and expenses in connection with items (i) through (iii) of the preceding sentence.  Tenant shall pay Landlord within ten (10) days of receipt of an invoice from Landlord regarding such matters.

6.                                       Except as provided in items (i) and (ii) to Section 5 above, Tenant shall accept the Storage Premises “as is”.  Tenant shall not make any alterations, additions or improvements to or modifications of the Storage Premises without Landlord's written consent first obtained, but shall, at all times during the Term, keep the Storage Premises in good condition and repair, excepting damage thereto by fire, earthquake, act of God or the elements, and free of all claims in the nature of claims for mechanics’ liens arising out of any work or materials procured by Tenant, shall comply with all governmental laws, ordinances and regulations applicable to the use and its occupancy of the Storage Premises, shall not suffer or permit any waste or disreputable, damaging or immoral activity in or about the Storage Premises and shall promptly comply with all governmental orders and directives for the corrective prevention and abatement of any violations or nuisances in or upon, or connected with the Premises, and at the end of the Term return the Storage Premises in the condition herein required all at Tenant’s sole expense.

7.                                       Landlord shall maintain the structural elements and the HVAC and electrical systems of the Building in good order and repair but is not otherwise required to make any repairs or replacements of the Storage Premises or any part thereof, or to provide any utilities or services for the Storage Premises beyond such as are at such time being provided by Landlord for similar storage spaces in the Building.

8.                                       Tenant shall have no right to, and shall not, assign or pledge this Storage Lease, or sublet or permit the use or occupancy of all or any part of the Storage Premises by anyone other than Tenant, either voluntarily or by operation of law; provided however that Landlord acknowledges that Tenant may elect, from time to time, to sublease portions of the Storage Premises to Terra Nova Trading, L.L.C.  and/or Archipelago Holdings, L.L.C., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates upon notice to, but without the approval of Landlord.

9.                                       In addition to those mentioned elsewhere herein, the following Articles of the Main Lease, as presently in effect, are hereby incorporated in and made a part of this Storage Lease to all intents and purposes as though set forth at length herein:

8.                                       LIENS

9.                                       ENVIRONMENTAL MATTERS

11.                                 INDEMNIFICATION

12.                                 INSURANCE

13.                                 WAIVER OF SUBROGATION

15.                                 HOLDING OVER

16.                                 SUBORDINATION

17.                                 RULES AND REGULATIONS

18                                    REENTRY BY LANDLORD, PERFORMANCE OF TENANT’S OBLIGATIONS

19.                                 DEFAULT

20.                                 REMEDIES

21.                                 TENANT’S BANKRUPTCY OR INSOLVENCY

22.                                 QUIET ENJOYMENT

23.                                 DAMAGE BY FIRE, ETC.

24.                                 EMINENT DOMAIN

25.                                 SALE BY LANDLORD

26.                                 ESTOPPEL CERTIFICATE

27.                                 SURRENDER OF PREMISES

28.                                 NOTICES

29.                                 TAXES PAYABLE BY TENANT

30.                                 LANDLORD’S LIEN

32.                                 REMOVAL OF TENANT’S PROPERTY

33.                                 DEFINED TERMS AND HEADINGS

34.                                 TENANT’S AUTHORITY

35.                                 ENFORCEABILITY

37.                                 TIME AND APPLICABLE LAW

38.                                 SUCCESSORS AND ASSIGNS

39.                                 ENTIRE AGREEMENT

40.                                 EXAMINATION NOT OPTION

41.                                 RECORDATION

44.                                 TERMINATION OPTION

45.                                 OPTION TO RENEW

As so incorporated said Articles as presently existing shall be unaffected by and remain in full force and effect notwithstanding any amendment or modification of the Main Lease and shall apply to this Storage Lease, the Storage Premises, and the Annual and Monthly Installments of Rent to be paid under this Storage Lease in the same way as said provisions presently apply to the Main Lease, the Premises leased thereunder and the Annual and Monthly Installments of Rent to be paid under the Main Lease.

10.                                 Landlord reserves the right to substitute for the Storage Premises other space (“Substitute Space”) situated within the 100-150 South Wacker Drive Buildings and having a storage capacity and a physical condition at least equal to that of the Storage Premises.  This right of substitution shall be exercised only by written notice given to Tenant by Landlord describing the Substitute Space and specifying an Effective Date for

said substitution at least sixty (60) days after the date of said notice.   Notwithstanding the foregoing notice from Landlord, Tenant shall then have the right to instead terminate this Storage Lease as of the Effective Date by written notice given to Landlord within thirty (30) days after the aforesaid notice from Landlord shall have been given to Tenant.  Absent such notice timely given by Tenant, on the Effective Date the Substitute Space shall for all the purposes hereof become and thereafter be the Storage Premises in lieu of the Storage Premises theretofore specified, and Landlord shall pay or reimburse to Tenant all the reasonable costs and expenses of preparing the Substitute Space for Tenants occupancy and of moving all of the property of Tenant situated in the original Storage Premises to the Substitute Space.

11.                                 Redress for any claims against Landlord under this Storage Lease shall only be made against Landlord to the extent of Landlord's interest in the property to which the leased premises are a part.  The obligations of Landlord under this Storage Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries stockholders, employees or agents of Landlord, or the investment manager.

IN WITNESS WHEREOF, Landlord and tenant have executed this Storage Space Lease Agreement as of the day and year first written above.

TENANT:		LANDLORD:

TOWNSEND ANALYTICS, LTD.,		LINCOLN-CARLYLE HARTFORD, L.L.C.,
an Illinois corporation		a Delaware limited liability company

By:	/s/MarrGwen Townsend	By: Lincoln Hartford, LLC, a Delaware
limited liability company, Managing Member

Its:	Vice President	By: Lincoln Investors Group 3, Inc., a
Texas corporation, Managing Member
		By:	/s/John B. Grissim
		Name:	John B. Grissim
Authorized Agent

EXHIBIT 1

[Graphics]

EXHIBIT 2

[Graphics]

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (“Sixth Amendment”) is made as of the 27th  day of August, 1999, by and among LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company (“Landlord”), and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Tenant”).

WITNESSETH:

A.                                   Landlord’s predecessor-in-interest and Tenant entered into a certain lease dated as of June 3, 1996, as amended by a letter agreement dated August 28, 1996 and by Amendments dated as of December 20, 1996, July 17, 1997, July 31, 1998, November 12, 1998 and July 1, 1999 (said July 1, 1999 Amendment being referred to herein as the “Fifth Amendment”) (the original Lease, as amended by such letter agreement and Amendments is referred to herein as the “Lease”), whereby Landlord’s predecessor-in-interest or Landlord leased to Tenant certain premises consisting of Suite Nos. 1550 (11,828 rental square feet), 1925 (9,393 rental square feet), 2000 (4,215 rental square feet), 2040 (9,939 rentable square feet), 2012 (3,241 rentable square feet), 2020 (2,852 rentable square feet) and 2015 (3,010 rentable square feet) (collectively, the “Existing Premises”) on the fifteen (15th), nineteenth (19th) and twentieth (20th) floor of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) for a term expiring on August 31, 2006.  Landlord has also entered into various Storage Space Lease Agreements dated October 13, 1997 (Suite 2045-587 rentable square feet), December 15, 1997 (Suite 2017-120 rentable square feet), January 14, 1998 (Suite 2023-318 rentable square feet), April 30, 1999 (Suite 65-846 rentable square feet) and July 1, 1999 (suite 1943 - 581 rental square feet) (collectively, the “Storage Agreements”).

B.                                     Landlord and Tenant desire to amend the Lease herein to provide for the expansion of the Premises to include additional space consisting of 2,033 rental square feet of space located on the 20th Floor of the Building depicted on Exhibit A attached hereto (the “Suite 2010 Premises”) and to modify certain other provisions as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Subject to the provisions of Section 5 below, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, Suite 2010, consisting of 2,033 rentable square feet as outlined on Exhibit A hereto and commonly known as Suite 2010 for a term commencing as set forth below and terminating on August 31, 2006 (subject to the renewal rights of Tenant set forth in the Lease) (the “Suite 2010 Term”). Upon delivery of the Suite 2010 Premises to Tenant as provided below, such space shall become part of the “Premises” under the Lease.

2.                                       Base Rent payable for the Suite 2010 Premises during the Suite 2010

Term shall be as set forth in Exhibit B to this Sixth Amendment. Said Base Rent, together with all Additional Rent payable under the Lease, shall be payable in advance on the first day of each calendar month. Base Rent for any partial month shall be prorated on the basis of the number of days of such calendar month falling within the Suite 2010 Term.

3.                                       Tenant shall complete any and all work required to be performed in the Suite 2010 Premises for occupancy thereof by Tenant (the “Work”) at Tenant’s sole cost and expense (except for Landlord’s Contribution, defined below). The Work shall be designed and performed in accordance with the Workletter attached as Exhibit C to the Fifth Amendment (the “Workletter”), except that Tenant hereby agrees to cause to be prepared by an architect or engineer acceptable to Landlord all plans and drawings associated with the Work and to submit all “Plans” (as defined in said Workletter) for the Work to Landlord for prior approval.  Landlord shall have a period of five (5) business days to review and provide comments to the Plans. Rent for the Suite 2010 Premises shall commence upon the earlier to occur of (a) the date on which substantial completion of the Work associated with the Suite 2010 Premises occurs or is deemed to occur as specified in the Workletter, or (b) the expiration of eight (8) weeks following the date on which Landlord delivers occupancy of the Suite 2010 Premises to Tenant for performance of the Work (such earlier date being the “Suite 2010 Commencement Date”); provided, however, that in the event the nature of the Work is such that Landlord determines that abatement of any asbestos-containing materials is required, Landlord shall perform such abatement (a) as expeditiously as is commercially reasonable, and (b) at Landlord's sole cost and expense, and the time period Landlord is required to occupy the Suite 2010 Premises after commencement of the Work to perform such abatement shall not be included in the eight (8) week period described above. Landlord hereby agrees to pay Twenty Eight Thousand Four Hundred Sixty Two and no/100 Dollars ($28,462.00) (based on $14.00 per square foot) for the Work to be performed in the Suite 2010 Space, (“Landlord’s Suite 2010 Contribution”), which shall be used for the cost and expense of the Work and architectural and space planning fees associated therewith. In the event less than all of Landlord’s Suite 2010 Contribution is paid in connection with the Work, any unused portion thereof shall be credited to Tenant against the first payment(s) of Base Rent payable for the Suite 2010 Premises.

4.                                       As of the date Rent commences for the Suite 2010 Premises, Tenant’s Proportionate Share under the Lease will increase by 0.397%.

5.                                       Notwithstanding anything to the contrary set forth above, the foregoing rights and obligations of Landlord and Tenant with respect to the Suite 2010 Premises are subject to (a) the current tenant occupying Suite 2008 (1,500 rentable square feet of space) vacating such space; (b) Landlord’s ability to terminate the lease of the current tenant (American Trading Group, L.P.) of Suite 2010 (533 rentable square feet of space) in the Building (the “American Trading Lease”) on terms reasonably acceptable to Landlord and American Trading Group, L.P. and (c) Tenant’s agreement, and furnishing to Landlord of adequate security for Tenant’s commitment, to pay any and all termination payments required to be paid to such tenant in connection with Landlord’s termination of the American Trading Lease, to the extent not in excess of $25,000. It is currently anticipated that such termination of the American Trading Lease will require payments of $12,500 upon execution of a Lease Termination Agreement between Landlord and American

Trading Group, L.P and $12,500 upon vacation and surrender of its space. Accordingly, for purposes of the foregoing, “adequate security” will be deemed to mean (i) deposit by Tenant with Landlord of a check payable to American Trading Group, L.P. representing good funds in the amount of $12,500.00 (the “Initial Deposit”) upon execution of this Sixth Amendment, and (ii) Tenant’s agreement to tender to American Trading Group, L.P. the remaining required termination payment (the “Final Deposit”, which shall not be in excess of an additional $12,500) prior to the date required to be paid by Landlord to American Trading Group, L.P. In the event Tenant fails to pay the Final Deposit within five (5) days following written demand from Landlord, Landlord shall be entitled immediately to reduce Landlord’s Suite 2010 Contribution by any amount unpaid by Tenant. Landlord covenants to use the Initial Deposit and the Final Deposit to make required termination payments as described above and to refund the Initial Deposit to Tenant if it is unable to secure a Lease Termination Agreement with American Trading Group, L.P. on terms consistent with the foregoing prior to August 27, 1999.

6.                                       Submission. Submission of this Sixth Amendment by Landlord or Landlord's agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Sixth Amendment unless and until this Sixth Amendment is fully signed and delivered by Landlord and Tenant.

7.                                       Binding Effect; Conflict. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof.  In the event of any conflict between the terms of the Lease and the terms of this Sixth Amendment, the terms of this Sixth Amendment shall control.  This Sixth Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

8.                                       Consent to Subleases.  Landlord acknowledges that Tenant may elect, from and after the date Tenant has commenced paying Rent with respect to the Suite 2010 Premises, to sublease portions of the Suite 2010 Premises to Terra Nova Trading, L.L.C. and/or Archipelago Holdings, L.L.C., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates. As set forth in Part 3, paragraph 3 of the Fifth Amendment, a sublease or subleases of not more than fifty percent (50%) of the aggregate square footage of the Premises (including the Suite 2010 Premises) to such entities shall be permitted without the consent of, but with not less than thirty (30) days’ prior written notice to, Landlord.

9.                                       Limitation of Liability.  Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant’s remedies or judgments.

IN WITNESS WHEREOF, this Sixth Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

TOWNSEND ANALYTICS, LTD,		LINCOLN-CARLYLE HARTFORD, L.L.C.,
an Illinois corporation		a Delaware limited liability company

		By:	Lincoln Investors Group 3, Inc., a Texas corporation, Managing Member

		By:	Lincoln Hartford, LLC, a Delaware Limited liability company, Managing
By:	/s/MarrGwen Townsend		Member
Its:	Vice President

		By:	/s/John B. Grissim
		Name:	John Grissim
Authorized Agent

EXHIBITS

A Depiction of Suite 2010 Premises

B Suite 2010 Base Rent

[Graphics]

EXHIBIT B TO SIXTH AMENDMENT

Suite 2010 Premises Base Rent

Period of Lease	Annual Base Rent	Monthly Base Rent	Per Square Foot Annual Rent
*** - 08/31/00	$37,102.25	$3,091.85	$18.250
09/01/00 - 08/31/01	$38,215.32	$3,184.61	$18.797
09/01/01 - 08/31/02	$39,361.78	$3,280.15	$19.361
09/01/02 - 08/31/03	$40,542.63	$3,378.55	$19.942
09/01/03 - 08/31/04	$41,758.91	$3,479.91	$19.942
09/01/04 - 08/31/05	$43,011.68	$3,584.31	$21.157
09/01/05 - 08/31/06	$44,302.03	$3,691.84	$21.791

*** - Rent Commencement Date for the Suite 2010 Premises

SEVENTH AMENDMENT TO LEASE

[***]

*** The Seventh Amendment to Lease has been omitted in its entirety and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (“Eighth Amendment”) is made as of the 1st day of May, 2000, by and among LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company (“Landlord”), and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Tenant”).

WITNESS ETH:

A.                                   Landlord’s predecessor-in-interest and Tenant entered into a certain lease dated as of June 3, 1996, as amended by a letter agreement dated August 28, 1996 and by Amendments dated as of December 20, 1996, July 17, 1997, July 31, 1998, November 12, 1998, July 1, 1999, August 27, 1999 and September 10, 1999 (the original Lease, as amended by such letter agreement and Amendments is referred to herein as the “Lease”), whereby Landlord’s predecessor-in-interest or Landlord leased to Tenant certain premises consisting of Suite Nos.  1550 (11,828 rentable square feet), 1925 (9,393 rentable square feet), 2000 (4,215 rental square feet), 2040 (9,939 rentable square feet), 2012 (3,241 rentable square feet), 2020 (2,852 rentable square feet), 2015 (3,010 rentable square feet), 2010 (2,033 rentable square feet) and 1900 (6,972 rentable square feet) (collectively, the “Existing Premises”) on the fifteen (15th) nineteenth (19th) and twentieth (20th) floor of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) for a term expiring on August 31, 2006.

B.                                     Landlord and Tenant desire to amend the Lease herein to provide for the expansion of the Existing Premises to include additional space consisting of 4,474 rentable square feet of space located on the 17th Floor of the Building depicted on Exhibit A attached hereto (the “Suite 1720 Premises”) and to modify certain other provisions as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.  Lease; Term.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, Suite 1720, consisting of 4,474 rentable square feet as outlined on Exhibit A hereto and commonly known as Suite 1720 for a term commencing on May 1, 2000 (the “Suite 1720 Term Commencement Date”) and terminating on August 31, 2006 (subject to the renewal rights of Tenant set forth in the Lease) (the “Suite 1720 Term”).  Upon delivery of the Suite 1720 Premises to Tenant as provided below, such space shall become part of the “Premises” under the Lease.

2.  Rent.  Base Rent payable for the Suite 1720 Premises during the Suite 1720 Term shall be as set forth in Exhibit B to this Eighth Amendment.  Said Base Rent, together with all Additional Rent payable under the Lease, shall be payable in advance on the first day of each calendar month.  Base Rent for any partial month shall be prorated on the basis of the number of days of such calendar month falling within the Suite 1720 Term.

3.  Condition of Premises.  Tenant’s execution and delivery of this Eighth Amendment shall be conclusive evidence that the Existing Premises and the Suite 1720 Premises were in good order and satisfactory condition as of the date hereof.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Existing Premises, the Suite 1720 Premises or the Building and no representation or warranty regarding the condition of the Existing Premises, the Suite 1720 Premises or the Building has been made by or on behalf of Landlord to Tenant under or by reason of this Eighth Amendment.  Tenant shall accept the Suite 1720 Premises in its “as is” condition.

4.  Adjustment in Proportionate Share.  As of the Suite 1720 Rent Commencement Date, Tenant’s Proportionate Share under the Lease will increase by 0.862%.

5.  Furniture.  As further consideration for Tenant’s execution of this Eighth Amendment, Landlord agrees to convey to Tenant the furniture currently located in the Suite 1720 Premises (the “Furniture”) in its then “as is” condition, such conveyance to be effective as of the Suite 1720 Term Commencement Date.  Landlord represents and warrants to Tenant that Landlord has good title to the Furniture and that the Furniture is not subject to any liens or encumbrances.  Landlord hereby disclaims any warranty of merchantability or fitness for a particular purpose as to the Furniture.  This Eighth Amendment shall be deemed a bill of sale for the Furniture.

6.  Real Estate Broker.  Tenant represents that, except for Lincoln Property Company Commercial, Inc. (“Broker”), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Eighth Amendment and no such person initiated or participated in the negotiation of this Eighth Amendment or is entitled to any fee or commission in connection herewith.  Tenant hereby agrees to indemnify and hold Landlord, its property manager and their respective agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, other than Broker, salesperson or finder for any fee or commission alleged to be due such broker, salesperson or finder in connection with this Eighth Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by Tenant.

7.  Submission.  Submission of this Eighth Amendment by Landlord or Landlord’s agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Eighth Amendment unless and until this Eighth Amendment is fully signed and delivered by Landlord and Tenant.

8.  Binding Effect; Conflict.  The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Eighth Amendment, the terms of this Eighth Amendment shall control.  This Eighth Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

9.  Consent to Subleases.  Landlord acknowledges that Tenant may elect, from and after the date Tenant has commenced paying Rent with respect to the Suite 1720 Premises, to sublease portions of the Suite 1720 Premises to Terra Nova Trading, L.L.C. and/or Archipelago Holdings,

L.L.C., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates. As set forth in Part 3, Paragraph 3 of the Fifth Amendment, a sublease or subleases of not more than fifty percent (50%) of the aggregate square footage of the Premises (including the Suite 1720 Premises) to such entities shall be permitted without the consent of, but with not less than thirty (30) days’ prior written notice to, Landlord.

9.  Limitation of Liability.  Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant’s remedies or judgments.

IN WITNESS WHEREOF, this Eighth Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

TOWNSEND ANALYTICS, LTD.,		LINCOLN-CARLYLE HARTFORD, L.L.C.,
an Illinois corporation		a Delaware limited liability company

By:	/s/MarrGwen Townsend	By: Lincoln Hartford, LLC, a Delaware
limited company, Managing Member

Its:	Vice President	By: Lincoln Investors Group 3, Inc., a
Texas corporation, Managing Member
		By:	/s/John B. Grissim
		Name:	John B. Grissim
Authorized Agent

EXHIBITS

A	Depiction of Suite 1720 Premises
B	Suite 1720 Base Rent

EXHIBIT A TO EIGTH AMENDMENT

Suite 1720 Premises

[Graphics]

A-1

EXHIBIT B TO EIGHTH AMENDMENT

Suite 1720 Premises Base Rent

Period	Annual Base Rent	Monthly Base Rent	Per Square Foot Annual Rent
05/01/00 - 04/30/01	$81,650.50	$6,804.21	$18.25
05/01/01 - 04/30/02	$84,111.20	$7,009.27	$18.80
05/01/02 - 04/30/03	$86,616.64	$7,218.05	$19.36
05/01/03 - 04/30/04	$89,211.56	$7,434.30	$19.94
05/01/04 - 04/30/05	$91,895.96	$7,658.00	$20.54
05/01/05 - 04/30/06	$94,669.84	$7,889.15	$21.16
05/01/06 - 08/31/06	$97,488.46	$8,124.04	$21.79

NINTH AMENDMENT TO OFFICE LEASE

THIS NINTH AMENDMENT TO OFFICE LEASE (“Ninth Amendment”) is made as of the 31st day of August, 2000, by and between LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company (“Landlord”), and TOWNSEND ANALYTICS, LTD., an Illinois corporation.

WITNESSETH:

A.                                   Landlord’s predecessor-in-interest and Tenant entered into a certain lease dated as of June 3, 1996, as amended by a letter agreement dated August 28, 1996 and by Amendments dated as of December 20, 1996, July 17, 1997, July 31, 1998, November 12, 1998, July 1, 1999, August 27, 1999, September 10, 1999 and May 1, 2000 (the original Lease, as amended by such letter agreement and Amendments is referred to herein as the “Lease”), whereby Landlord’s predecessor-in-interest or Landlord leased to Tenant certain premises consisting of Suite Nos. 1550 (11,828 rentable square feet), 1925 (9,393 rentable square feet), 2000 (4,215 rentable square feet), 2040 (9,939 rentable square feet), 2012 (3,241 rentable square feet), 2020 (2,852 rentable square feet), 2015 (3,010 rentable square feet), 2010 (2,033 rentable square feet), 1900 (6,972 rentable square feet) and 1720 (4,474 rentable square feet) (collectively, the “Existing Premises”) on the fifteenth (15th), seventeenth (17th), nineteenth (19th) and twentieth (20th) floor of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) for a term expiring on August 31, 2006.

B.                                     Landlord and Tenant desire to amend the Lease to expand the Premises within the Building for a term not to exceed six (6) months and to modify certain other provisions as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Definitions. Each capitalized term used in this Ninth Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2.                                       Expansion of Premises. Commencing on October 1, 2000 (the “Suite 1730 Expansion Effective Date”), the Premises shall consist of the space currently occupied by Tenant in the Building and an additional three thousand two hundred fifty-one (3,251) square feet of rentable area on the seventeenth (17th) floor (Suite 1730) of the Building as shown on Exhibit A attached hereto and incorporated herein (such additional space being referred to herein as the “Suite 1730 Expansion Space”), such that the total rentable square footage of the Premises shall be sixty-one thousand two hundred eight (61,208) square feet of rentable area. The Suite 1730 Expansion Space shall be leased for a six (6) month term ending on March 31, 2001, subject to early termination by either Landlord or Tenant effective on the last day of any month upon not less than thirty (30) days’ prior written notice to the other party. The last day of the term for the

Suite 1730 Expansion Space is hereinafter referred to as the “Suite 1730 Termination Date”.

3.                                       Reduction of Size of Premises. Commencing on the day after the Suite 1730 Termination Date (the “Reduction Effective Date”), the size of the Premises shall be reduced by eliminating that portion of the Premises consisting of the Suite 1730 Expansion Space (such eliminated space being referred to herein as the “Reduction Space”), such that the total rentable square footage of the Premises shall be fifty-seven thousand nine hundred fifty-seven (57,957) rentable square feet.

4.                                       Obligations for Reduction Space.  Prior to the Reduction Effective Date, Tenant shall (a) remove all Tenant’s trade fixtures and property from the Reduction Space; (b) repair any damage to the Reduction Space caused thereby; (c) surrender the Reduction Space and all keys thereto to Landlord; and (d) perform as to the Reduction Space all other activities specified in the Lease upon surrender of the Premises. Tenant shall be liable to Landlord for all costs and expenses incurred by Landlord as a result of Tenant’s failure to perform any of the foregoing. Any retention of possession by Tenant of all or part of the Reduction Space after the Effective Date shall be deemed a holding over under Section 15 of the Lease without consent of Landlord, and shall be subject to the terms and conditions of said Section 15 with respect to such holdover. Tenant hereby releases Landlord from all claims, costs, causes of action, damages, liabilities or any other matters whatsoever related to the Reduction Space.

Notwithstanding anything contained herein to the contrary, in no event shall Tenant be released from or relieved of any liability with respect to the Reduction Space accruing under the Lease prior to the Reduction Effective Date (including, without limitation, the obligation to perform any conditions and covenants that by the terms of the Lease as it pertains to the Reduction Space survive the termination of the Lease) or of any default under the Lease that occurred prior to the Reduction Effective Date or which would have constituted a default as of the Reduction Effective Date except for the passage of time.

Tenant hereby covenants that Tenant has not at any time done or suffered any act or omission and will not do or suffer any act or omission whereby the Reduction Space or any part thereof are or may be in any way charged, assessed or encumbered. If this covenant is breached, Tenant covenants and agrees to pay Landlord upon demand any and all damages, costs and expenses including, without limitation, attorneys’ fees resulting therefrom.

5.  Rent.  Commencing on the Suite 1730 Expansion Effective Date and continuing to and including the Suite 1730 Termination Date, Annual Rent for the Suite 1730 Expansion Space shall be $97,530.00, payable in equal Monthly Installments of $8,127.50, payable together with the Rent for the remainder of the Premises in the manner provided in Article 3 of the Lease. There shall be no abatement of Rent under or by reason of this Ninth Amendment.

6.                                       Tenant’s Proportionate Share.  There shall be no increase in Tenant’s Proportionate Share by reason of the expansion of the Premises hereunder to include the Suite 1730 Expansion Space therein.

7.  Condition of Premises.  Tenant’s execution and delivery of this Ninth Amendment shall be conclusive evidence that the Premises and the Suite 1730 Expansion Space were in good order and satisfactory condition as of the date hereof. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises, the Suite 1730 Expansion Space or the Building and no representation or warranty regarding the condition of the Premises, the Suite 1730 Expansion Space or the Building or regarding any other matter of any kind or nature has been made by or on behalf of Landlord to Tenant under or by reason of this Ninth Amendment and Tenant agrees to accept possession of the Suite 1730 Expansion Space in “as is” condition.

8.                                       Real Estate Broker.  Tenant represents that, except for Lincoln Property Company Commercial, Inc. (“Broker”), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Ninth Amendment and no such person initiated or participated in the negotiation of this Ninth Amendment or is entitled to any fee or commission in connection herewith. Tenant hereby agrees to indemnify and hold Landlord, its property manager and their respective agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, other than Broker, salesperson or finder for any fee or commission alleged to be due such broker, salesperson or finder in connection with this Ninth Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by Tenant.

9.                                       Submission.  Submission of this Ninth Amendment by Landlord or Landlord’s agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Ninth Amendment unless and until this Ninth Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Ninth Amendment to Landlord or Landlord’s agent, or their respective agents or representatives, shall constitute an irrevocable offer by Tenant to extend the lease term of the Lease on the terms and conditions herein contained, which offer may not be revoked for ten (10) days after such delivery.

10.                                 Binding Effect: Conflict.  The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Ninth Amendment, the terms of this Ninth Amendment shall control. This Ninth Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

11.                                 Limitation of Liability. Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant’s remedies or judgments.

IN WITNESS WHEREOF, this Ninth Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

TOWNSEND ANALYTICS,		LINCOLN-CARLYLE HARTFORD,
LTD., an Illinois corporation		L.L.C., a Delaware limited liability company

		By:	Lincoln Hartford, LLC, a Delaware Liability company, Managing Member
By:	/s/MarrGwen Townsend
Its:	VP	By:	Lincoln Investors Group 3, Inc.,
A Texas corporation, Managing Member

			By:	/s/John B. Grissim
			Name:	John Grissim
V.P.

EXHIBIT A

FLOOR PLAN OF THE SUITE 1730 EXPANSION SPACE

[Graphics]

TENTH AMENDMENT TO LEASE

[***]

*** The Tenth Amendment to Lease has been omitted in its entirety and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ELEVENTH AMENDMENT TO OFFICE LEASE

[***]

*** The Eleventh Amendment to Office Lease has been omitted in its entirety and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TWELFTH AMENDMENT TO OFFICE LEASE

THIS TWELFTH AMENDMENT TO OFFICE LEASE (“Twelfth Amendment) is made as of the 13th day of April, 2001, by and between LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company (“Landlord”), and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Tenant”).

WITNESSETH:

A.                                   Landlord’s predecessor-in-interest and Tenant entered into a certain lease dated as of June 3, 1996, as amended by a letter agreement dated August 28, 1996 and by Amendments dated as of December 20, 1996, July 17, 1997, July 31, 1998, November 12, 1998, July 1, 1999, August 27, 1999, September 10, 1999, May 1, 2000, August 31, 2000, October 12, 2000 and October 31, 2000 (the original Lease, as amended by such letter agreement and Amendments is referred to herein as the “Lease”), whereby Landlord’s predecessor-in-interest or Landlord leased to Tenant certain premises consisting of Suite Nos. 1550 (11,828 rentable square feet), 1925 (9,393 rentable square feet), 2000 (4,215 rentable square feet), 2040 (9,939 rentable square feet), 2012 (3,241 rentable square feet), 2020 (2,852 rentable square feet), 2015 (3,010 rentable square feet), 2010 (2,033 rentable square feet), 1900 (6,972 rentable square feet) and 1720 (4,474 rentable square feet) on the fifteenth (15th), seventeenth (17th), nineteenth (19th) and twentieth (20th) floors of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) for a term expiring on August 31, 2006, (the “Termination Date”), Suite 1730 (3,251 rentable square feet) in the Building for a term ending March 31, 2001, and Suite 1506 (3,628 rentable square feet) in the Building for a term ending April 30, 2001(collectively, the “Existing Premises”).

B.                                     Landlord and Tenant desire to amend the Lease to expand the Premises within the Building, to extend the term of the Lease as to Suite 1506 and Suite 1730 of the Existing Premises, and to modify certain other provisions as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Definitions. Each capitalized term used in this Twelfth Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2.                                       Extension of Term - Suite 1730. The term of the Lease as to Suite 1730 of the Existing Premises is hereby extended for a period of five (5) years and five (5) months (the “Suite 1730 Extension Term”) commencing on April 1, 2001 (the “Suite 1730 Extension Date”) and ending on the Termination Date.

3.                                       Extension of Term - Suite 1506. The term of the Lease as to

Suite 1506 of the Existing Premises is hereby extended for a period of [***] (the “Suite 1506 Extension Term”) commencing on [***] (the “Suite 1506 Extension Date”) and ending on [***] (the “Suite 1506 Termination Date”).

4.                                       Expansion of Premises.

(a)                                  Suite 1710.  Commencing on April 15, 2001 (the “Suite 1710 Expansion Effective Date”), the Premises shall consist of the space then occupied by Tenant in the Building and an additional three thousand eight hundred one (3,801) square feet of rentable area on the seventeenth (17th) floor (Suite 1710) of the Building as shown on Exhibit A attached hereto and incorporated herein (such additional space being referred to herein as the “Suite 1710 Expansion Space”). The Suite 1710 Expansion Space shall be leased for a term ending on October 31, 2001, subject to early termination by either Landlord or Tenant effective on the last day of any month upon not less than thirty (30) days’ prior written notice to the other party. The last day of the term for the Suite 1710 Expansion Space is hereinafter referred to as the “Suite 1 710 Termination Date”.

(b)                                 Suite 1725.  Commencing on May 1, 2001 (the “Suite 1725 Expansion Effective Date”), the Premises shall consist of the space then occupied by Tenant in the Building and an additional four thousand two hundred fifty (4,250) square feet of rentable area on the seventeenth (17th) floor (Suite 1725) of the Building as shown on Exhibit A attached hereto and incorporated herein (such additional space being referred to herein as the “Suite 1 725 Expansion Space”).  Notwithstanding the foregoing, if substantial completion of Landlord’s Work in the Suite 1725 Expansion Space has not occurred by May 1, 2001 due to a Landlord Delay (as defined in the Workletter attached hereto as Exhibit B), the Suite 1725 Expansion Effective Date shall be extended until the date of substantial completion of Landlord’s Work in the Suite 1725 Expansion Space.

(c)                                  Suite 1722.  Commencing on the earlier to occur of (i) June 1, 2001 or (ii) the date of substantial completion of Landlord’s Work in the Suite 1722 Expansion Space (as defined in the Workletter attached hereto as Exhibit B) (the “Suite 1722 Expansion Effective Date”), the Premises shall consist of the space then occupied by Tenant in the Building and an additional nine hundred eighty-nine (989) square feet of rentable area on the seventeenth (17th) floor (Suite 1722) of the Building as shown on Exhibit A attached hereto and incorporated herein (such additional space being referred to herein as the “Suite 1722 Expansion Space”).  Notwithstanding the foregoing, if substantial completion of Landlord’s Work in the Suite 1722 Expansion Space has not occurred by June 1, 2001 due to a Landlord Delay (as defined in the Workletter attached hereto as Exhibit B), the Suite 1722 Expansion Effective Date shall be extended until the date of substantial completion of Landlord’s Work in the Suite 1722 Expansion Space.

(d)                                 Suite 1732.  Commencing on the earlier to occur of(i) August 1, 2001 or (ii) the date of substantial completion of Landlord’s Work in the Suite 1732 Expansion Space (as defined in the Workletter attached hereto as Exhibit B) (the “Suite 1732 Expansion Effective Date”), the Premises shall consist of the space then occupied by Tenant in the Building and an additional one thousand four hundred fifty-three (1,453) square feet of

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

rentable area on the seventeenth (17th) floor (Suite 1732) of the Building as shown on Exhibit A attached hereto and incorporated herein (such additional space being referred to herein as the “Suite 1732 Expansion Space”). Notwithstanding the foregoing, if substantial completion of Landlord’s Work in the Suite 1732 Expansion Space has not occurred by August 1, 2001 due to a Landlord Delay (as defined in the Workletter attached hereto as Exhibit B), the Suite 1732 Expansion Effective Date shall be extended until the date of substantial completion of Landlord’s Work in the Suite 1732 Expansion Space.

(e)                                  Suite LL2-005.  Commencing on the earlier to occur of (i) September 1, 2001 or (ii) the date of substantial completion of Tenant’s Work in the Suite LL2-005 Expansion Space (as defined in the Workletter attached hereto as Exhibit B-1) (the “Suite LL2-005 Expansion Effective Date”), the Premises shall consist of the space then occupied by Tenant in the Building and an additional ten thousand six hundred twenty-four (10,624) square feet of rentable area on Lower Level 2 (Suite LL2-005) of the Building as shown as hatched on Exhibit A-1 attached hereto and incorporated herein (such additional space being referred to herein as the “Suite LL2-005 Expansion Space”).

5.                                       Reduction of Size of Premises.  Commencing on the day after the Suite 1710 Termination Date (the “Suite 1710 Reduction Effective Date”), the size of the Premises shall be reduced by eliminating that portion of the Premises consisting of the Suite 1710 Expansion Space (such eliminated space being referred to herein as the “Suite 1710 Reduction Space”).

6.                                       Obligations for Suite 1710 Reduction Space.  Prior to the Suite 1710 Reduction Effective Date, Tenant shall (a) remove all Tenant’s trade fixtures and property from the Suite 1710 Reduction Space; (b) repair any damage to the Suite 1710 Reduction Space caused thereby; (c) surrender the Suite 1710 Reduction Space and all keys thereto to Landlord; and (d) perform as to the Suite 1710 Reduction Space all other activities specified in the Lease upon surrender of the Premises.  Tenant shall be liable to Landlord for all costs and expenses incurred by Landlord as a result of Tenant’s failure to perform any of the foregoing.  Any retention of possession by Tenant of all or part of the Suite 1710 Reduction Space after the Effective Date shall be deemed a holding over under Section 15 of the Lease without consent of Landlord, and shall be subject to the terms and conditions of said Section 15 with respect to such holdover.  Tenant hereby releases Landlord from all claims, costs, causes of action, damages, liabilities or any other matters whatsoever related to the Suite 1710 Reduction Space.

Notwithstanding anything contained herein to the contrary, in no event shall Tenant be released from or relieved of any liability with respect to the Suite 1710 Reduction Space accruing under the Lease prior to the Suite 1710 Reduction Effective Date (including, without limitation, the obligation to perform any conditions and covenants that by the terms of the Lease as it pertains to the Suite 1710 Reduction Space survive the termination of the Lease) or of any default under the Lease that occurred prior to the Suite 1710 Reduction Effective Date or which would have constituted a default as of the Suite 1710 Reduction Effective Date except for the passage of time.

Tenant hereby covenants that Tenant has not at any time done or suffered any act or omission and will not do or suffer any act or omission whereby the Suite 1710 Reduction Space or any part ,thereof are or may be in any way charged, assessed or encumbered.  If this covenant is breached, Tenant covenants and agrees to pay Landlord upon demand any and all damages, costs and expenses including, without limitation, attorneys’ fees resulting therefrom.

7.                                       Rent.

(a)                                  Suite 1710.  Commencing on the Suite 1710 Expansion Effective Date and continuing to and including the Suite 1710 Termination Date, Annual Rent for the Suite 1710 Expansion Space and Monthly Installments thereof shall be as set forth below payable together with the Rent for the remainder of the Premises in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments
04/15/01 - 10/31/01	$117,831.00	$9,819.25

(b)                                 Suite 1725.  Commencing on the Suite 1725 Expansion Effective Date and continuing to and including the Termination Date, Annual Rent for the Suite 1725 Expansion Space and Monthly Installments thereof shall be as set forth below payable together with the Rent for the remainder of the Premises in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments
Suite 1725 Expansion Effective Date - 04/30/02	$78,625.00	$6,552.08
05/01/02 - 04/30/03	$80,983.75	$6,748.65
05/01/03 - 04/30/04	$83,413.26	$6,951.11
05/01/04 - 04/30/05	$85,915.66	$7,159.64
05/01/05 - 04/30/06	$88,493 13	$7,374.43
05/01/06 - 08/31/06	$91,147.92	$7,595.66

(c)                                  Suite 1722.  Commencing on the Suite 1722 Expansion Effective Date and continuing to and including the Termination Date, Annual Rent for the Suite 1722 Expansion Space and Monthly Installments thereof shall be as set forth below payable together with the Rent for the remainder of the Premises in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments
Suite 1722 Expansion Effective Date - 05/31/02	$18,296.50	$1,524.71
06/01/02 - 05/31/03	$18,845.40	$1,570.45
06/01/03 - 05/31/04	$19,410.76	$1,617.56
06/01/04 - 05/31/05	$19,993.08	$1,666.09
06/01/05 - 05/31/06	$20,592.87	$1,716.07
06/01/06 - 08/31/06	$21,210.66	$1,767.55

(d)                                 Suite 1732.  Commencing on the Suite 1732 Expansion Effective Date and continuing to and including the Termination Date, Annual Rent for the Suite 1722 Expansion Space and Monthly Installments thereof shall be as set forth below payable together with the Rent for the remainder of the Premises in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments
Expansion Effective Date - 06/30/02	$26,880.50	$2,240.04
07/01/02 - 06/30/03	$27,686.92	$2,307.24
07/01/03 - 06/30/04	$28,517.52	$2,376.46
07/01/04 - 06/30/05	$29,373.05	$2,447.75
07/01/05 - 06/30/06	$30,254.24	$2,521.19
07/01/06 - 06/30/06	$31,161.87	$2,596.82

(e)                                  Suite LL2-005.  Commencing on the Suite LL2-005 Expansion Effective Date and continuing to and including the Termination Date, Annual Rent for the Suite LL2-005 Expansion Space and Monthly Installments thereof shall be as set forth below payable together with the Rent for the remainder of the Premises in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments
Suite LL2-005 Expansion Effective Date - 08/31/02	$207,168.00	$17,264.00
09/01/02 - 08/31/03	$213,383.04	$17,781.92
09/01/03 - 08/31/04	$219,784.53	$18,315.38
09/01/04 - 08/31/05	$226,378.07	$18,864.84
09/01/05 - 08/31/06	$233,169.41	$19,430.78

(f)                                    Suite 1730.  During the Suite 1730 Extension Term, Annual Rent for Suite 1730 and the Monthly Installments thereof shall be as set forth below, payable in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments
04/01/01 - 06/30/02	$61,143.50	$5,011.96
07/01/02 - 06/30/03	$61,947.81	$5,162.32
07/01/03 - 06/30/04	$63,806.24	$5,317.19
07/01/04 - 06/30/05	$65,720.43	$5,476.70
07/01/05 - 06/30/06	$67,692.04	$5,641.00
07/01/06 - 06/30/06	$69,722.80	$5,810.23

Notwithstanding the foregoing, Annual Rent for Suite 1730 and the Monthly Installments thereof shall be abated for the period commencing on April 1, 2001 and ending on the date immediately preceding the date which is the earlier to occur of (i) August 1, 2001 or (ii) the date of substantial completion of Landlord’s Work in the Suite 1730 (as defined in the Workletter attached hereto as Exhibit B) (the “Suite 1730 Extension Rent Effective Date”). Notwithstanding the foregoing, if substantial completion of Landlord’s Work in Suite 1730 has not occurred by August 1, 2001 due to a Landlord Delay (as defined in the Workletter attached hereto as Exhibit B), the Suite 1730 Rent Effective Date will be extended until the date of substantial completion of Landlord’s Work in Suite 1730.

(g)                                 Suite 1506.  During the Suite 1506 Extension Term, Annual Rent for Suite 1506 and the Monthly Installments thereof shall be as set forth below, payable in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments
[***]	[***]	[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(h)                                 Except as provided in subsection 4(f) above, there shall be no abatement of Annual Rent under or by reason of this Twelfth Amendment.

8.                                       Tenant’s Proportionate Share. For the purposes of determining Tenant’s Proportionate Share of Direct Expenses and Taxes pursuant to Article 4 of the Lease:

(a)                                  effective on the Suite 1730 Extension Rent Effective Date, Tenant’s Proportionate Share shall be increased by 0.6266%;

(b)                                 effective on the Suite 1725 Expansion Effective Date, Tenant’s Proportionate Share shall be increased by 0.8 192%;

(c)                                  effective on the Suite 1722 Expansion Effective Date, Tenant’s Proportionate Share shall be increased by 0.1906%; and

(d)                                 effective on the Suite 1732 Expansion Effective Date, Tenant’s Proportionate Share shall be increased by 0.2801%.

All of the foregoing increases in Tenant’s Proportionate Share are based on a remeasured rentable area of the Building of 518,825 square feet.  There shall be no increase in Tenant’s Proportionate Share by reason of the expansion of the Premises hereunder to include Suite 1710 and the Suite LL2-005 Expansion Space therein or by reason of the extension of the term as to Suite 1506.

9.                                       Condition of Premises.  Tenant’s execution and delivery of this Twelfth Amendment shall be conclusive evidence that the Existing Premises and the Suite 1710, 1722, 1725, 1732 and LL2-005 Expansion Spaces were in good order and satisfactory condition as of the date hereof, subject to Landlord’s obligations under the Workletter attached hereto as Exhibit B.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Existing Premises and the Suite 1710, 1722, 1725, 1732 and LL2-005 Expansion Spaces or the Building and no representation or warranty regarding the condition of the Existing Premises, the Suite 1710, 1722, 1725, 1732 and LL2-005 Expansion Spaces or the Building or regarding any other matter of any kind or nature has been made by or on behalf of Landlord to Tenant under or by reason of this Twelfth Amendment, except for Landlord’s obligations under the Workletter attached hereto as Exhibit B, and furthermore, Tenant agrees to accept possession of (i) the Suite 1710 Expansion Space in “as is” condition and (ii) the Suite LL2-005 Expansion Space in “as is” condition subject to Tenant’s obligation to improve the Suite LL2-005 Expansion Space as provided in the Work letter attached hereto as Exhibit B-1.

10.                                 Consent to Assignment and/or Sublease to Certain Affiliates of Tenant.  Landlord acknowledges that Tenant may elect, from time to time, to sublease, and/or assign the Lease as amended hereby, as to all or portions of the Premises (including portions of the Existing Premises or those portions of the Suite 1710, 1722,

1725, 1732 and LL2-005 Expansion Spaces as to which Tenant has commenced paying Rent), to Terra Nova Trading, L.L.C. and/or Archipelago Holdings, L.L.C., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates (collectively, a ‘Permitted Transfer”), provided that at least fifteen (15) days prior to the effective date of any such proposed assignment, Tenant shall permit Landlord or its designated agents to examine the current financial statements of Tenant and the proposed assignee for Landlord’s approval (which shall not be withheld provided such financial statements show that the proposed assignee or subtenant is of at least equivalent financial condition (i.e., tangible net worth and current net income) as Tenant as determined by Landlord in its reasonable business judgment) and that the proposed assignment or sublease otherwise complies with the provisions of Article 10 of the Lease which are not inconsistent with the foregoing provisions of this Section. Except for a Permitted Transfer, all other assignments, sublettings, transfers, etc. with respect to the Lease as amended hereby and the Premises which are or would be covered by the provisions of Article 10 of the Lease as amended hereby, shall remain subject to the provisions thereof.

11.                                 Renewal of Term Applicable to Expanded Premises.  Any renewal of the term of the Lease as exercised by Tenant pursuant to Article 45 of the Lease as amended hereby shall be applicable to the Existing Premises as expanded by this Twelfth Amendment.

12.                                 Expansion of Right of First Offer.  Section 43 of the Lease (as amended by the Fifth Amendment thereto) is hereby further amended to add to the “Option Premises” (as defined therein) any space which becomes available for leasing which is outside of the Existing Premises as expanded hereby and is located on Lower Level 2 of the Building, subject to the rights and limitations on Tenant’s right of first offer to lease such additional portions of the Option Premises set forth in Section 43 as amended.

13.                                 Real Estate Broker.  Tenant represents that, except for Lincoln Property Company Commercial, Inc. (“Broker”), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Twelfth Amendment and no such person initiated or participated in the negotiation of this Twelfth Amendment or is entitled to any fee or commission in connection herewith. Tenant hereby agrees to indemnify and hold Landlord, its property manager and their respective agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, other than Broker, salesperson or finder for any fee or commission alleged to be due such broker, salesperson or finder in connection with this Twelfth Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by Tenant.

14.                                 Submission.  Submission of this Twelfth Amendment by Landlord or Landlord’s agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Twelfth Amendment unless and until this Twelfth Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Twelfth Amendment to Landlord or Landlord’s agent, or their respective agents or representatives, shall constitute an irrevocable offer by Tenant to extend the lease term of the Lease on the terms and conditions herein contained, which offer may not be revoked for ten (10) days after such delivery.

15.                                 Binding Effect; Conflict.  The Lease, as amended hereby, shall continue in full farce and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Twelfth Amendment, the terms of this Twelfth Amendment shall control. This Twelfth Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

16.                                 Limitation of Liability.  Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant’s remedies or judgments.

IN WITNESS WHEREOF, this Twelfth Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

TOWNSEND ANALYTICS, LTD.,		LINCOLN-CARLYLE HARTFORD, L.L.C.,
an Illinois corporation		a Delaware limited liability company

By:	/s/MarrGwen Townsend	By:	Lincoln Hartford, LLC, a Delaware
limited company, Managing Member

Its:		By:	Lincoln Investors Group 3, Inc., a
Texas corporation, Managing Member
		By:	/s/John B. Grissim
		Name:	John B. Grissim
Vice President

EXHIBIT A

[Graphics]

EXHIBIT A-1

[Graphics]

EXHIBIT B

WORKLETTER

1.                                       Definitions.  Terms which, are defined elsewhere in this Twelfth Amendment shall have the same meanings in this Workletter. Terms which are defined in this Workletter shall have the same meanings elsewhere in this Twelfth Amendment. In addition to the terms defined elsewhere in this Workletter, the following terms shall have the following meanings:

A.                                                                                   “Effective Date” means the applicable Expansion Effective Date with respect to the Suite 1722, 1725 and 1732 Expansion Spaces or the Suite 1730 Extension Date with respect to Suite 1730 of the Existing Premises.

B.                                                                                     “Expansion Space” shall mean the Suite 1722 Expansion Space, the Suite 1725 Expansion Space, Suite 1730 of the Existing Premises, or the Suite 1732 Expansion Space, as applicable.

C.                                                                                     “Landlord Delay” means a delay in the substantial completion of Landlord’s Work in the applicable Expansion Space arising, directly or indirectly, out of or on account of Landlord’s failure, within the applicable time frame specified in Paragraph 2 of this Workletter, to (i) approve, disapprove or cause preparation of the Space Plans, any revised Space Plans, the Working Plans, any revised Working Plans, a Change or any modified Change required hereunder or (ii) notify Tenant of Landlord’s good faith estimate of the cost to incorporate any Change into Landlord’s Work and the number of days of Tenant Delay that may result therefrom.

D.                                                                                    “Landlord’s Architect” means Hydzik Schade Associates, Ltd.

E.                                                                                      Landlord’s Construction Management Fee” means three percent (3%) of the hard costs of Landlord’s Work which shall be paid by Landlord to Landlord’s Construction Manager from the Tenant Improvement Allowance.

F.                                                                                      “Landlord’s Construction Manager” means Lincoln Property Company or such other party as may be selected by Landlord in its sole discretion.

G.                                                                                     “Landlord’s Contractor’ means the contractor hired by Landlord to do the Landlord’s Work pursuant to this Workletter.

H.                                                                                    “Landlord’s Engineer” means ESD.

I.                                                                                         “Landlord’s Work” means the work required to be performed by Landlord under this Workletter (which shall not include Tenant’s furnishings, fixtures, equipment or communications and/or data cabling except to the extent expressly specified in the Tenant Plans).

J.                                                                                        “Mechanical System Plans” means the final working drawings, plans and specifications for the mechanical, sprinkler, heating. air conditioning, electrical and plumbing systems in the Expansion Space, which shall be prepared by Landlord’s Engineer based upon and in accordance with the Space Plans and fully coordinated with the remainder of the Working Plans, and which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department to obtain a building permit.

K.                                    “Move-In Conditions” means all of the following events: (i) Tenant has inspected the Expansion Space and the Landlords Work as provided in Paragraph 7A of this Workletter; (ii) Tenant and Landlord have prepared the Punch List described in Paragraph 7A of this Workletter and Tenant is thereby deemed to have accepted the Expansion Space and the Landlord’s Work as and to the extent provided in Paragraph 7A of this Workletter; and (iii) Tenant has taken possession of all of the Expansion Space for purposes of conducting its business.

L.                                      “Space Plans” means plans, drawings, plans and specifications prepared by Landlord’s Architect showing the intended design, character and finishes of the Expansion Space, including partition and door locations, which shall conform to Building standards except as otherwise expressly provided herein, all in sufficient detail to enable the Working Plans (including the Mechanical System Plans) to be prepared.

M.                                 “Substantial completion” or “substantially completed” or words of similar import means that the work in question has been sufficiently completed such that it is suitable for its intended purpose.

N.                                    “Tenant’s Contractors” mean Tenant’s agents, contractors, licensees and invitees and their respective agents, subcontractors and employees.

O.                                    “Tenant Delay” means a delay in the substantial completion of Landlord’s Work in the applicable Expansion Space arising, directly or indirectly, out of or on account of any of the following events:

(i)                                     Tenant’s failure to approve or disapprove the Space Plans, any revised Space Plans, the Working Plans or any revised Working Plans required hereunder, within the applicable times specified in Paragraph 2 of this Workletter.

(ii)                                  Tenant’s request for a Change, as defined in Paragraph 2 of this Workletter, or any permitted modified Change, including without limitation, Landlord’s exercise of its rights to approve or disapprove any Change or permitted modified Change, or any revised Working Plans which reflect a Change or a permitted modified Change; the preparation of revised Working Plans to reflect a Change or a permitted modified Change; the ordering of any materials or the performance of any work necessary to incorporate a Change into the Landlord’s Work; or any delay in the commencement of any work necessary to incorporate a Change into the Landlord’s Work which is necessitated, required or permitted under the terms of this Workletter.

(iii)                               Any delay resulting from Landlord’s suspension of the performance of Landlord’s Work as a result of Tenant’s failure to timely pay any Initial Excess Payment defined in and pursuant to Paragraph 4.B of this Workletter.

(iv)                              The performance of any work or activities on or about the Building or the Expansion Space by Tenant or any of Tenant’s employees or Tenant’s Contractors.

(v)                                 Any delay caused by Tenant or any of Tenant’s employees or Tenant’s Contractors.

(vi)                              Any Event of Default of Tenant under the Lease as amended by this Twelfth Amendment.

P.                                      “Tenant Improvement Allowance” means:

(i)                                     the amount of $34,615.00 (i.e., $35.00 per square foot of rentable area) with respect to the Suite 1722 Expansion Space;

(ii)                                  the amount of $59,500.00 (i.e., $14.00 per square foot of rentable area) with respect to the Suite 1725 Expansion Space;

(iii)                               the amount of $45,514.00 (i.e., $14.00 per square foot of rentable area) with respect to Suite 1730 of the Existing Premises; or

(iv)                              the amount of $20,342.00 (i.e., $14.00 per square foot of rentable area) with respect to the Suite 1732 Expansion Space.

Q.                                    “Tenant Plans” means the Space Plans, the Mechanical System Plans and the Working Plans.

R.                                     “Turnover Date” means the earlier of (i) the date Landlord’s Work is substantially completed in the applicable Expansion Space or (ii) the date

Landlord’s Work in the applicable Expansion Space would have been substantially completed but for one or more Tenant Delays.

S.                                      “Working Plans” means the final working drawings, plans and specifications (including the Mechanical System Plans) for all work to be performed by Landlord in the Expansion Space, as prepared by Landlord’s Architect and Landlord’s Engineer which shall be based upon and in accordance with the Space Plans, and which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department of the City of Chicago to obtain a building permit.

2.                                       Preparation and Approval of Tenant Plans.

A.                                                                                   Landlord has previously entered into a separate agreement with Landlord’s Architect for the preparation of the Space Plans and the Working Plans and a separate agreement with Landlord’s Engineer for the preparation of the Mechanical System Plans, all at Tenant’s sole cost and expense, subject to payment from the Tenant Improvement Allowance as provided in Paragraphs 2.E and 4 of this Workletter.

B.                                                                                     Within five (5) business days after the later to occur of (i) the date Tenant receives a fully executed original of this Twelfth Amendment or (ii) the date Tenant has received the Space Plans or any revised Space Plans required hereunder, Tenant shall give Landlord written notice of Tenant’s approval or disapproval thereof, and in the event of disapproval, such notice shall specify the reasons for disapproval.  If Tenant fails to give Landlord written notice of its approval or disapproval of the Space Plans or any revised Space Plans within said five (5) business day period, Tenant shall be deemed to have approved the Space Plans or revised Space Plans, as the case may be. Within three (3) business days after Landlord has received written notice from Tenant in accordance herewith that Tenant disapproves the Space Plans or any revised Space Plans required hereunder, Landlord shall cause the Space Plans or any revised Space Plans required hereunder, as the case may be, to be revised by Landlord’s Architect and resubmitted to Tenant for Tenant’s review and approval.  On or before the date Tenant approves or is deemed to have approved the Space Plans or any revised Space Plans required hereunder, Tenant shall furnish Landlord’s Architect with all information required by Landlord’s Architect and Landlord’s Engineer to prepare the Working Plans.

C.                                                                                     Within fifteen (15) business days after either (i) Tenant has given Landlord written notice that Tenant approves the Space Plans or any revised Space Plans required hereunder, or (ii) Tenant is deemed to have approved same pursuant to Paragraph 2.B above, Landlord shall cause the Working Plans to be prepared by Landlord’s Architect and Landlord’s Engineer and submitted to Landlord for Landlord’s review and approval.  Within five (5) business days after Landlord’s receipt of the Working Plans or revised Working Plans required hereunder, Landlord shall either approve the Working Plans or any revised Working Plans required hereunder or direct Landlord’s Architect and Landlord’s Engineer to prepare revised Working Plans meeting Landlord’s objections, which revised Working Plans shall, within five (5) business days thereafter, be prepared by Landlord’s Architect and Landlord’s Engineer and resubmitted to Landlord for review and approval as required hereby.

D.                                    If Tenant desires a change (i) in the Space Plans, or any revised Space Plans required hereunder, after Tenant has approved same, or (ii) in the Landlord’s Work (any such change being a “Change”), Tenant shall give Landlord written notice of the Change, specifying the Change in reasonable detail.  Within five (5) business days after Landlord has received Tenant’s written notice of a Change or any modified Change permitted hereunder.  Landlord shall give Tenant written notice of its approval or disapproval thereof, and in the event of disapproval, such notice shall specify the reasons for disapproval.  If Landlord disapproves of a Change or any modified Change permitted hereunder, Tenant may modify the Change or such permitted modified Change, as the case may be, and give Landlord written notice thereof. After Landlord has approved a Change or any modified Change permitted hereunder, within five (5) business days thereafter, Landlord shall cause the Working Plans to be revised by Landlord’s Architect and Landlord’s Engineer to reflect the Change or such modified Change and resubmitted to Landlord for Landlord’s review and approval in accordance with the process set forth in Paragraph 2.C. Notwithstanding the foregoing, Tenant shall be deemed to have initiated and Landlord shall be deemed to have approved any Change which may be required to cause Landlord’s Work to comply with all applicable laws, regulations, codes and ordinances and/or with the requirements of any building inspector with jurisdiction over Landlord’s Work.

E.                                      Tenant agrees that it will not unreasonably withhold its approval of the Space Plans or any revised Space Plans required hereunder.  Landlord agrees that it will not unreasonably withhold its approval of the Tenant’s Plans or any revised Tenants Plans required hereunder, or any Change or modified Change permitted hereunder provided, however, Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s opinion, any portion of Landlord’s Work covered by the Tenant’s Plans or any revised Tenant’s Plans required hereunder, or any such Change (i) is likely to adversely affect the structural, mechanical, electrical, plumbing, HVAC, life safety, communications, security or other operating systems of the Building or the safety of its occupants, (ii) would increase the costs or expenses incurred by or on behalf of Landlord for owning, managing, operating, maintaining or repairing the Building, (iii) would impair Landlord’s ability to furnish services to Tenant or any other tenant of the Building, (iv) would violate any Laws or provisions of the Lease as amended by this Twelfth Amendment, (v) would adversely affect the appearance of the Building, (vi) would adversely affect the premises of any other tenant of the Building or such tenant’s use or occupancy thereof, (vii) is prohibited by the provisions of any mortgage or ground lease encumbering the Building, or (viii) thus to conform to Building standards for design, character, materials or finishes except as otherwise expressly provided herein. The foregoing reasons shall not be exclusive of the reasons for which Landlord may withhold consent, it being understood and agreed that such other reasons may be similar or dissimilar to the foregoing.

F.                                      The cost of the Tenant Plans and any revisions thereof required hereunder shall be deemed to be part of the cost of Landlord’s Work to be paid as provided in Paragraph 4 below.

G.                                     Within three (3) business days after the Working Plans have been revised to reflect a Change which has been approved by Landlord, Landlord shall notify Tenant in writing of Landlord’s good faith estimate of the cost of performing the work necessary to incorporate such Change into the Landlord’s Work and of the number of days of Tenant Delay that may result from performing such work. Landlord shall not cause Landlord's Contractor to commence any work necessary to incorporate a Change into the Landlord’s Work until Tenant has approved Landlord’s estimate of the cost of such work and the number of days of Tenant Delay that may result from such work.

3.                                       Performance of Landlord’s Work.

A.                                   After Landlord has approved the Working Plans or any revised Working Plans, Landlord shall promptly solicit bids to perform Landlords Work from three (3) reputable general contractors selected by Landlord and shall provide copies of such bids to Tenant. Landlord agrees to select the low bidder to be Landlord's Contractor unless otherwise requested or approved in writing by Tenant. Promptly after Landlord’s Contractor is selected, Landlord shall cause the Landlord’s Contractor to do the Landlord’s Work covered by the Working Plans or such revised Working Plans. After Landlord has approved any revised Working Plans required hereunder which reflect a Change or a permitted modified Change in the Landlord’s Work, Landlord shall promptly, subject to the terms of Paragraph 2 above, cause Landlord's Contractor to incorporate such Change into the Landlord’s Work.

B.                                     Landlord shall cause the Landlord’s Work, to be done in a first class workerlike manner using only good grades of materials and shall comply with all governmental laws, ordinances, codes, rules and regulations applicable at the time of the performance of the Landlord’s Work.

4.                                       Payment for Tenant Plans and Landlord’s Work.

A.                                   Landlord shall pay the aggregate cost of Landlord’s Work and the Landlord’s Construction Management Fee up to an amount not to exceed the Tenant Improvement Allowance and Tenant shall pay the excess of the aggregate cost of Landlord’s Work and the Landlord’s Construction Management Fee over the Tenant Improvement Allowance (the “Excess”) plus the cost of all work other than the Landlord’s Work, if any, which Tenant may elect to do in order to make the Expansion Space ready for Tenant’s occupancy and which has been approved by Landlord pursuant to paragraph 6E below. Tenant shall pay the Excess as provided in Paragraph 4B, and Tenant shall pay the cost of such other work, if any, directly to the persons or entities performing such other work. The “cost of Landlord’s Work” as used in this Workletter shall include all costs incurred by Landlord to plan, design and perform Landlord’s Work as specified by the Tenant Plans and any approved (or deemed approved) revisions thereof (including any Change), including without limitation, the fees and charges of Landlord’s Architect, Landlord’s Engineer and Landlord’s Contractor, all permit and inspection fees and charges, and any costs incurred by or charged to Landlord for (i) unforeseen field conditions, (ii) substitution of materials or finishes due to the unavailability of materials or finishes specified in the Tenant Plans (as revised) that would materially delay substantial completion of Landlord’s Work, (iii) necessary modification of any portions of the Building or its systems to accommodate Landlord’s Work, and (iv) any Change to comply with applicable laws, regulations, codes or ordinances and/or the requirements of any building inspector with jurisdiction over Landlord’s Work.

B.                                     If Landlord estimates at any time or from time to time that there will be an Excess, Landlord shall notify Tenant in writing of Landlord’s good faith estimate of the amount thereof, which estimate shall be itemized in reasonable detail. Tenant shall pay one-half (1/2) of Landlord’s good faith estimate of the Excess billed by Landlord within ten (10) business days after it receives Landlord’s bill therefor (the “Initial Excess Payment”).  In the event Tenant fails to timely pay any such Initial Excess Payment, Landlord shall be entitled to suspend the performance of Landlord’s Work until such time as such payment is received by Landlord. At such time as the total cost of the Tenant Plans and the Landlord’s Work is finally determined, Landlord shall notify Tenant of such amount in writing. If Tenant has not paid all of the Excess, such notice shall include Landlord’s bill to Tenant for the balance of the Excess not previously paid by Tenant, and if Tenant has paid more than the Excess, such notice shall include Landlord’s statement to Tenant showing the amount of the overpayment of the Excess. Tenant shall pay any such balance of the Excess to Landlord within ten (10) business days after the date when Tenant receives such notice and bill from Landlord, and Landlord shall pay any such overpayment of the Excess to Tenant within ten (10) business days after the later of the date when Landlord gives such notice and statement to Tenant or the Effective Date.  All Landlord’s bills to Tenant for portions of the Excess and Landlord’s notice to Tenant of the finally determined cost of the Tenant Plans and the Landlord’s Work shall itemize the costs in question in reasonable detail.

C.                                     If the aggregate total cost of the Tenant Plans, Landlord's construction Management Fee and the Landlord’s Work is less than the Tenant Improvement Allowance, any unused portion of the Tenant Improvement Allowance shall be retained by Landlord without any claim thereupon accruing to

Tenant.

D.                                    For purposes of this Paragraph 4, the cost of the Tenant Plans shall be deemed to include the cost of any revision in the Tenant’s Plans required hereunder, including any such revision to reflect a Change or a permitted modified Change.

5.                                       Work While Tenant in Occupancy; Landlord Delay

A.                                                                                   It is acknowledged by Tenant that Landlords Work in the Suite 1730 portion of the Existing Premises shall be performed while Tenant is in occupancy thereof and may not commence or be substantially completed until after the Suite 1730 Extension Date.  Landlord shall have the right to enter the Suite 1730 portion of the Existing Premises at all reasonable times without notice and to take all reasonably necessary measures therein to effect the completion of Landlord’s Work therein and such actions by Landlord shall not constitute an actual or constructive eviction of Tenant 1from the Suite 1730 portion of the Existing Premises, in whole or in part, or entitle Tenant to any claim for set-off, deduction or abatement of Annual Rent or any other charges payable by Tenant under the Lease as amended hereby. Tenant agrees to cooperate with Landlord in facilitating construction of Landlord’s Work in the Suite 1730 portion of the Existing Premises (including without limitation vacating and removing its property from portions of the Suite 1730 portion of the Existing Premises under construction for the duration thereof).  Landlord shall use commercially reasonable efforts to minimize the disruption of Tenant’s business during the performance of Landlord’s Work in the Suite 1730 portion of the Existing Premises, it being understood and agreed that performance of Landlord’s Work therein shall necessarily entail the creation of dust, debris, noise, traffic and the partitioning or barricading of areas under construction during Tenant’s business hours.

B.                                                                                     If there is a delay in the substantial completion of the Landlord’s Work for any reason, neither Landlord, nor the managing or leasing agent of the Building, nor any of their respective agents, partners or employees, shall have any liability to Tenant in connection with such delay, nor shall the Lease nor this Twelfth Amendment be affected in any way.

6.                                       Tenant’s Access to the Expansion Space. Landlord shall permit Tenant, Tenant’s employees and Tenant’s Contractors which have been reasonably approved by Landlord to enter the Expansion Space prior to the Effective Date in order that Tenant may do work in addition to the Landlord’s Work, if any, as may be desired by Tenant to make the Expansion Space ready for Tenant’s occupancy, provided that Tenant shall fully perform and comply with each of the following covenants, conditions and requirements:

A.                                   If Landlord permits such entry prior to the Effective Date, then such permission is conditioned upon Tenant, Tenant’s employees and Tenant’s Contractors working in harmony and not interfering with or delaying Landlord or Landlord’s Contractor in doing the Landlord’s Work or with Landlord or any person or entity doing work in the Building, whether for Landlord or another tenant or occupant of the Building; and if at any time such entry shall in the reasonable judgment of Landlord cause or threaten to cause such disharmony, interference or delay, Landlord shall have the right to withdraw such permission upon 24 hours’ written notice.

B.                                     Any such entry prior to the Effective Date shall be under and subject to all of the terms and provisions of this Lease, the same as if the Effective Date had occurred, except that Tenant shall not be obligated to pay any Rent as to the Expansion Space prior to the Effective Date.  To the extent not prohibited by law, all entry to the Building or the Expansion Space by Tenant, Tenant’s employees or Tenant’s Contractors prior to the Effective Date shall be solely at the risk of Tenant, Tenant’s employees and Tenant’s Contractors, and Landlord, Landlord’s beneficiaries, the managing agent of the Building and their respective agents, partners and employees shall not be liable in any way for, and Tenant hereby indemnifies, waives and releases them and holds them harmless from any liability for and claims arising from, any injury or death of any person or damage to or theft, robbery, pilferage, loss or loss of the use of any property of Tenant, or any other person or entity or any of Tenant’s work or installations in or about the Expansion Space or the Building which occurs in connection with such entry; provided however, Landlord, the managing agent of the Building and their respective agents, partners and employees shall be liable for, and Tenant does not indemnify, waive or release them or hold them harmless from liability for and claims arising from, their respective negligence or willful misconduct which occurs in connection with such entry and causes any injury to or death of any person or such damage to, theft, pilferage, loss or loss of the use of any such property. The foregoing indemnification, release and waiver of claims shall be in addition to and shall not limit or be limited by any other indemnifications, releases or waivers of claims in this Lease.  In addition, and without limiting any other provisions of this Lease, including this Workletter, Tenant shall require all persons and entities performing work on behalf of Tenant to prevent damage to any improvements then existing or under construction in the Expansion Space, in a manner reasonably satisfactory to Landlord, shall allow Landlord and Landlord’s Contractor access to the Expansion Space at all times during the period when Tenant or any person or entity is undertaking work therein and in the event any person or entity performing work on behalf of Tenant, other than the Landlord’s Work, causes any damage to the property of Landlord or others, or to the Landlord’s Work, Tenant shall cause such damage to be repaired at Tenant’s expense, and if Tenant fails to cause such damage to be repaired promptly upon Landlord’s demand therefor, Landlord may, in addition to any other rights or remedies available to Landlord under this Lease or at law or equity, cause such damage to be repaired, in which event Tenant shall promptly upon Landlord’s demand pay to Landlord the cost of such repair.

C.                                                                                     All persons and entities performing work or supplying materials to Tenant shall use only those service corridors and service entrances designated by Landlord for ingress and egress of personnel, and the delivery and removal of equipment and material through or across any common areas of the Building shall only be permitted with the written approval of Landlord, not to be unreasonably withheld, and during hours reasonably determined by Landlord. Landlord shall have the right to order Tenant or any person or entity who violates any of the above requirements which violation is not promptly remedied after oral notice thereof to Tenant, to cease work and, in the case of any person or entity other than Tenant, to remove itself, its equipment and its employees from the Building.

D.                                                                                    Tenant, Tenant’s employees and Tenant's Contractors shall abide by the rules of the site applicable to all contractors and others in or upon the Building or the Expansion Space and shall coordinate and schedule their access to the Expansion Space for labor and materials delivery through the general contractor for the Building and Landlord’s Contractor, or the managing agent for the Building, if so directed by Landlord.

E.                                                                                      All work to be performed pursuant to this Paragraph 6 shall be subject to the terms and provisions of Article 6 of the Lease, including without limitation the requirement of first obtaining the prior written consent of Landlord thereto.

7.                                       Acceptance of Work.

A.                                   Landlord shall give Tenant ten (10) business days’ prior written notice of the expected Turnover Date.  On or before the expected Turnover Date, Tenant shall conduct an inspection of the Expansion Space and the Landlord’s Work with Landlord’s representatives and Landlord’s Contractor and develop with such representatives and deliver to Landlord a punch list of all items of the Landlord’s Work which are not complete or which require correction (the “Punch List”). Landlord shall cause Landlord’s Contractor to complete and/or correct all items on the Punch List promptly after Landlord receives the Punch List and shall give Tenant written notice when all of the items on the Punch List have been completed and/or corrected. Any items not on the Punch List which could have, with reasonable diligence, been discovered by Tenant and included on the Punch List shall be deemed accepted by Tenant. If Tenant fails to appear for such inspection or fails to arrange a different date for inspection with Landlord within five (5) business days after receipt of Landlord’s notice of the expected Turnover Date, Tenant shall be deemed to have agreed that no items exist that are incomplete or require correction and therefore Landlord’s Work has been completed and Landlord shall not be required to complete or correct any such items which may in fact exist; or at Landlord’s election, Landlord or Landlord’s Construction Manager may prepare and approve the Punch List on Tenant’s behalf.

B.                                     Landlord and Tenant agree to cooperate with each other in scheduling the inspections of the Expansion Space and the Landlord’s Work described in this Paragraph 7, to make their respective personnel and representatives available on reasonable notice to attend such inspections and develop the Punch List within the inspection time described in this Paragraph 7 and to act reasonably in determining whether or not an item of the Landlord’s Work should be included in the Punch List.

C.                                     At any time after the Turnover Date, Landlord, Landlord’s Contractor, their agents, employees or contractors may enter the Expansion Space to complete and correct Punch List items and such entry for such purpose shall not constitute an actual or constructive eviction of Tenant, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under the lease, or subject to the provisions of Article 11 of the Lease, impose any other liability on Landlord, Landlord’s Contractor, their agents, employees or contractors.

8.                                       Miscellaneous.

A.                                   Except as expressly set forth herein, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Expansion Space. Any other work in the Expansion Space which may be permitted by Landlord pursuant to the terms and conditions of this Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of this Lease.

B.                                     This Workletter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any option under the Lease as amended by this Twelfth Amendment or otherwise, or to any portion of the Premises or any additions thereto in the event of a renewal or extension of the initial term of this Lease, whether by any option under the Lease as amended by this Twelfth Amendment or otherwise, unless expressly so provided in the Lease as amended by this Twelfth Amendment or any amendment or supplement thereto.

C.                                     The failure by Tenant to pay any monies due Landlord pursuant to this Workletter within the time period herein stated shall be deemed a default in the payment of Rent under the terms of this Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest pursuant to Article 3.3 of the Lease.

D.                                    This Workletter is expressly made a part of the Lease as amended by this Twelfth Amendment and is subject to each and every term and condition thereof, including, without limitation, the limitations of liability set forth therein.

E.                                      Tenant shall be solely responsible to determine at the site all dimensions of the Expansion Space and the building which affect any work that may be performed by Tenant or any of Tenant’s Contractors hereunder.

F.                                      All of the Landlord’s Work paid for by Landlord may be depreciated by Landlord.

G.                                     Time is of the essence of this Workletter and of each and every provision hereof.

EXHIBIT B-1

WORKLETTER (SUITE LL2-005)

1.                                       Definitions.  Terms which are defined elsewhere in this Twelfth Amendment shall have the same meanings in this Workletter (except as otherwise provided in this Workletter). Terms which are defined in this Workletter shall have the same meanings elsewhere in this Twelfth Amendment (except as otherwise provided in this Twelfth Amendment). In addition to the terms defined elsewhere in this Workletter, the following terms shall have the following meanings:

A.                                   “Mechanical System Plans” means the final working drawings, plans and specifications for the mechanical, sprinkler, heating, air conditioning, electrical and plumbing systems in the Suite LL2-005 Expansion Space, which shall be prepared by Tenant’s Engineer based upon and in accordance with the Space Plans and fully coordinated with the remainder of the Working Plans, and which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department to obtain a building permit.

B.                                                                                     “Space Plans” means plans, drawings, plans and specifications prepared by Tenant’s Architect showing the intended design, character, materials and finishes of the Suite LL2-005 Expansion Space, including partition and door locations, which shall conform to Building standards, all in sufficient detail to enable the Working Plans (including the Mechanical System Plans) to be prepared.

C.                                                                                     “Substantial completion” or “substantially completed” or words of similar import means that the work in question has been sufficiently completed such that it is suitable for its intended purpose.

D.                                                                                    “Tenant’s Architect” means The Environments Group.

E.                                                                                      “Tenant’s Contractor” means a licensed general contractor, approved by Landlord as provided in Paragraph 3.D below and hired by Tenant, to perform Tenant’s Work.

F.                                                                                      “Tenant’s Contractors” means Tenant's Contractor, agents, contractors, licensees and invitees and their respective agents, subcontractors and employees.

G.                                                                                     “Tenant’s Engineer” means ESD.

H.                                                                                    “Tenant Plans” means the Space Plans, the Mechanical System Plans and the Working Plans.

I.                                                                                         “Tenant’s Work” shall mean the leasehold improvements to be installed in the Suite LL2-005 Expansion Space by Tenant’s Contractor pursuant to the Tenant Plans and the terms and provisions of this Workletter,

J.                                                                                        “Working Plans” means the final working drawings, plans and specifications (including the Mechanical System Plans) for all work to be performed by Tenant in the Suite LL2-005 Expansion Space, as prepared by Tenant’s Architect and Tenant’s Engineer which shall be based upon and in accordance with the Space Plans, and which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department of the City of Chicago to obtain a building permit.

2.                                       Preparation and Approval of Tenant Plans.

A.                                   Tenant has arranged or will arrange with Tenant’s Architect for the preparation of the Space Plans and the Working Plans and has arranged or will arrange with Tenant’s Engineer for the preparation of the Mechanical System Plans, all at Tenant’s sole cost and expense.  Tenant shall cause the Tenant’s Architect to prepare the Space Plans and submit the Space Plans to Landlord for Landlord’s review and approval.

B.                                                                                     Within five (5) business days after the later to occur of (i) the date Landlord delivers a fully executed original of this Twelfth Amendment to Tenant or (ii) the date Landlord has received the Space Plans or any revised Space Plans required hereunder, Landlord shall give Tenant written notice of Landlord’s approval or disapproval thereof, and in the event of disapproval, such notice shall specify the reasons for disapproval. In the event Landlord fails to give Tenant written notice of Landlord’s approval or disapproval of the Space Plans or any revised Space Plans within said five (5) business day period, such Space Plans or revised Space Plans, as the case may be, shall be deemed approved by Landlord. Within ten (10) business days after Tenant has received written notice from Landlord in accordance herewith that Landlord disapproves the Space Plans or any revised Space Plans required hereunder, Tenant shall cause the Space Plans or any revised Space Plans required hereunder, as the case may be, to be revised by Tenant’s Architect and resubmitted to Landlord for Landlord’s review and approval.

C.                                                                                     After either (i) Landlord has given Tenant written notice that Landlord approves the Space Plans or any revised Space Plans required hereunder or (ii) Landlord is deemed to have approved the Space Plans or any revised Space Plans required hereunder (as provided in Paragraph 2.B above), Tenant shall cause the Working Plans to be prepared by Tenant’s Architect and Tenant’s Engineer and submitted to Landlord for Landlord’s review and approval.  Within five (5) business days after Landlord’s receipt of the Working Plans or revised Working Plans required hereunder, Landlord shall give Tenant written notice of Landlord’s approval or disapproval thereof, and in the event of disapproval, such notice shall specify the reason therefor, whereupon Tenant shall direct Tenant’s

Architect and Tenant’s Engineer to prepare revised Working Plans meeting Landlord’s objections, which revised Working Plans shall, within live (5) business days thereafter, be prepared by Tenant’s Architect and Tenant’s Engineer and resubmitted to Landlord for review and approval as required hereby.

D.                                                                                    If Tenant desires a change (i) in the Tenant Plans, or any revised Tenant Plans required hereunder, after Landlord has approved same, or (ii) in the Tenant's Work (any such change being a “Change”), Tenant shall give Landlord written notice of the Change, specifying the Change in reasonable detail. Within five (5) business days after Landlord has received Tenant’s written notice of a Change or any modified Change permitted hereunder, Landlord shall give Tenant written notice of its approval or disapproval thereof, and in the event of disapproval, such notice shall specify the reasons for disapproval.  If Landlord disapproves of a Change or any modified Change permitted hereunder, Tenant may modify the Change or such permitted modified Change, as the case may be, and give Landlord written notice thereof.  After Landlord has approved a Change or any modified Change permitted hereunder, within five (5) business days thereafter, Tenant shall cause the Working Plans to be revised by Tenant’s Architect and Tenant’s Engineer to reflect the Change or such modified Change and resubmitted to Landlord for Landlord’s review and approval in accordance with the process set forth in Paragraph 2.D.  Notwithstanding the foregoing, Tenant shall be deemed to have initiated and Landlord shall be deemed to have approved any Change which may be required to cause Tenant’s Work to comply with all applicable laws, regulations, codes and ordinances and/or with the requirements of any building inspector with jurisdiction over Tenant’s Work.

E.                                      Landlord agrees that it will not unreasonably withhold its approval of the Tenant’s Plans or any revised Tenant’s Plans required hereunder, or any Change or modified Change permitted hereunder provided, however, Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s opinion, any portion of Tenant’s Work covered by the Tenant’s Plans or any revised Tenant’s Plans required hereunder, or any such Change (i) is likely to adversely affect the structural, mechanical, electrical, plumbing, HVAC, life safety, communications, security or other operating systems of the Building or the safety of its occupants, (ii) would increase the costs or expenses incurred by or on behalf of Landlord for owning, managing, operating, maintaining or repairing the Building, (iii) would impair Landlord’s ability to furnish services to Tenant or any other tenant of the Building, (iv) would violate any Laws (as hereinafter defined) or provisions of the Lease as amended by this Twelfth Amendment, (v) would adversely affect the appearance of the Building, (vi) would adversely affect the premises of any other tenant of the Building or such tenant's use or occupancy thereof, (vii) is prohibited by the provisions of any mortgage or ground lease encumbering the Building, or (viii) fails to conform to Building standards for design, character, materials or finishes.  The foregoing reasons shall not be exclusive of the reasons for which Landlord may withhold consent, it being understood and agreed that such other reasons may be similar or dissimilar to the foregoing.

F.                                                                                      The cost of the Tenant Plans and any revisions thereof required hereunder shall be deemed to be part of the cost of Tenants Work to be paid as provided in Paragraph 5 below.

G.                                                                                     Notwithstanding the fact that Landlord may have approved a Change to Tenant’s Plans as provided above, Tenant shall be solely responsible for (i) any increased cost of Tenant’s Work caused by such Change and (ii) any delay in the substantial or final completion of Tenant’s Work as a result of any such Change (and the Suite LL2-005 Expansion Effective Date shall not be delayed by reason thereof).

3.                                       Performance of Tenant’s Work.

A.                                                                                   After Landlord has approved the Working Plans or any revised Working Plans, Tenant shall cause the Tenant’s Contractor to perform the Tenant’s Work covered by the Working Plans or such revised Working Plans.  After Landlord has approved any revised Working Plans required hereunder which reflect a Change or a permitted modified Change in the Tenant’s Work, Tenant shall promptly, subject to the terms of Paragraph 2 above, cause Tenant’s Contractor to incorporate such Change into the Tenant’s Work. Prior to commencing tenant’s Work (or incorporating any Change therein), Tenant shall submit to Landlord a reasonably detailed estimate of the total cost of Tenant’s Work (including any such Change).

B.                                                                                     Tenant shall cause the Tenant's Work, to be done in a first class workerlike manner using only good grades of materials and shall comply with all governmental laws, ordinances, codes, rules and regulations applicable at the time of the performance of the Tenant’s Work, including, but not limited to, requirements of Lessor’s fire insurance underwriters (collectively “Laws”).

C.                                                                                     Tenant shall, at its own cost and expense, obtain all required building permits for the performance of Tenant’s Work.  Tenant’s failure to obtain such permits shall not cause a delay in the Suite LL2-005 Expansion Effective Date or the obligation to pay Annual Rent or any other obligations set forth in the Lease as amended by this Twelfth Amendment with respect to the Suite LL2-005 Expansion Space.

D.                                                                                    Tenant’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building. Landlord has the right to approve or disapprove Tenant’s Contractors which approval shall not be unreasonably withheld. Without any way limiting the grounds on which Landlord may reasonably withhold approval of any of Tenant’s contractors, it shall be reasonable for Landlord to withhold its approval of any of Tenant's Contractors performing electrical, plumbing and/or mechanical work, which have not previously been approved or permitted by Landlord to perform such work in the Building or which in the course of performing such work previously in the Building caused disharmony with any other contractor or such contractor working in the Building, performed work not conforming to approved plans or Building Standards, or violated any law, code, regulation, ordinance, workletter requirements, or rule and regulation of the Building. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

E.                                                                                      Landlord shall have the right, but not be obligation, after written notice to Tenant of Landlord’s intention to do so, to perform, on behalf of and for the account of Tenant, subject to prompt reimbursement by Tenant upon demand, any work which pertains to modifications to the structural, mechanical, plumbing, electrical, HVAC, life safety or other operating systems of the Building to accommodate or connect to Tenant’s Work.

F.                                                                                      Tenant shall use only new, first-class materials in Tenant’s Work, except where explicitly shown in the Tenant Plans.  All of Tenant’s Work shall be done in a good and workmanlike manner. Tenant shall obtain from Tenant’s Contractor warranties of at least one (1) year duration from the completion of Tenant’s Work against defects in workmanship and materials on all work performed and equipment installed in the Suite LL2-005 Expansion Space as part of Tenant’s Work which modifies or directly affects the structural, mechanical, plumbing, electrical, HVAC, life safety or other operating systems of the Building.

G.                                                                                     Tenant and Tenant’s Contractors shall make all reasonable efforts, and take all steps appropriate to assure that all construction activities undertaken for the performance of Tenant’s Work comport with the reasonable expectations of all tenants and other occupants of a fully-occupied (or substantially fully occupied) first-class office building and do not unreasonably interfere with the operation of the Building or with other tenants and occupants of the Building.  In any event, Tenant rand Tenant’s Contractors shall comply with all rules and regulations existing from time to time at the Building. Tenant and Tenant’s Contractors shall take all precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by Tenant’s Work and to properly police same. Construction equipment and materials are to be kept within the Suite LL2-005 Expansion Space and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall reasonably direct so as not to burden the construction or operation of the Building.  If and as required by Landlord, the Suite LL2-005 Expansion Space shall be sealed off from the balance of the space on the floor containing the Suite LL2-005 Expansion Space so as to minimize the dispersal of dirt, debris and noise.

H.                                                                                    Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on such party in performing work to cease work until such violation is remedied and if such violation is not remedied within five (5) days after written notice thereof from Landlord to Tenant, to remove such party’s equipment and employees from the Building. No such action by Landlord shall delay the Suite LL2-005 Expansion Effective Date or the obligation to pay Annual Rent and other charges or any other obligations set forth in the Lease as amended by this Twelfth Amendment with respect to the Suite LL2-005 Expansion Space.

I.                                                                                         Utility costs or charges for any after-hours service (including HVAC, hoisting or freight elevator and the like) to the Suite LL2-005 Expansion Space shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences Tenant’s Work and shall be paid for by Tenant upon demand at Landlord’s standard rates then in effect. Tenant shall apply and pay for all utility meters required. Tenant shall pay for all support services provided by Tenant’s Contractors at Tenant’s request or at Landlord’s discretion resulting from breaches or defaults by Tenant under this Workletter. All use of freight elevators is subject to reasonable scheduling by Landlord and the rules and regulations of the Building. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building’s waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes.

J.                                                                                        Tenant shall permit access to the Suite LL2-005 Expansion Space, and Tenant’s Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all times during the period in which Tenant’s Work is being constructed and installed and following completion of Tenant’s Work provided that such inspection shall be conducted in a manner that reasonably minimizes interference with the conduct of Tenant’s Work.

K.                                                                                    Tenant shall proceed with its work expeditiously, continuously and efficiently.  Tenant shall notify Landlord upon completion of Tenant’s Work and shall furnish Landlord and Landlord’s title insurance company with such further documentation as may be required under Paragraph 5 below.

L.                                      Tenant shall have no authority to deviate from the Tenant Plans in performance of Tenant’s Work, except as authorized by Landlord and its designated representative in writing.  Tenant shall furnish to Landlord “as-built’ drawings of Tenant’s Work within thirty (30) days after completion of Tenant’s Work.

M.                                                                                 Landlord shall have the right to run utility lines, pipes, conduits,

duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Suite LL2-005 Expansion Space, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto provided that none of the foregoing materially interferes with Tenant’s use and occupancy (as permitted by the Lease as amended by this Twelfth Amendment) of the Suite LL2-005 Expansion Space.

N.                                                                                    Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant’s Architect and Tenant’s Contractors.

4.                                       Insurance and Indemnification.

A.                                                                                   In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the performance of Tenant’s Work within the Building and the Suite LL2-005 Expansion Space, insurance in the following minimum coverages and the Following minimum limits of liability:

(i)                                     Worker’s Compensation and Employer’s Liability Insurance with limits of not less than $1,000,000.00, or such higher amounts as may be required from time to time by any Employee Benefit Acts or other statutes applicable where Tenant’s Work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts.

(ii)                                  Comprehensive General Liability Insurance (including Con tractors’ Protective Liability) in an amount not less than $5,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of’$5,000,000.00.  Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them.

(iii)                               Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident.  Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iv)                              “All-risk” builder’s risk insurance covering Tenant’s Work to the full insurable value thereof.  This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in Tenant’s Work and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief.  If portions of Tenant’s Work are stored off the site of the Building or in transit to said site are not covered under said “all-risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance of such portions of Tenant’s Work.  Any loss insured under said “all-risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insured, as their interests may appear.

All policies (except Tenant's Worker’s compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease to be named as additional insureds, Landlord and Landlords’ managing agent, Lincoln Property Company Commercial, Inc., and their respective members, partners, directors, officers, employees and agents, and such additional persons as Landlord may designate to Tenant in writing.  The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except Tenant’s Workmen’s compensation policy) to be obtained by Tenant pursuant to this paragraph.  The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional-insured parties.  Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

B.                                     Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law, Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by the Lease to be named as additional insureds, and their respective members, partners, directors, officers, employees, contractors and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with Tenant’s Work or the entry of Tenant or Tenant’s Contractors into the Building and the Suite LL2-005 Expansion Space, including, without limitation, mechanic’s liens, the cost of any repairs to the Suite LL2-005 Expansion Space or Building necessitated by activities of Tenant or Tenant’s

Contractors, bodily injury to persons (including, to the maximum extent provided by law, claims arising under the Illinois Structural Work Act) or damage to the property of Tenant, its employees, agents, invitees, licensees or others, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.  It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease but shall be subject to the terms of Section 13 of the original Lease.

5.                                       Cost of Tenant’s Work; Final Documentation.

Tenant shall have sole responsibility for the payment of the total cost of the Tenant’s Work and shall pay for same on a timely basis.  Within thirty (30) days after final completion and installation of the Tenant’s Work, Tenant shall submit the following documentation to Landlord:

(i)                                     A statement in writing under oath signed by Tenant stating the various contracts entered into by Tenant for the Tenant’s Work and with respect to each: the total contract price of all labor, work, services and materials;

(ii)                                  A statement in writing under oath or verified by affidavit of Tenant’s Contractor stating: the names of all persons, firms, associations, corporations or other parties by whom labor, materials, services or work will be rendered or furnished pursuant to the contract with Tenant’s Contractor; the nature of labor, work, services and materials to be rendered or furnished by each of the foregoing; the amounts paid for such labor, work, services and materials;

(iii)                               Originals of final waivers of lien from each of Tenant’s Contractors and all materialmen and vendors from all parties performing labor or supplying materials or services in connection with the Tenant’s Work, showing that all of said parties have been compensated in full and waiving all liens in connection with the Suite LL2-005 Expansion Space and Building.

(iv)                              Such other documentation with respect to tenant’s Work and Tenant’s payment of the cost thereof as Landlord’s lender may reasonably request.

6.                                       Miscellaneous.

A.                                   Except as expressly set forth herein, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Suite LL2-005 Expansion Space. Any other work in the Suite LL2-005 Expansion Space which may be permitted by Landlord pursuant to the terms and conditions of the Lease as amended by this Twelfth Amendment shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease as amended by this Twelfth Amendment.

B.                                     This Workletter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any option under the Lease as amended by this Twelfth Amendment or otherwise, or to any portion of the Premises or any additions thereto in the event of a renewal or extension of the initial term of this Lease, whether by any option under the Lease as amended by this Twelfth Amendment or otherwise, unless expressly so provided in the Lease as amended by this Twelfth Amendment or any amendment or supplement thereto.

C.                                     The failure by Tenant to pay any monies due Landlord or perform any obligation of Tenant pursuant to this Workletter within the time period herein stated shall be deemed a default in under the terms of the Lease as amended by this Twelfth Amendment for which Landlord shall be entitled to exercise all remedies available to Landlord for such default.  All late payments shall be subject to late charges and bear interest pursuant to Article 3.3 of the Lease.

D.                                    This Workletter is expressly made a part of the Lease as amended by this Twelfth Amendment and is subject to each and every term and condition thereof, including, without limitation, the limitations of liability set forth therein.

E.                                      Tenant shall be solely responsible to determine at the site all dimensions of the Suite LL2-005 Expansion Space and the Building which may affect any work that may be performed by Tenant or any of Tenant’s Contractors hereunder.

F.                                      Time is of the essence of this Workletter and of each and every provision hereof.

THIRTEENTH AMENDMENT TO OFFICE LEASE

THIS THIRTEENTH MENDMENT TO OFFICE LEASE (“Thirteenth Amendment”) is made as of the 27th day of September, 2001, by and between LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company (“Landlord”), and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Tenant”).

WITNESSETH:

A.                                   Landlord’s predecessor-in-interest and Tenant entered into a certain lease dated as of June 3, 1996, as amended by a letter agreement dated August 28, 1996 and by Amendments dated as of December 20, 1996, July 17, 1997, July 31, 1998, November 12, 1998, July 1, 1999, August 27, 1999, September 10, 1999, May 1, 2000, August 31, 2000, October 12, 2000, October 31, 2000 and April 13, 2001 (the original Lease, as amended by such letter agreement and Amendments is referred to herein as the “Lease”), whereby Landlord’s predecessor-in-interest or Landlord leased to Tenant certain premises consisting of Suite Nos. 1550 (11,828 rentable square feet), 1925 (9,393 rentable square feet), 2000 (4,215 rentable square feet), 2040 (9,939 rentable square feet), 2012 (3,241 rentable square feet), 2020 (2,852 rentable square feet), 2015 (3,010 rentable square feet), 2010 (2,033 rentable square feet), 1900 (6,972 rentable square feet) and 1720 (4,474 rentable square feet), 1730 (3251 rentable square feet), 1725 (4,250 rentable square feet), 1722 (989 rentable square feet) and LL2-005 (10,624 rentable square feet) on the fifteenth (15th), seventeenth (17th), nineteenth (19th) and twentieth (20th) floors and Lower Level 2 of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) for a term expiring on August 31, 2006, (the “Termination Date”), Suite 1710 (3,801 rentable square feet) and Suite 1506 (3,628 rentable square feet) in the Building for a term ending October 31, 2001(collectively, the “Existing Premises”).

B.                                     Landlord and Tenant desire to amend the Lease to expand the Premises within the Building, to extend the term of the Lease as to Suite 1710 of the Existing Premises, and to modify certain other provisions as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Definitions.  Each capitalized term used in this Thirteenth Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2.                                       Extension of Term - Suite 1710.  The term of the Lease as to Suite 1710 of the Existing Premises is hereby extended for a period of six (6) months commencing on November 1, 2001 and ending on April 30, 2002 (the “Suite 1710 Extension Term”), subject to early termination by either Landlord or Tenant effective on the last day of any month upon not less than thirty (30) days’ prior written notice to the other party.

3.                                       Expansion of Premises.  Commencing on the earlier to occur of (i) February 28, 2002 (which date shall be extended by one (1) day for each day beyond December 1,

2001 that Landlord delivers possession of the Suite LL2-34 Expansion Space to Tenant) or (ii) the date of substantial completion of Tenant’s Work in the Suite LL2-34 Expansion Space (as defined in the Workletter attached hereto as Exhibit B-1) (the “Suite LL2-34 Expansion Effective Date”), the Premises shall consist of the space then occupied by Tenant in the Building and an additional one thousand two hundred eighty (1,280) square feet of rentable area of Lower Level 2 (Suite LL2-34) of the Building as shown as hatched on Exhibit A-1 attached hereto and incorporated herein (such additional space being referred to herein as the “Suite LL2-34 Expansion Space”).  Tenant acknowledges that in order to facilitate the aforesaid expansion as contemplated hereby, it will be necessary for Landlord to relocate the existing tenant of the Suite LL2-34 Expansion Space to other space within the Building, and in consideration thereof, Tenant agrees to reimburse to Landlord within thirty (30) days after written demand, as additional rent hereunder, the costs incurred by Landlord to relocate such existing tenant’s property to such other space and to install certain electrical wiring, outlets and fixtures in such other space comparable to those currently in the Suite LL2-34 Expansion Space.  Landlord shall use all commercially reasonable efforts to deliver possession of the Suite LL2-34 Expansion Space to Tenant on December 1, 2001.

4.                                       Rent.

(a)                                  Suite LL2-34.  Commencing on the Suite LL2-34 Expansion Effective Date and continuing to and including the Termination Date, Annual Rent for the Suite LL2-34 Expansion Space and Monthly Installments thereof shall be as set forth below payable together with the Rent for the remainder of the Premises in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments
Suite LL2-34 Expansion Effective Date - 08/31/02	$24,960.00	$2,080.00
09/01/02 - 08/31/03	$25,708.80	$2,142.40
09/01/03 - 08/31/04	$26,480.06	$2,206.67
09/01/04 - 08/31/05	$27,274.47	$2,272.87
09/01/05 - 08/31/06	$28,092.70	$2,341.06

(b)                                 Suite 1710.  During the Suite 1710 Extension Term, Annual Rent for Suite 1710 and the Monthly Installments thereof shall be as set forth below, payable in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments

11/01/01 - 04/30/02	$117,831.00	$9,819.25

(c)                                  There shall be no abatement of Annual Rent under or by reason of this Thirteenth Amendment.

5.                                       Tenant’s Proportionate Share.  For the purposes of determining Tenant’s Proportionate Share of Direct Expenses and Taxes pursuant to Article 4 of the Lease, there shall be no increase in Tenant’s Proportionate Share by reason of the expansion of the Premises hereunder to include the Suite LL2-34 Expansion Space therein or by reason of the extension of the term as to Suite 1710.

6.                                       Conditions of Premises.   Tenant’s execution and delivery of this Thirteenth Amendment shall be conclusive evidence that the Existing Premises and the Suite LL2-34 Expansion Space were in good order and satisfactory condition as of the date hereof.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Existing Premises and the Suite LL2-34 Expansion Space or the Building and no representation or warranty regarding the condition of the Existing Premises, the Suite LL2-34 Expansion Space or the Building or regarding any other matter of any kind or nature has been made by or on behalf of Landlord to Tenant under or by reason of this Thirteenth Amendment, and furthermore, Tenant agrees to accept possession of the Suite LL2-34 Expansion Space in “as is” condition subject to Tenant’s obligation to improve the Suite LL2-34 Expansion Space as provided in the Workletter attached hereto as Exhibit B-1

7.                                       Consent to Assignment and/or Sublease to Certain Affiliates of Tenant.  Landlord acknowledges that Tenant may elect, from time to time, to sublease, and/or assign the Lease as amended hereby, as to all or portions of the Premises (including portions of the Existing Premises or the Suite LL2-34 Expansion Spaces as to which Tenant has commenced paying Rent), to Terra Nova Trading, L.L.C. and/or Archipelago Holdings, L.L.C., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates (collectively, a “Permitted Transfer”), provided that at least fifteen (15) days prior to the effective date of any such proposed assignment, Tenant shall permit Landlord or its designated agents to examine the current financial statements of Tenant and the proposed assignee for Landlord’s approval (which shall not be withheld provided such financial statements show that the proposed assignee or subtenant is of at least equivalent financial condition (i.e., tangible net worth and current net income) as Tenant as determined by Landlord in its reasonable business judgment) and that the proposed assignment or sublease otherwise complies with the provisions of Article 10 of the Lease which are not inconsistent with the foregoing provisions of this Section. Except for a Permitted Transfer, all other assignments, sublettings, transfers, etc. with respect to the Lease as amended hereby and the Premises which are or would be covered by the provisions of Article 10 of the Lease as amended hereby, shall remain subject to the provisions thereof.

8.                                       Renewal of Term Applicable to Expanded Premises.  Any renewal of the term of the Lease as exercised by Tenant pursuant to Article 45 of the Lease as amended hereby shall be applicable to the Existing Premises as expanded by this Thirteenth Amendment.

9.                                       Real Estate Broker.  Tenant represents that, except for Lincoln

Property Company Commercial, Inc. (“Broker”), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Twelfth Amendment and no such person initiated or participated in the negotiation of this Thirteenth Amendment or is entitled to any fee or commission in connection herewith. Tenant hereby agrees to indemnify and hold Landlord, its property manager and their respective agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, other than Broker, salesperson or finder for any tee or commission alleged to be due such broker, salesperson or finder in connection with this Thirteenth Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by Tenant.

10.                                 Submission.  Submission of this Thirteenth Amendment by Landlord or Landlord’s agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Thirteenth Amendment unless and until this Thirteenth Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Thirteenth Amendment to Landlord or Landlord’s agent, or their respective agents or representatives, shall constitute an irrevocable offer by Tenant to extend the lease term of the Lease on the terms and conditions herein contained, which offer may not be revoked for ten (10) days after such delivery.

11.                                 Binding Effect; Conflict.  The Lease, as amended hereby, shall continue in full farce and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Thirteenth Amendment, the terms of this Thirteenth Amendment shall control. This Thirteenth Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

12.                                 Limitation of Liability.  Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant’s remedies or judgments.

IN WITNESS WHEREOF, this Thirteenth Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

TOWNSEND ANALYTICS, LTD.,		LINCOLN-CARLYLE HARTFORD, L.L.C.,
an Illinois corporation		a Delaware limited liability company

By:	/s/MarrGwen Townsend	By:	Lincoln Hartford, LLC, a Delaware
limited company, Managing Member

Its:		By:	Lincoln Investors Group 3, Inc., a
Texas corporation, Managing Member
		By:	/s/John B. Grissim
		Name:	John B. Grissim
Vice President

EXHIBIT A-1

FLOOR PLAN OF THE SUITE LL2-34 EXPANSION SPACE

[Graphics]

EXHIBIT B

WORKLETTER (SUITE LL2-34)

1.                                       Definitions.  Terms which, are defined elsewhere in this Thirteenth Amendment shall have the same meanings in this Workletter (except as otherwise provided in this Workletter). Terms which are defined in this Workletter shall have the same meanings elsewhere in this Thirteenth Amendment (except as otherwise provided in this Thirteenth Amendment). In addition to the terms defined elsewhere in this Workletter, the following terms shall have the following meanings:

A.                                                                                   “Mechanical System Plans” means the final working drawings, plans and specification for the mechanical, sprinkler, heating, air conditioning, electrical and plumbing systems in the Suite LL2-34 Expansion Space, which shall be prepared by Tenant’s Engineer based upon and in accordance with the Space Plans and fully coordinated with the remainder of the Working Plans, and which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department to obtain a building permit.

B.                                                                                     “Space Plans” means plans, drawings, plans and specifications prepared by Tenant’s Architect showing the intended design, character, materials and finishes of the Suite LL2-34 Expansion Space, including partition and door locations, which shall conform to Building standards, all in sufficient detail to enable the Working Plans (including the Mechanical System Plans) to be prepared.

C.                                                                                     “Substantial completion” or “substantially completed” or words of similar import means that the work in question has been sufficiently completed such that it is suitable for its intended purpose.

D.                                                                                    “Tenant’s Architect” means The Environments Group.

E.                                                                                      “Tenant’s Contractor” means a licensed general contractor, approved by Landlord as provided in Paragraph 3.D below and hired by Tenant to perform Tenant’s Work.

F.                                                                                      “Tenant’s Contractors” means Tenant’s Contractor, agents, contractor, licensees and invitees and their respective agents, subcontractors and employees.

G.                                                                                     “Landlord’s Engineer” means ESD.

H.                                                                                    “Tenant Plans” means the Space Plans, the Mechanical System Plans and the Working Plans.

I.                                                                                         “Tenant’s Work” shall means the leasehold improvements to be installed in the Suite LL2-34 Expansion Space by Tenant’s Contractor pursuant to the Tenant Plans and the terms and provisions of this Workletter.

J.                                                                                        “Working Plans” means the final working drawings, plans and specifications (including the Mechanical System Plans) for all work to be performed by Tenant in the Suite LL2-34 Expansion Space, as prepared by Tenant’s Architect and tenant’s Engineer which shall be based upon and in accordance with the Space Plans, and which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department of the City of Chicago to obtain a building permit.

2.                                       Preparation and Approval of Tenant Plans.

A.                                   Tenant has arranged or will arrange with Tenant’s Architect for the preparation of the Space Plans and the Working Plans and has arranged or will arrange with Tenant’s Engineer for the preparation of the Mechanical System Plans, all at Tenant’s sole cost and expense.  Tenant shall cause Tenant’s Architect to prepare the Space Plans and submit the Space Plans to Landlord for Landlord’s review and approval.

B.                                     Within five (5) business days after the later to occur of (i) the date Landlord delivers a fully executed original of this Thirteenth Amendment to Tenant or (ii) the date Landlord has received the Space Plans or any revised Space Plans required hereunder, Landlord shall give Tenant written notice of Landlord’s approval or disapproval thereof, and in the event of disapproval, such notice shall specify the reasons for disapproval.  In the event Landlord fails to give Tenant written notice of Landlord’s approval or disapproval of the Space Plans or any revised Space Plans within said five (5) business day period, such Space Plans or revised Space Plans, as the case may be, shall be deemed approved by Landlord.  Within ten (10) business days after Tenant has received written notice from Landlord in accordance herewith that Landlord disapproves the Space Plans or any revised Space Plans required hereunder, Tenant shall cause the Space Plans or any revised Space Plans required hereunder, as the case may be, to be revised by Tenant’s Architect and resubmitted to Landlord for Landlord’s review and approval.

C.                                     After either (i) Landlord has given Tenant written notice that Landlord approves the Space Plans or any revised Space Plans required hereunder or (ii) Landlord is deemed to have approved the Space Plans or any revised Space Plans required hereunder (as provided in Paragraph 2.B above), Tenant shall cause the Working Plans to be prepared by Tenant’s Architect and Tenant’s Engineer and submitted to Landlord for Landlord’s review and approval. Within five (5) business days after Landlord’s receipt of the Working Plans or revised Working Plans required hereunder, Landlord shall give Tenant written notice of Landlord’s approval or disapproval thereof, and in the event of disapproval, such notice shall specify the reason therefor, whereupon Tenant shall direct Tenant’s Architect and Tenant’s Engineer to prepare revised Working Plans meeting Landlord’s objections, which revised Working Plans shall, within five (5) business days thereafter, be prepared by Tenant’s Architect and Tenant’s Engineer and resubmitted to Landlord for review and approval as required hereby.

D.                                    If Tenant desires a change (i) in the Tenant Plans, or any revised Tenant Plans required hereunder, after Landlord has approved same, or (ii) in the Tenant’s Work

(any such change being a “Change”), Tenant shall give Landlord written notice of the Change, specifying the Change in reasonable detail.  Within five (5) business days after Landlord has received Tenant’s written notice of the Change or any modified Change permitted hereunder, Landlord shall give Tenant written notice of its approval or disapproval thereof, and in the event of disapproval, such notice shall specify the reasons for disapproval.  If Landlord disapproves of a Change or any modified Change permitted hereunder, Tenant may modify the Change or such permitted modified Change, as the case may be, and give Landlord written notice thereof.  After Landlord has approved a Change or any modified Change permitted hereunder, within five (5) business days thereafter, Tenant shall cause the Working Plans to be revised by Tenant’s Architect and Tenant’s Engineer to reflect the Change or such modified Change and resubmitted to Landlord for Landlord’s review and approval in accordance with the process set forth in Paragraph 2.D.  Notwithstanding the foregoing, Tenant shall be deemed to have initiated and Landlord shall be deemed to have approved any Change which may be required to cause Tenant’s Work to comply with all applicable laws, regulations, codes and ordinances and/or with the requirements of any building inspector with jurisdiction over Tenant’s Work.

E.                                      Landlord agrees that it will not unreasonably withhold its approval of the Tenant’s Plans or any revised Tenant’s Plans required hereunder, or any Change or modified Change permitted hereunder provided, however, Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s opinion, any portion of Tenant’s Work covered by the Tenant’s Plans or any revised Tenant’s Plans required hereunder, or any such Change (i) is likely to adversely affect the structural, mechanical, electrical, plumbing, HVAC, life safety, communications, security or other operating systems of the Building or the safety of its occupants, (ii) would increase the costs or expenses incurred by or on behalf of Landlord for owning, managing, operating, maintaining or repairing the Building, (iii) would impair Landlord’s ability to furnish services to Tenant or any other tenant of the Building, (iv) would violate any Laws (as hereinafter defined) or provisions of the Lease as amended by this Thirteenth Amendment, (v) would adversely affect the appearance of the Building, (vi) would adversely affect the premises of any other tenant of the Building or such tenant’s use or occupancy thereof, (vii) is prohibited by the provisions of any mortgage or ground lease encumbering the Building, or (viii) fails to conform to Building standards for design, character, materials or finishes. The foregoing reasons shall not be exclusive of the reasons for which Landlord may withhold consent, it being understood and agreed that such other seasons may be similar or dissimilar to the foregoing.

F.                                      The cost of the Tenant Plans and any revisions thereof required hereunder shall be deemed to be part of the cost of Tenant’s Work to be paid as provided in Paragraph 5 below.

G.                                     Notwithstanding the fact that Landlord may have approved a Change to Tenant’s Plans as provided above, Tenant shall be solely responsible for (i) any increased cost of Tenant’s Work caused by such Change and (ii) any delay in the substantial or final completion of Tenant’s Work as a result of any such Change (and the Suite LL2-34

Expansion Effective Date shall not be delayed by reason thereof).

3.                                       Performance of Tenant’s Work.

A.                                   After Landlord has approved the Working Plans or any revised Working Plans, Tenant shall cause the Tenant’s Contractor to perform the Tenant’s Work covered by the Working Plans or such revised Working Plans. After Landlord has approved any revised Working Plans required hereunder which reflect a Change or a permitted modified Change in the Tenant’s Work, Tenant shall promptly, subject to the terms of Paragraph 2 above, cause Tenant’s Contractor to incorporate such Change into the Tenant’s Work. Prior to commencing Tenant’s Work (or incorporating any Change therein), Tenant shall submit to Landlord a reasonably detailed estimate of the total cost of Tenant’s Work (including any such Change).

B.                                     Tenant shall cause the Tenant’s Work, to be done in a first class workerlike manner using only good grades of materials and shall comply with all governmental laws, ordinances, codes, rules and regulations applicable at the time of the performance of the Tenant’s Work, including, but not limited to, requirements of Lessor’s fire insurance underwriters (collectively “Laws”).

C.                                     Tenant shall, at its own cost and expense, obtain all required building permits for the performance of Tenant’s Work.  Tenant’s failure to obtain such permits shall not cause a delay in the Suite LL2-34 Expansion Effective Date or the obligation to pay Annual Rent or any other obligations set forth in the Lease as amended by this Thirteenth Amendment with respect to the Suite LL2-34 Expansion Space.

D.                                    Tenant’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building. Landlord has the right to approve or disapprove Tenant’s Contractors which approval shall not be unreasonably withheld. Without any way limiting the grounds on which Landlord may reasonably withhold approval of any of Tenant’s contractors, it shall be reasonable for Landlord to withhold its approval of any of Tenant Contractors performing electrical, plumbing and/or mechanical work, which have not previously been approved or permitted by Landlord to perform such work in the Building or which in the course of performing such work previously in the Building caused disharmony with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

E.                                      Landlord shall have the right, but not the obligation, after written notice to Tenant of Landlord’s intention to do so, to perform, on behalf of and for the account of Tenant, subject to prompt reimbursement by Tenant upon demand, any work which pertains to modifications to the structural, mechanical, plumbing, electrical, HVAC, life safety or other operating systems of the Building to accommodate or connect to Tenant’s Work.

F.                                      Tenant shall use only new, first-class materials in Tenant’s Work, except where explicitly shown in the Tenant Plans. All of Tenant’s Work shall be done in a good and workmanlike manner. Tenant shall obtain from Tenant’s Contractor warranties of at least one (1) year duration from the completion of Tenant’s Work against defects in workmanship and materials on all work performed and equipment installed in the Suite LL2-34 Expansion Space as part of Tenant’s Work which modifies or directly affects the structural, mechanical, plumbing, electrical, HVAC, life safety or other operating systems of the Building.

G.                                     Tenant and Tenant’s Contractors shall make all reasonable efforts, and take all steps appropriate to assure that all construction activities undertaken for the performance of Tenant’s Work comport with the reasonable expectations of all tenants and other occupants of a fully-occupied (or substantially fully occupied) first-class office building and do not unreasonably interfere with the operation of the Building or with other tenants and occupants of the Building. In any event, Tenant and Tenant’s Contractors shall comply with all rules and regulations existing from time to time at the Building.  Tenant and Tenant’s Contractors shall take all precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by Tenant’s Work and to properly police same.  Construction equipment and materials are to be kept within the Suite LL2-34 Expansion Space and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall reasonably direct so as not to burden the construction or operation of the Building. If and as required by Landlord, the Suite LL2-34 Expansion Space shall be sealed off from the balance of the space on the floor containing the Suite LL2-34 Expansion Space so as to minimize the dispersal of dirt, debris and noise.

H.                                    Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on such party in performing work to cease work until such violation is remedied and if such violation is not remedied within five (5) days after written notice thereof from Landlord to Tenant, to remove such party’s equipment and employees from the Building.  No such action by Landlord shall delay the Suite LL2-34 Expansion Effective Date or the obligation to pay Annual Rent and other charges or any other obligations set forth in the Lease as amended by this Thirteenth Amendment with respect to the Suite LL2-34 Expansion Space.

I.                                         Utility costs or charges for any after-hours service (including HVAC, hoisting or freight elevator and the like) to the Suite LL2-34 Expansion Space shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences Tenant’s Work and shall be paid for by Tenant upon demand at Landlord’s standard rates then in effect.  Tenant shall apply and pay for all utility meters required.  Tenant shall pay for all support services provided by Tenant’s Contractors at Tenant’s request or at Landlord’s discretion resulting from breaches or defaults by Tenant under this Workletter.  All use of freight elevators is subject to reasonable scheduling by Landlord and the rules and regulations of the Building. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Buildings waste containers.  If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes.

J.                                        Tenant shall permit access to the Suite LL2-34 Expansion Space, and Tenant’s Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all times during the period in which Tenant’s Work is being constructed and installed an following completion of Tenant’s Work provided that such inspection shall be conducted in a manner that reasonably minimizes interference with the conduct of Tenant’s Work.

K.                                    Tenant shall proceed with its work expeditiously, continuously and efficiently.  Tenant shall notify Landlord upon completion of Tenant’s Work and shall furnish Landlord and Landlord’s title insurance company with such further documentation as may be required under Paragraph 5 below.

L.                                      Tenant shall have no authority to deviate from the Tenant Plans in performance of Tenant’s Work, except as authorized by Landlord and its designated representative in writing.  Tenant shall furnish to Landlord “as-built” drawings of Tenants Work within sixty (60) days after completion of Tenant’s Work.

M.                                 Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Suite LL2-34 Expansion Space, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto provided that none of the foregoing materially interferes with Tenant’s use and occupancy (as permitted by the Lease as amended by this Thirteenth Amendment) of the Suite LL2-34 Expansion Space.

N.                                    Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant’s Architect and Tenant’s Contractors.

4.                                       Insurance and Indemnification.

A.                                   In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the performance of Tenant’s Work within the Building and the Suite LL2-34 Expansion Space, insurance in the following minimum coverages and the following minimum limits of liability:

(i)                                     Worker’s Compensation and Employer’s Liability Insurance with limits of not less than $1,000,000.00, or such higher amounts as may be required from time to time by any Employee Benefit Acts or other statutes applicable where Tenant’s Work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts.

(ii)                                  Comprehensive General Liability Insurance (including Contractors’ Protective Liability) in an amount not less than $5,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them.

(iii)                               Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iv)                              “All-risk” builder’s risk insurance covering Tenant’s Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in Tenant’s Work and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief.  If portions of Tenant’s Work are stored off the site of the Building or in transit to said site are not covered under said “all-risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of Tenant’s Work.  Any loss insured under said “all-risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear.

All policies (except Tenant’s Worker’s compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease to be named as additional insureds, Landlord and Landlords’ managing agent, Lincoln Property Company Commercial, Inc., and their respective members, partners, directors, officers, employees and agents, and such additional persons as Landlord may designate to Tenant in writing.  The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except Tenant’s Workmen’s compensation policy) to be obtained by Tenant pursuant to this paragraph.  The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reductions cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional-insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

B.                                     Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law, Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by, the Lease to be named as additional insureds, and their respective members, partners, directors, officers, employees, contractors and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with Tenant’s Work or the entry of Tenant or Tenant’s Contractors into the Building and the Suite LL2-34 Expansion Space, including, without limitation, mechanic’s liens, the cost of any repairs to the Suite LL2-34 Expansion Space or Building necessitated by activities of Tenant or Tenant’s Contractors, bodily injury to persons (including, to the maximum extent provided by law, claims arising under the Illinois Structural Work Act) or damage to the property of Tenant, its employees, agents, invitees, licensees or others, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease but shall be subject to the terms of Section 13 of the original Lease.

5.                                       Cost of Tenant’s Work; Final Documentation.

Tenant shall have sole responsibility for the payment of the total cost of the Tenant’s Work and shall pay for same of a timely basis. Within sixty (60) days after final completion and installation of the Tenant’s Work, Tenant shall submit the following documentation to Landlord:

(i)                                     A statement in writing under oath signed by Tenant stating the various contracts entered into by Tenant for the Tenant’s Work and with respect to each: the total contract price of all labor, work, services and materials;

(ii)                                  A statement in writing under oath or verified by affidavit of Tenant’s Contractor stating: the names of all persons, firms, associations, corporations or other parties by whom labor, materials, services or work will be rendered or furnished pursuant to the contract with Tenant’s Contractor; the nature of labor, work, services and materials to be rendered or furnished by each of the foregoing; the amounts paid for such labor, work, services and materials;

(iii)                               Originals of final waivers of lien from each of Tenant’s Contractors and all materialmen and vendors from all parties performing labor or supplying materials or services in connection with the Tenant’s Work, showing that all of said parties have been compensated in full and waiving all liens in connection with the Suite LL2-34 Expansion Space and Building.

(iv)                              Such other documentation with respect to Tenant’s Work and Tenant’s payment of the cost thereof as Landlord or Landlord’s lender may reasonably request.

6.                                       Miscellaneous.

A.                                                                                   Except as expressly set forth herein, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Suite LL2-34 Expansion Space. Any other work in the Suite LL2-34 Expansion Space which may be permitted by Landlord pursuant to the terms and conditions of the Lease as amended by this Thirteenth Amendment shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease as amended by this Thirteenth Amendment.

B.                                                                                     This Workletter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any option under the Lease as amended by this Thirteenth Amendment or otherwise, or to any portion of the Premises or any additions thereto in the event of a renewal or extension of the initial term of this Lease, whether by any option under the Lease as amended by this Thirteenth Amendment or otherwise, unless expressly so provided in the Lease as amended by this Thirteenth Amendment or any amendment or supplement thereto.

C.                                                                                     The failure by Tenant to pay any monies due Landlord or perform any obligation of Tenant pursuant to this Workletter within the time period herein stated shall be deemed a default in under the terms of the Lease as amended by this Thirteenth Amendment for which Landlord shall be entitled to exercise all remedies available to Landlord for such default. All late payments shall be subject to late charges and bear interest pursuant to Article 3.3 of the Lease.

D.                                    This Workletter is expressly made a part of the Lease as amended by this Thirteenth Amendment and is subject to each and every term and condition thereof, including, without limitation, the limitations of liability set forth therein.

E.                                                                                      Tenant shall be solely responsible to determine at the site all dimensions of the Suite LL2-34 Expansion Space and the Building which may affect any work that may be performed by Tenant or any of Tenant’s Contractors hereunder.

F.                                                                                      Time is of the essence of this Workletter and of each and every provision hereof.

FOURTEENTH AMENDMENT TO OFFICE LEASE

[***]

*** The Fourteenth Amendment to Office Lease has been omitted in its entirety and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FIFTEENTH AMENDMENT TO OFFICE LEASE

THIS FIFTEENTH AMENDMENT TO OFFICE LEASE (“Fifteenth Amendment”) is made as of the 30th day of April, 2002, by and between LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company (“Landlord”), and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Tenant”).

WITNESSETH:

A.                                   Landlord’s predecessor-in-interest and Tenant entered into a certain lease dated as of June 3, 1996, as amended by a letter agreement dated August 28, 1996 and by Amendments dated as of December 20, 1996, July 17, 1997, July 31, 1998, November 12, 1998, July 1, 1999, August 27, 1999, September 10, 1999, May 1, 2000, August 31, 2000, October 12, 2000, October 31, 200  , and April 13, 2001 and two Amendments dated September 27, 2001 (the original Lease, as amended by such letter agreement and Amendments is referred to herein as the “Lease”), whereby Landlord’s predecessor-in-interest or Landlord leased to Tenant certain premises consisting of Suite Nos. 1550 (11,828 rentable square feet), 1925 (9,393 rentable square feet), 2000 (4,215 rentable square feet), 2040 (9,939 rentable square feet), 2012 (3,241 rentable square feet), 2020 (2,852 rentable square feet), 2015 (3,010 rentable square feet), 2010 (2,033 rentable square feet), 1900 (6,972 rentable square feet), 1720 (4,474 rentable square feet), 1730 (3251 rentable square feet), 1725 (4,250 rentable square feet), 1722 (989 rentable square feet) and LL2-005 (10,624 rentable square feet) on the fifteenth (15th), seventeenth(17th), nineteenth (19th) and twentieth (20th) floors and Lower Level 2 of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) for a term expiring on August 31, 2006, (the “Termination Date”), and Suite 1710 (3,801 rentable square feet) and Suite 1506 (3,628 rentable square feet) in the Building for a term ending April 30, 2002 (collectively, the “Existing Premises”).

B.                                     Landlord and Tenant desire to extend the term of the Lease as to Suite 1710 and Suite 1510 (consisting of 1,963 rentable square feet and formerly part of Suite 1506) of the Existing Premises, and to modify certain other provisions as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.  Definitions.   Each capitalized term used in this Fifteenth Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2.  Extension of Term - Suite 1710.   The term of the Lease as to Suite 1710 of the Existing Premises is hereby extended for a period of six (6) months commencing on May 1, 2002 and ending on October 31, 2002 (the “Suite 1710 Second Extension Term”), subject to early termination by either Landlord or Tenant effective on the last day of any month upon not less than thirty (30) days’ prior written notice to the other party.

3.                                       Extension of Term - Suite 1510.   The term of the Lease as to Suite 1510 (consisting of 1,963 rentable square feet and formerly part of Suite 1506 as depicted on Exhibit A attached hereto and incorporated herein) of the Existing Premises is hereby extended for an additional period of [***] commencing on [***] (the “Suite 1510 Extension Term”), subject to early termination by either Landlord or Tenant effective on the last day of any month upon not less than thirty (30) days’ prior written notice to the other party.

4.                                       Rent.

(a)                                  Suite 1710.   During the Suite 1710 Second Extension Term, Annual Rent for Suite 1710 and the Monthly Installments thereof shall be as set forth below, payable in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments
05/01/02 - 10/31/02	$117,831.00	$9,819.25

(b)                                 Suite 1510.   During the Suite 1510 Extension Term, Annual Rent for Suite 1510 and the Monthly Installments thereof shall be as set forth below, payable in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments

[***]	[***]	[***]

(c)                                  There shall be no abatement of Annual Rent under or by reason of this Fifteenth Amendment.

5.                                       Tenant’s Proportionate Share.  For the purposes of determining Tenant’s Proportionate Share of Direct Expenses and Taxes pursuant to Article 4 of the Lease, there shall be no increase in Tenant’s Proportionate Share by reason of the extension of the term as to Suites 1710 and 1510.

6.                                       Condition of Premises.  Tenant’s execution and delivery of this Fifteenth Amendment shall be conclusive evidence that the Existing Premises were in good order and satisfactory condition as of the date hereof.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Existing Premises or the Building and no representation or warranty regarding the condition of the Existing Premises or the Building or regarding any other matter of any kind or nature has been made by or on behalf of Landlord to Tenant under or by reason of this Fifteenth Amendment.

7.                                       Consent to Assignment and/or Sublease to Certain Affiliates of Tenant. Landlord acknowledges that Tenant may elect, from time to time, to sublease, and/or assign the Lease as amended hereby, as to all or portions of the Premises to Terra Nova Trading, L.L.C. and/or Archipelago Holdings, L.L.C., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates (collectively, a “Permitted Transfer”), provided that at

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

least fifteen (15) days prior to the effective date of any such proposed assignment, Tenant shall permit Landlord or its designated agents to examine the current financial statements of Tenant and the proposed assignee for Landlord’s approval (which shall not be withheld provided such financial statements show that the proposed assignee or subtenant is of at least equivalent financial condition (i.e., tangible net worth and current net income) as Tenant as determined by Landlord in its reasonable business judgment) and that the proposed assignment or sublease otherwise complies with the provisions of Article 10 of the Lease which are not inconsistent with the foregoing provisions of this Section.  Except for a Permitted Transfer, all other assignments, sublettings, transfers, etc. with respect to the Lease as amended hereby and the Premises which are or would be covered by the provisions of Article 10 of the Lease as amended hereby, shall remain subject to the provisions thereof.

8.                                       Real Estate Broker.  Tenant represents that, except for Lincoln Property Company Commercial, Inc. (“Broker”), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Fifteenth Amendment and no such person initiated or participated in the negotiation of this Fifteenth Amendment or is entitled to any fee or commission in connection herewith.  Tenant hereby agrees to indemnify and hold Landlord, its property manager and their respective agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, other than Broker, salesperson or finder for any fee or commission alleged to be due such broker, salesperson or finder in connection with this Fifteenth Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by Tenant.

9.                                       Submission.  Submission of this Fifteenth Amendment by Landlord or Landlords agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Fifteenth Amendment unless and until this Fifteenth Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Fifteenth Amendment to Landlord or Landlord’s, agent, or their respective agents or representatives, shall constitute an irrevocable offer by Tenant to extend the lease term of the Lease on the terms and conditions herein contained, which offer may not be revoked for ten (10) days after such, delivery.

10.                                 Binding Effect; Conflict.  The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Fifteenth Amendment, the terms of this Fifteenth Amendment shall control.  This Fifteenth Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

11.                                 Limitation of Liability.  Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant’s remedies or judgments.

IN WITNESS WHEREOF, this Fifteenth Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

TOWNSEND ANALYTICS, LTD.,		LINCOLN-CARLYLE HARTFORD, L.L.C.,
an Illinois corporation		a Delaware limited liability company

By:	/s/MarrGwen Townsend	By:	Lincoln Hartford, LLC, a Delaware
limited company, Managing Member

Its:	Vice President	By:	Lincoln Investors Group 3, Inc., a
Texas corporation, Managing Member
		By:	/s/John B. Grissim
		Name:	John B. Grissim
Vice President

EXHIBIT A

FLOOR PLAN OF SUITE 1510

[ GRAPHICS ]

SIXTEENTH AMENDMENT TO OFFICE LEASE

THIS SIXTEENTH AMENDMENT TO OFFICE LEASE (“Sixteenth Amendment’) is made as of the 30th day of April, 2002, by and between LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company (“Landlord”), and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Tenant”).

WITNESSETH:

A.                                   Landlord’s predecessor-in-interest and Tenant entered into a certain lease dated as of June 3, 1996, as amended by a letter agreement dated August 28, 1996 and by Amendments dated as of December 20, 1996, July 17, 1997, July 31, 1998, November 12, 1998, July 1, 1999, August 27, 1999, September 10, 1999, May 1,2000, August 31,2000, October 12,2000, October31, 200, April 13, 2001, two Amendments dated September 27, 2001, and of even date herewith (the original Lease, as amended by such letter agreement and Amendments is referred to herein as the “Lease”), whereby Landlord’s predecessor-in-interest or Landlord leased to Tenant certain premises consisting of Suite Nos. 1550(11,828 rentable square feet), 1925 (9,393 rentable square feet), 2000 (4,215 rentable square feet), 2040 (9,939 rentable square feet), 2012 (3,241 rentable square feet), 2020 (2,852 rentable square feet), 2015 (3,010 rentable square feet), 2010 (2,033 rentable square feet), 1900 (6,972 rentable square feet), 1720 (4,474 rentable square feet), 1730 (3251 rentable square feet), 1725 (4,250 rentable square feet), 1722 (989 rentable square feet) and LL2-005 (10,624 rentable square feet) on the fifteenth (15th), seventeenth (17th) nineteenth (19th) and twentieth (20th) floors and Lower Level 2 of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) for a term expiring on August 31, 2006, (the “Termination Date”), Suite 1710 (3,801 rentable square feet) and Suite 1510 (consisting of 1,963 rentable square feet and formerly part of Suite 1506) in the Building for a term ending October 31, 2002, and Suite 1506 (1,666 rentable square feet excluding Suite 1510 which was formerly part of Suite 1506) in the Building for a term ending April 30, 2002 (collectively, the “Existing Premises”).

B.                                     Landlord and Tenant desire to extend the term of the Lease as to Suite 1506 (consisting of 1,666 rentable square feet excluding Suite 1510 which was formerly part of Suite 1506) of the Existing Premises, and to modify certain other provisions as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Definitions. Each capitalized term used in this Sixteenth Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2.                                       Extension of Term - Suite 1506. The term of the Lease as to Suite 1510 (consisting of 1,666 rentable square feet excluding Suite 1510 which was formerly part of Suite

1506 as depicted on Exhibit A attached hereto and incorporated herein) of the Existing Premises is hereby extended for an additional period of six (6) months commencing on May 1, 2002 and ending on October 31, 2002 (the “Suite 1506 Third Extension Term”), subject to early termination by either Landlord or Tenant effective on the last day of any month upon not less than thirty (30) days’ prior written notice to the other party.

3.                                       Rent.

(a)                                  Suite 1506.  During the Suite 1506 Third Extension Term, Annual Rent for Suite 1506 and the Monthly Installments thereof shall be as set forth below, payable in the manner provided in Article 3 of the Lease:

Period	Annual Rent	Monthly Installments
05/01/02 - 10/31/02	$51,646.00	$4,303.83

(b)                                 There shall be no abatement of Annual Rent under or by reason of this Sixteenth Amendment.

4.                                       Tenant’s Proportionate Share.  For the purposes of determining Tenant’s Proportionate Share of Direct Expenses and Taxes pursuant to Article 4 of the Lease, there shall be no increase in Tenant’s Proportionate Share by reason of the extension of the term as to Suite 1506.

5.                                       Condition of Premises. Tenant’s execution and delivery of this Sixteenth Amendment shall be conclusive evidence that the Existing Premises were in good order and satisfactory condition as of the date hereof. No agreement of Landlord to alter, remodel, decorate, clean or improve the Existing Premises or the Building and no representation or warranty regarding the condition of the Existing Premises or the Building or regarding any other matter of any kind or nature has been made by or on behalf of Landlord to Tenant under or by reason of this Sixteenth Amendment.

6.                                       Consent to Assignment and/or Sublease to Certain Affiliates of Tenant. Landlord acknowledges that Tenant may elect, from time to time, to sublease, and/or assign the Lease as amended hereby, as to all or portions of the Premises to Terra Nova Trading, L.L.C. and/or Archipelago Holdings, L.L.C., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates (collectively, a “Permitted Transfer”), provided that at least fifteen (15) days prior to the effective date of any such proposed assignment, Tenant shall permit Landlord or its designated agents to examine the current financial statements of Tenant and the proposed assignee for Landlord’s approval (which shall not be withheld provided such financial statements show that the proposed assignee or subtenant is of at least equivalent financial condition (i.e., tangible net worth and current net income) as Tenant as determined by Landlord in its reasonable business judgment) and that the proposed assignment or sublease otherwise complies with the provisions of Article 10 of the Lease which are not inconsistent with the foregoing provisions of this Section. Except for a Permitted

Transfer, all other assignments, sublettings, transfers, etc. with respect to the Lease as amended hereby and the Premises which are or would be covered by the provisions of Article 10 of the Lease as amended hereby, shall remain subject to the provisions thereof.

7.                                       Real Estate Broker. Tenant represents that, except for Lincoln Property Company Commercial, Inc. (“Broker”), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Sixteenth Amendment and no such person initiated or participated in the negotiation of this Sixteenth Amendment or is entitled to any fee or commission in connection herewith. Tenant hereby agrees to indemnify and hold Landlord, its property manager and their respective agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, other than Broker, salesperson or finder for any fee or commission alleged to be due such broker, salesperson or finder in connection with this Sixteenth Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by Tenant.

8.                                       Submission. Submission of this Sixteenth Amendment by Landlord or Landlord’s agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Sixteenth Amendment unless and until this Sixteenth Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Sixteenth Amendment to Landlord or Landlord’s agent, or their respective agents or representatives, shall constitute an irrevocable offer by Tenant to extend the lease term of the Lease on the terms and conditions herein contained, which offer may not be revoked for ten (10) days after such delivery.

9.                                       Binding Effect; Conflict.  The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Sixteenth Amendment, the terms of this Sixteenth Amendment shall control. This Sixteenth Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

10.                                 Limitation of Liability.  Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant’s remedies or judgments.

IN WITNESS WHEREOF, this Sixteenth Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

TOWNSEND ANALYTICS, LTD.,		LINCOLN-CARLYLE HARTFORD, L.L.C.,
an Illinois corporation		a Delaware limited liability company

By:	/s/MarrGwen Townsend	By:	Lincoln Hartford, LLC, a Delaware
limited company, Managing Member

Its:		By:	Lincoln Investors Group 3, Inc., a
Texas corporation, Managing Member
		By:	/s/John B. Grissim
		Name:	John B. Grissim
Vice President

SEVENTEENTH AMENDMENT TO OFFICE LEASE

[***]

*** The Seventeenth Amendment to Office Lease has been omitted in its entirety and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EIGHTEENTH AMENDMENT TO OFFICE LEASE

THIS EIGHTEENTH AMENDMENT TO OFFICE LEASE (“Eighteenth Amendment”) is made as of the 31st day of March, 2003, by and between MJH WACKER LLC, a Delaware limited liability company (“Landlord”), and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Tenant”).

WITNESSETH:

A.                                   Landlord’s predecessor-in-interest and Tenant entered into a certain lease dated as of June 3, 1996, as amended by a letter agreement dated August 28, 1996 and by Amendments dated as of December 20, 1996, July 17, 1997, July 31, 1998, November 12, 1998, July 1, 1999, August27, 1999, September 10, 1999, May 1, 2000, August 31, 2000, October 12, 2000, October 31, 2000, April 13, 2001, two Amendments dated September 27, 2001, two Amendments dated April 30, 2002, and an Amendment of even date herewith (the original Lease, as amended by such letter agreement and Amendments is referred to herein as the “Lease”), whereby Landlord’s predecessor-in-interest or Landlord leased to Tenant certain premises consisting of Suite Nos.  1550 (11,828 rentable square feet), 1925 (9,393 rentable square feet), 2000 (4,215 rentable square feet), 2040 (9,939 rentable square feet), 2012 (3,241 rentable square feet), 2020 (2,852 rentable square feet), 2015 (3,010 rentable square feet), 2010 (2,033 rentable square feet), 1900 (6,972 rentable square feet), 1720 (4,474 rentable square feet), 1730 (3251 rentable square feet), 1725 (4,250 rentable square feet), 1722 (989 rentable square feet), 1732 (1,453 rentable square feet), LL2-34 (1,280 rentable square feet) and LL2-005 (10,624 rentable square feet) on the fifteenth (15th), seventeenth (17th), nineteenth (19th) and twentieth (20th) floors and Lower Level 2 of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) for a term expiring on August 31, 2006, (the “Termination Date”), and Suite 1710 (3,801 rentable square feet) in the Building for a term ending on October 31, 2002, and Suite 1510 (consisting of 1,963 rentable square feet and formerly part of Suite 1506) and Suite 1506 (1,666 rentable square feet excluding Suite 1510 which was formerly part of Suite 1506) in the Building for a term ending on April 30, 2003 (subject to automatic 6-month extensions thereof if not earlier terminated as provided in the Seventeenth Amendment to the Lease) (collectively, the “Existing Premises”).

B.                                     Landlord and Tenant desire to amend the Lease to expand the Premises within the Building, to extend the term of the Lease as to Suite 1710 of the Existing Premises, and to modify certain other provisions as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Definitions.  Each capitalized term used in this Eighteenth Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2.                                       Extension of Term - Suite 1710.  The term of the Lease as to Suite 1710 of the Existing Premises is hereby extended for an additional period of six (6) months commencing on November 1, 2002 and ending on April 30, 2003, (the “Suite 1710 Third Extension Term”), which term shall be automatically extended for additional periods of six (6) months each unless and until terminated by Landlord or Tenant as provided below, subject to early termination by either Landlord or Tenant effective on the last day of any month upon not less than thirty (30) days’ prior written notice to the other party.

3.                                       Expansion of Premises.  Commencing on March 1, 2003 (the “Suite 1700 Expansion Effective Date”), the Premises shall consist of the space then occupied by Tenant in the Building and an additional two thousand seven hundred ninety (2,790) square feet of rentable area on the seventeenth (17th) floor (Suite 1700) of the Building as shown as hatched on Exhibit A-1 attached hereto and incorporated herein (such additional space being referred to herein as the “Suite 1700 Expansion Space”) for a term of six (6) months ending on August 31, 2003 (the “Suite 1700 Term”), which term shall be automatically extended for additional periods of six (6) months each unless and until terminated by Landlord or Tenant as provided below, subject to early termination by either Landlord or Tenant effective on the last day of any month upon not less than thirty (30) days’ prior written notice to the other party.

4.                                       Rent.

(a)                                  Suite 1710.  During the Suite 1710 Third Extension Term (as the same may be automatically extended pursuant to Section 2 above), Annual Rent for Suite 1710 shall be $117,831.00 and the Monthly Installments thereof shall be $9,819.25, payable in the manner provided in Article 3 of the Lease.

(b)                                 Suite 1700.  During the Suite 1700 Term (as the same may be automatically extended pursuant to Section 3 above), Annual Rent for Suite 1700 shall be $86,490.00 and the Monthly Installments thereof shall be $7,207.50, payable in the manner provided in Article 3 of the Lease.

(c)                                  There shall be no abatement of Annual Rent under or by reason of this Eighteenth Amendment

5.                                       Tenant’s Proportionate Share.  For the purposes of determining Tenant’s Proportionate Share of Direct Expenses and Taxes pursuant to Article 4 of the Lease, there shall be no increase in Tenant’s Proportionate Share by reason of the expansion of the Premises hereunder to include the Suite 1700 Expansion Space therein or by the extension of the term as to Suite 1710.

6.                                       Condition of Premises.  Tenant’s execution and delivery of this Eighteenth Amendment shall be conclusive evidence that the Existing Premises and the Suite 1700 Expansion Space were in good order and satisfactory condition as of the date hereof.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Existing Premises, the Suite 1700 Expansion Space or the Building and no representation or warranty regarding the condition of the Existing Premises, the Suite 1700 Expansion Space or the Building or regarding any other matter of any kind or nature has been made by or on behalf of Landlord to Tenant under or by reason of this

Eighteenth Amendment, and furthermore, Tenant agrees to accept possession of the Suite 1700 Expansion Space in “as is” condition.

7.                                       Consent to Assignment and/or Sublease to Certain Affiliates of Tenant.  Landlord acknowledges that Tenant may elect, from time to time, to sublease, and/or assign the Lease as amended hereby, as to all or portions of the Premises to Terra Nova Trading, L.L.C.  and/or Archipelago Holdings, L.L.C., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates (collectively, a “Permitted Transfer”), provided that at least fifteen (15) days prior to the effective date of any such proposed assignment, Tenant shall permit Landlord or its designated agents to examine the current financial statements of Tenant and the proposed assignee for Landlord’s approval (which shall not be withheld provided such financial statements show that the proposed assignee or subtenant is of at least equivalent financial condition (i.e., tangible net worth and current net income) as Tenant as determined by Landlord in its reasonable business judgment) and that the proposed assignment or sublease otherwise complies with the provisions of Article 10 of the Lease which are not inconsistent with the foregoing provisions of this Section.  Except for a Permitted Transfer, all other assignments, sublettings, transfers, etc. with respect to the Lease as amended hereby and the Premises which are or would be covered by the provisions of Article 10 of the Lease as amended hereby, shall remain subject to the provisions thereof.

8.                                       Real Estate Broker.  Tenant represents that, except for Lincoln Property Company Commercial, Inc.  (“Broker”), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Eighteenth Amendment and no such person initiated or participated in the negotiation of this Eighteenth Amendment or is entitled to any fee or commission in connection herewith.  Tenant hereby agrees to indemnify and hold Landlord, its property manager and their respective agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, other than Broker, salesperson or finder for any fee or commission alleged to be due such broker, salesperson or finder in connection with this Eighteenth Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by Tenant

9.                                       Submission.  Submission of this Eighteenth Amendment by Landlord or Landlord’s agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Eighteenth Amendment unless and until this Eighteenth Amendment is fully signed and delivered by Landlord and Tenant, provided, however, the execution and delivery by Tenant of this Eighteenth Amendment to Landlord or Landlord’s agent, or their respective agents or representatives, shall constitute an irrevocable offer by Tenant to extend the lease term of the Lease on the terms and conditions herein contained, which offer may not be revoked for ten (10) days after such delivery.

10.                                 Binding Effect; Conflict.  The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof.  In the event of any conflict between the terms of the Lease and the terms of this Eighteenth Amendment, the terms of this Eighteenth Amendment shall control.  This Eighteenth Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

11.                                 Limitation of Liability.   Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant’s remedies or judgments.

IN WITNESS WHEREOF, this Eighteenth Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

TOWNSEND ANALYTICS, LTD., an		MJH WACKER LLC, a Delaware limited
Illinois corporation		liability company

By:	/s/MarrGwen Townsend	By:	/s/John B. Grissim
Its:	VP		John B. Grissim
Vice President

EXHIBIT A

FLOOR PLAN OF SUITE 1700

[Graphics]

A-1

19TH AMENDMENT TO OFFICE LEASE

THIS 19TH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made as of the 31st day of October, 2003, by and between MJH WACKER LLC, a Delaware limited liability company (“Landlord”) and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Tenant”).

WITNESSETH:

A.            Landlord’s predecessor-in-interest and Tenant entered into a certain lease dated as of June 3, 1996 (the “Original Lease”), as amended by a letter agreement dated August 28, 1996 and by Amendments dated as of December 20, 1996, July 17, 1997, July 31, 1998, November 12, 1998, July 1, 1999, August27, 1999, September 10, 1999, May 1, 2000, August 31, 2000, October 12, 2000, October31, 2000, April 13, 2001, two Amendments dated September 27, 2001, two Amendments dated April 30, 2002, and two Amendments dated March 31, 2003 (the Original Lease, as amended by such letter agreement and Amendments is referred to herein as the “Lease”), whereby Landlord’s predecessor-in-interest or Landlord leased to Tenant certain premises consisting of Suite Nos. 1550 (11,828 rentable square feet), 1925 (9,393 rentable rentable feet), 2000 (4,215 rentable square feet), 2040 (9,939 rentable square feet), 2012 (3,241 rentable square feet), 2020 (2,852 rentable square feet), 2015 (3,010 rentable square feet), 2010 (2,033 rentable square feet), 1900 (6,972 rentable square feet), 1720 (4,474 rentable square feet), 1730 (3,251 rentable square feet), 1725 (4,250 rentable square feet), 1722 (989 rentable square feet), 1732 (1,453 rentable square feet), LL2-34 (1,280 rentable square feet) and LL2-005 (10,624 rentable square feet) on the fifteenth (15th), seventeenth (17th), nineteenth (19th) and twentieth (20th) floors and Lower Level 2 of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) (and as to Suite LL2-34, in the building owned by Landlord located at 150 South Wacker Drive, Chicago, Illinois) for a term expiring on August 31, 2006, (the “Termination Date”), and Suite 1510 (consisting of 1,963 rentable square feet and formerly part of Suite 1506) and Suite 1506 (1,666 rentable square feet excluding Suite 1510 which was formerly part of Suite 1506) in the Building for a term ending on April 30, 2003 (subject to automatic 6-month extensions thereof if not earlier terminated as provided in the Seventeenth Amendment to the Lease), Suite 1710 (3,801 rentable square feet) in the Building for a term ending on April 30, 2003 (subject to automatic 6-month extensions thereof if not earlier terminated as provided in the Eighteenth Amendment to the Lease), and Suite 1700 (2,790 rentable square feet) in the Building for a term ending on August 31, 2003 (subject to automatic 6-month extensions thereof if not earlier terminated as provided in the Eighteenth Amendment to the Lease) (collectively, the “Existing Premises”).

B.            Landlord’s predecessor-in-interest and Tenant entered in that certain Storage Space Lease Agreement dated June 30, 2000 (as amended by letter agreement dated September 20, 2000) demising Suite 1847 (426 rentable square feet) (the “Storage Space”) for a month-to-month term (the “Storage Lease”).

C.            Landlord and Tenant desire (i) to amend the Lease to reduce the Existing Premises by eliminating therefrom the portions thereof located on the 17th floor of the Building, [***] and to modify certain other provisions of the Lease and (ii) to terminate the Storage Lease,

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

all as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord, Tenant and Tenant hereby agree as follows:

1.             Definitions.  Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise expressly provided for herein.

2.             Reduction of Size of Premises.  Commencing on the commencement date of that certain Office Lease of even date herewith between Landlord and Archipelago Holdings, L.L.C. (“Archipelago”), a copy of which is attached hereto as Exhibit B (the “Archipelago Lease”), demising the Reduction Space (as hereinafter defined) (the “Reduction Effective Date”), the size of the Premises shall be reduced by eliminating that portion of the Premises (Suites 1700, 1710, 1720, 1722 and 1725) consisting of twenty-one thousand and eight (21,008) rentable square feet shown on Exhibit A attached hereto and incorporated herein (such eliminated space being referred to herein as the “Reduction Space”), such that the total rentable area of the Premises shall be sixty-nine thousand sixteen (69,016) square feet.

3.             Obligations for Reduction Space.

Landlord and Tenant hereby each releases the other from any and all claims, costs, causes of action, damages, liabilities or any other matters whatsoever related to the Reduction Space accruing under the Lease from and after the Reduction Effective Date.

Notwithstanding anything contained herein to the contrary, in no event shall Tenant be released from or relieved of any liability with respect to the Reduction Space accruing under the Lease prior to the Reduction Effective Date (including, without limitation, the obligation to pay any year-end adjustments in Tenant’s Proportionate Share of Direct Expenses and/or Taxes and the obligation to perform any other conditions and covenants that by the terms of the Lease as it pertains to the Reduction Space survive the termination of the Lease) or of any Event of Default under the Lease as amended hereby that occurred prior to the Reduction Effective Date or which would have constituted an Event of Default as of the Reduction Effective Date except for the passage of time.

Tenant hereby covenants that Tenant has not at any time done or suffered any act or omission and will not do or suffer any act or omission whereby the Reduction Space or any part thereof are or may be in any way charged, assessed or encumbered.  If this covenant is breached, Tenant covenants and agrees to pay Landlord upon demand any and all damages, costs and expenses including, without limitation, attorneys’ fees resulting therefrom.

4.             Annual Rent.  Tenant shall continue to pay Annual and Monthly Base Rent for the Premises for the period commencing on the Reduction Effective Date in the manner provided in Section 4 of the Lease, [***].

5.             [***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)           [***]

(b)           [***]

(c)           [***]

[***]

6.             Tenant’s Proportionate Share.

(a)           Commencing on the Reduction Effective Date, for purposes of determining Tenant’s Proportionate Share of Direct Expenses and Taxes pursuant to Article 4 of the Lease, Tenant’s Proportionate Share shall be reduced to ten and four hundred forty-two thousandths percent (10.442%).

(b)           [***]

(i)            [***]

(ii)           [***]

(iii)          [***]

[***]

7.             Termination of Storage Lease.  The Storage Lease is hereby terminated as of the date hereof and Tenant shall vacate the Storage Space and surrender possession thereof to Landlord in the manner required under the Storage Lease as if the term of the Storage Lease had expired by lapse of time. Landlord and Tenant hereby each releases the other from any and all claims, costs, causes of action, damages, liabilities or any other matters whatsoever related to the Storage Space accruing under the Storage Lease from and after the date hereof.

8.             Signage.

(a)           Effective on the date hereof and throughout the remainder of the term of the Lease as amended hereby (as the same may be extended or renewed), Tenant shall be entitled to install signage displaying Tenant’s corporate name (and the corporate name of Terra Nova Trading, L.L.C) in the main lobby of the Building in the location depicted on Exhibit A-1 attached hereto, which signage shall be substantially identical in size, materials and design as the signage currently installed for GMAC in the north lobby of the Building.

(b)           Effective on the last to occur of (i) the Expansion Effective Date (as defined in the Archipelago Lease), (ii) the date which is seven (7) months following the date of this Amendment or (iii) the date Landlord substantially completes installation of the ground-level outdoor sign for the Building to be located between the two revolving Building entrance doors on the Monroe Street side of the Building (the “Outdoor Sign”), and thereafter during any portion of the

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

remainder of the Term of the Lease as amended hereby (as the same may be extended or renewed) that Tenant is occupying the entire Premises, Tenant shall be entitled to a Building-standard sign panel displaying Tenant’s corporate name on the Outdoor Sign, located below the sign panel for Archipelago. Notwithstanding anything to the contrary contained in the Lease as amended hereby (including, without limitation, Section 15 thereof), Tenant’s signage rights under this Section 8(b) shall not be assignable or subleasable by Tenant to any other party.

9.             Roof and Suite 1943 Improvements; 21st Floor Mechanical Equipment; and Telecommunications Risers and Pathways.  It is agreed that throughout the remainder of the term of the Lease as amended hereby (as the same may be extended or renewed), Tenant shall [***] for (a) the space on the roof of the Building presently being used for the Roof and Suite 1943 Improvements (as defined in Section 8 of the Fifth Amendment to the Lease), (b) the existing telecommunications riser space and pathways in the Building presently utilized by Tenant, or (c) portions of the mechanical room on the 2lst floor of the Building presently used for Tenant’s equipment in conjunction with the Roof and Suite 1943 Improvements (the “21st Floor Mechanical Equipment”), it is further understood and agreed that for purposes of Tenant’s obligations under Section 8 of the Fifth Amendment to the Lease, the Roof and Suite 1943 Improvements shall he deemed to include the 21st Floor Mechanical Equipment.

10.           Removal of Stairway Between 19th and 20th Floor Portions of Premises Not Required.   Section 1(c) of the Tenth Amendment to the Lease is hereby deleted in its entirety and shall be of no further force and effect (provided that the remainder of said Section 1 shall continue in full force and effect).

11.           Assumption and Attornment Agreement Between Landlord and Archipelago. In conjunction with the Archipelago Lease, Landlord and Archipelago have entered into that certain Assumption and Attornment Agreement of even date herewith, a copy of which (except for Exhibits A, B and C thereto) is attached hereto as Exhibit C (the “Assumption Agreement”). Pursuant to the Assumption Agreement, Archipelago agrees, subject to the terms and conditions thereof, to assume the obligations of Tenant under the Lease as amended hereby (including any future amendments thereto and exercise of extension or renewal options thereunder) (the Assumed Lease”) and attorn to Landlord thereunder, but only with respect to the Data Rooms (as defined in the Assumption Agreement), in the event the Assumed Lease shall terminate, expire  or otherwise be terminated, rejected or disaffirmed (including rejection or disaffirmation by Tenant pursuant to any bankruptcy, insolvency or other law affecting creditors’ rights) or Landlord shall elect to exercise its right to re-enter the Premises without terminating the Assumed Lease.  In the event of such an assumption and attornment by Archipelago, Landlord agrees that solely for purposes of calculating damages recoverable by Landlord from Tenant under Section 20.1.3 of the Original Lease should Landlord elect to terminate the Assumed Lease under Section 20.1.1 of the Original Lease (or to treat the Assumed Lease as being terminated thereunder), the Data Rooms shall be deemed to be excluded from the Assumed Lease (provided that such exclusion shall not apply to any other provision of the Assumed Lease, including without limitation, Section 20.1.4 of the Original Lease).  The provisions of this Section 11 shall in no way be deemed to amend or alter the respective rights and obligations of Landlord and Archipelago under either (i) the Assumption Agreement or (ii) the Assumed Lease

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(including without limitation, Section 20.1.3 of the Original Lease) in the event Archipelago assumes the obligations of Tenant and attorns to Landlord thereunder pursuant to the Assumption Agreement.

12.           Consent to Assignment and/or Sublease to Certain Affiliates of Tenant. Landlord acknowledges that Tenant may elect, from time to time, to sublease, and/or assign the Lease as amended hereby, as to all or portions of the Premises to Terra Nova Trading, L.L.C. and/or Archipelago Holdings, L.L.C., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates (collectively, a “Permitted Transfer”), provided that at least fifteen (15) days prior to the effective date of any such proposed assignment, Tenant shall permit Landlord or its designated agents to examine the current financial statements of Tenant and the proposed assignee for Landlord’s approval (which shall not be withheld provided such financial statements show that the proposed assignee or subtenant is of at least equivalent financial condition (i.e., tangible net worth and current net income) as Tenant as determined by Landlord in its reasonable business judgment) and that the proposed assignment or sublease otherwise complies with the provisions of Article 10 of the Lease which are not inconsistent with the foregoing provisions of this Section. Except for a Permitted Transfer, all other assignments, sublettings, transfers, etc. with respect to the Lease as amended hereby and the Premises which are or would be covered by the provisions of Article 10 of the Lease as amended hereby, shall remain subject to the provisions thereof.

13.           Real Estate Broker.  Tenant and Tenant each represents that, except for Lincoln Property Company Commercial, Inc. (“Broker”), it has not dealt with any real estate broker, salesperson or finder in connection with this Amendment and no such person initiated or participated in the negotiation of this Amendment or is entitled to any fee or commission in connection herewith. Tenant and Tenant each hereby agrees to indemnify and hold Landlord, its property manager and their respective agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, other than Broker, salesperson or finder for any fee or commission alleged to be due such broker, salesperson or finder in connection with this Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by the indemnifying party.

14.           Submission.  Submission of this Amendment by Landlord or Landlord’s agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord or Landlord’s agent, or their respective agents or representatives, shall constitute an irrevocable offer by Tenant to amend the Lease on the terms and conditions herein contained, which offer may not be revoked for ten (10) days after such delivery.

15.           Binding Effect; Conflict.  The Lease as amended hereby shall continue in full force and effect, subject to the terms and provisions thereof and hereof.  In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.  This Amendment shall be binding upon and inure to the benefit of

Landlord, Tenant and their respective successors and permitted assigns.

16.           Limitation of Liability.  Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby partially assigned and amended, and the Lease, as amended hereby, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of their respective remedies or judgments.

17.           Archipelago Lease Contingency.  Notwithstanding anything to the contrary contained herein, Landlord and Tenant agree that the effectiveness of this Amendment is contingent upon Landlord and Archipelago entering into the Archipelago Lease. In the event Landlord and Archipelago fail to enter into the Archipelago Lease within thirty (30) days after the date of this Amendment, then at either Landlord’s or Tenant’s option exercised by written notice to the other, this Amendment shall be null and void and of no further force and effect, and the Lease shall continue in full force and effect as if this Amendment had not been entered into.

IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

TOWNSEND ANALYTICS, LTD., an		MJH WACKER LLC, a Delaware limited
Illinois corporation		liability company

By:	/s/MarrGwen Townsend	By:	/s/John B. Grissim
Its:		John B. Grissim
Vice President

EXHIBIT A

REDUCTION SPACE

[Graphics]

EXHIBIT A-1

LOCATION OF TENANT’S MAIN LOBBY SIGNAGE

[Graphics]

EXHIBIT B

THE ARCHIPELAGO LEASE

(to be attached)

EXHIBIT C

THE ASSUMPTION AGREEMENT

(EXCLUDING EXHIBITS A, B AND C THERETO)

(to be attached)

20thAMENDMENT TO OFFICE LEASE

THIS 20th AMENDMENT TO OFFICE LEASE (this “Amendment”) is made as of the 31st day of October, 2003, by and between MJH WACKER LLC, a Delaware limited liability company (“Landlord”) and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Tenant”).

WITNESSETH:

A.            Landlord’s predecessor-in-interest and Tenant entered into a certain lease dated as of June 3, 1996 (the “Original Lease”), as amended by a letter agreement dated August 28, 1996 and by Amendments dated as of December 20, 1996, July 17, 1997, July 31, 1998, November 12, 1998, July 1, 1999, August 27, 1999, September 10, 1999, May 1, 2000, August 31, 2000, October 12, 2000, October 31, 2000, April 13, 2001, two Amendments dated September 27, 2001, two Amendments dated April 30, 2002, two Amendments dated March 31, 2003, and that certain 19th Amendment of even date herewith (the “19th Amendment”) (the Original Lease, as amended by such letter agreement and Amendments is referred to herein as the “Lease”), whereby Landlord’s predecessor-in-interest or Landlord leased to Tenant certain premises consisting of Suite Nos. 1550 (11,828 rentable square feet), 1925 (9,393 rentable square feet), 2000 (4,215 rentable square feet), 2040 (9,939 rentable square feet), 2012 (3,241 rentable square feet), 2020 (2,852 rentable square feet), 2015 (3,010 rentable square feet), 2010 (2,033 rentable square feet), 1900 (6,972 rentable square feet), LL2-34 (1,280 rentable square feet) and LL2-005 (10,624 rentable square feet) on the fifteenth (15th), nineteenth (19th) and twentieth (20th) floors and Lower Level 2 of the building located at 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) (and as to Suite LL2-34, in the building owned by Landlord located at 150 South Wacker Drive, Chicago, Illinois) for a term expiring on August 31, 2006, (the “Termination Date”), and Suite 1510 (consisting of 1,963 rentable square feet and formerly part of Suite 1506) and Suite 1506 (1,666 rentable square feet excluding Suite 1510 which was formerly part of Suite 1506) in the Building for a term ending on April 30, 2003 (subject to automatic 6-month extensions thereof if not earlier terminated as provided in the Seventeenth Amendment to the Lease) (collectively, the “Existing Premises”).

B.            Landlord and Tenant desire to amend the Lease to extend the term of the Lease with respect to Suite LL2-005 and Suite LL2-34 and to modify certain other provisions of the Lease, all as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord, Tenant and Tenant hereby agree as follows:

1.             Definitions. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise expressly provided for herein.

2.             Extension of Term - Suites LL2-005 and LL2-34. The Term of the Lease with respect to Suites LL2-005 and LL2-34 of the Existing Premises (collectively, the “LL2 Existing Premises”) is hereby extended for a period of approximately seven (7) years and seven (7) months (the “LL2 Extension Term”) commencing on September 1, 2006 (the “LL2 Extension Term Effective Date”) and continuing to and including the day immediately preceding the tenth (10th) anniversary of the Expansion Effective Date (as such term is defined in the Archipelago Lease as defined in Section 2 of the 19th Amendment), provided that if the Expansion Effective Date is not the first day of a month, such date shall be extended to the last day of the month in which the tenth (10th) anniversary of the Expansion Effective Date occurs (the “LL2 Extension Term Expiration Date”). Landlord and Tenant acknowledge that notwithstanding the fact that the Thirteenth Amendment to the Lease states that Suite LL2-34 is located on Lower Level 2 of the Building, it is in fact located on Lower Level 2 of the building owned by Landlord located at 150 South Wacker Drive, Chicago, Illinois, and agree that the Lease as amended hereby, shall be deemed amended to reflect such fact.

3.             Annual Rent.  Commencing on the LL2 Extension Term Effective Date and continuing to and including the LL2 Extension Term Expiration Date, Annual Rent for the LL2 Existing Premises and Monthly Installments thereof shall be as set forth below, payable in the manner provided in Article 3 of the Lease:

Period	Annual Rent		Monthly Installments
09/01/06 - 08/31/07		[***]		[***]
09/01/07 - 08/31/07		[***]		[***]
09/01/08 - 08/31/07		[***]		[***]
09/01/09 - 08/31/07		[***]		[***]
09/01/10 - 08/31/07		[***]		[***]
09/01/11 - 08/31/07		[***]		[***]
09/01/12 - 08/31/07		[***]		[***]
09/01/13 - LL2 Extension Term Expiration Date		[***]		[***]

There shall be no abatement of Annual Rent under or by reason of this Amendment.

4.            Tenant’s Proportionate Share.  During the LL2 Extension Term, for the purposes of determining Tenant’s Proportionate Share of Direct Expenses and Taxes pursuant to Article 4 of the Lease, Tenant’s Proportionate Share with respect to the LL2 Existing Premises shall be deemed to be zero.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.             Condition of Premises.  Tenant’s execution and delivery of this Amendment shall be conclusive evidence that the LL2 Existing Premises were in good order and satisfactory condition as of the date hereof.  No agreement of Landlord to alter, remodel, decorate, clean or improve the LL2 Existing Premises or the Building and no representation or warranty regarding the condition of the LL2 Existing Premises or the Building or regarding any other matter of any kind or nature has been made by or on behalf of Landlord to Tenant under or by reason of this Amendment.

6.             Option to Extend - LL2 Existing Premises.

(a)           Provided the Lease as amended hereby is in full force and effect and that no Event of Default by Tenant, as defined in the Lease as amended hereby is in existence either on the date of Tenant’s LL2 Optional Extension Notice (as hereinafter defined) or, unless waived in writing by Landlord for the purpose of this LL2 Extension Option (as hereinafter defined), on the LL2 Optional Extension Effective Date, and provided further that the Lease as amended hereby shall not have theretofore been assigned (other than pursuant to an assignment not requiring Landlord’s consent thereto), Tenant shall have the right, at Tenant’s option, to extend the Term of the Lease as amended hereby with respect to the LL2 Existing Premises for one (1) additional period of five (5) years (the “LL2 Optional Extended Term”) commencing on the day following the LL2 Extension Term Expiration Date (the “LL2 Optional Extension Effective Date”) and ending on the fifth (5th) anniversary of the LL2 Extension Term Expiration Date. Such option to extend (the “LL2 Extension Option”) shall be exercised by Tenant giving written notice (“Tenant’s LL2 Optional Extension Notice”) of the exercise thereof to Landlord at least eighteen (18) but not more than twenty-one (21) months before the LL2 Extension Term Expiration Date.  If Tenant shall fail to timely give Tenant’s LL2 Optional Extension Notice as provided herein, the LL2 Extension Option shall be deemed automatically and irrevocably waived by Tenant. The Term with respect to the LL2 Existing Premises as extended pursuant to the LL2 Extension Option shall be upon the same terms, covenants, and conditions as set forth in the Lease as amended hereby with respect to the LL2 Existing Premises except that the Base Rent payable with respect to the LL2 Existing Premises during the LL2 Optional Extended Term, if exercised, shall equal the Market Rate (as defined below).  In the event Tenant exercises the LL2 Extension Option as provided herein, then Tenant shall, within fifteen (15) days after Landlord’s request, execute and deliver an amendment to the Lease memorializing such exercise and the Rent payable by Tenant with respect to the LL2 Existing Premises during the LL2 Optional Extended Term.

(b)           For purposes of the LL2 Extension option “Market Rate” shall mean the rate then being accepted by landlords for comparable improved space in the Development and in office buildings comparable thereto in the West Loop submarket of the downtown Chicago office market on an “as is” renewal basis for a comparable term, taking into account the use, location and floor level within the applicable building, and any other relevant term or condition in making such evaluation, including any tenant improvement allowances or other leasing concessions offered in connection therewith, all as reasonably determined by Landlord and provided to Tenant in writing within thirty (30) days after the date of delivery of Tenant’s LL2 Optional Extension Notice to Landlord (“Landlord’s Market Rate Notice”).

(c)           If Tenant disputes Landlord’s determination of the Market Rate, then Tenant shall notify Landlord in writing within fifteen (15) days after the date of delivery of Landlord’s Market Rate Notice to Landlord that Tenant objects to Landlord’s determination and in such notice Tenant shall state its determination of the Market Rate. Landlord and Tenant shall, during the fifteen (15) day period after Tenant’s notice to Landlord of such objection, attempt in good faith to agree on the Market Rate.  If Landlord and Tenant are unable to agree, Tenant shall either (i) accept Landlord’s determination of Market Rate or (ii) submit the determination to binding arbitration as provided herein.  If Tenant fails to so notify Landlord of Tenant’s election under the preceding sentence within said fifteen (15) day period, Tenant shall be deemed to have accepted Landlord’s determination. If Tenant elects to submit the determination of the Market Rate to arbitration, Landlord and Tenant shall each select an arbitrator within fifteen (15) days after Tenant’s election to arbitrate.  If either Landlord or Tenant fail to timely appoint an arbitrator, the arbitrator selected shall select the second (2nd) arbitrator, who shall be impartial, within fifteen (15) days after such party’s failure to appoint. Each arbitrator must be a licensed real estate broker and have at least ten (10) years experience in the downtown Chicago, Illinois market in the leasing of properties which are similar in character to the Building.  The two arbitrators shall, within twenty (20) days of their appointment, select from the two determinations submitted by Landlord and Tenant the one that is closer to the Market Rate as determined by the arbitrators, and said selection shall thereafter be deemed the Market Rate.  If the two arbitrators so appointed fail to agree as to which of the determinations submitted by Landlord and Tenant is the closest to the actual Market Rate, the two arbitrators shall appoint a third arbitrator within twenty (20) days after the failure of the initial arbitrators to agree on a Market Rate, to decide upon which of the two determinations submitted is the closest to the actual Market Rate. The arbitrators shall not be permitted to choose as the Market Rate any determination other than the determination presented by either Landlord or Tenant.  The fees and expenses of any arbitration shall be borne by the losing party.  The arbitrators’ determination shall be final and binding on the parties.  If the Market Rate has not been determined by the LL2 Optional Extension Effective Date, Tenant shall pay the Market Rate as determined by Landlord until such time as the arbitrators are able to determine the Market Rate.  Upon such determination, Rent for the Premises shall be retroactively adjusted to the LL2 Optional Extension Effective Date. If such adjustment results in an underpayment of Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within twenty (20) days after the determination thereof.  If such adjustment results in an overpayment of Rent by Tenant, Landlord shall credit such overpayment against the next installment of Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Rent.

7.             Consent to Assignment and/or Sublease to Certain Affiliates of Tenant. Landlord acknowledges that Tenant may elect, from time to time, to sublease, and/or assign the Lease as amended hereby, as to all or portions of the Premises to Terra Nova Trading, L.L.C. and/or Archipelago Holdings, L.L.C., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates (collectively, a “Permitted Transfer”), provided that at least fifteen (15) days prior to the effective date of any such proposed assignment, Tenant shall permit Landlord or its designated agents to examine the current financial statements of Tenant and the proposed assignee for Landlord’s approval (which shall not be withheld provided such financial statements show that the proposed assignee or subtenant is of at least equivalent financial condition (i.e., tangible net worth and current net income) as Tenant as determined by Landlord in its reasonable business judgment) and that the proposed assignment or sublease otherwise complies with the provisions of Article 10 of the Lease which are not inconsistent with the foregoing provisions of this Section.  Except for a Permitted Transfer, all other assignments, sublettings, transfers, etc. with respect to the Lease as amended hereby and the Premises which are or would be covered by the provisions of Article 10 of the Lease as amended hereby, shall remain subject to the provisions thereof.

8.             Real Estate Broker.  Tenant and Tenant each represents that, except for Lincoln Property Company Commercial, Inc. (“Broker”), it has not dealt with any real estate broker, salesperson or finder in connection with this Amendment and no such person initiated or participated in the negotiation of this Amendment or is entitled to any fee or commission in connection herewith. Tenant and Tenant each hereby agrees to indemnify and hold Landlord, its property manager and their respective agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, other than Broker, salesperson or finder for any fee or commission alleged to be due such broker, salesperson or finder in connection with this Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by the indemnifying party.

9.             Submission.  Submission of this Amendment by Landlord or Landlord’s agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord or Landlord’s agent, or their respective agents or representatives, shall constitute an irrevocable offer by Tenant to amend the Lease on the terms and conditions herein contained, which offer may not be revoked for ten (10) days after such delivery.

10.           Binding Effect; Conflict. The Lease as amended hereby shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

11.           Limitation of Liability.  Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby partially assigned and amended, and the Lease, as amended hereby, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of their respective remedies or judgments.

12.           Archipelago Lease Contingency. Notwithstanding anything to the contrary contained herein, Landlord and Tenant agree that the effectiveness of this Amendment is contingent upon Landlord and Archipelago entering into the Archipelago Lease (as defined in the 19t Amendment). In the event Landlord and Archipelago fail to enter into the Archipelago Lease within thirty (30) days after the date of this Amendment, then at either Landlord’s or Tenant’s option exercised by written notice to the other, this Amendment shall be null and void and of no further force and effect, and the Lease shall continue in full force and effect as if this Amendment and the 19th Amendment had not been entered into.

IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.

TENANT:	LANDLORD:

TOWNSEND ANALYTICS, LTD., an	MJH WACKER LLC, a Delaware limited
Illinois corporation	liability company

By:	/s/ MarrGwen Townsend	By:	/s/ John B. Grissim
Its:	Vice President		John B. Grissim
Vice President

CONSENTED TO as of the day and year aforesaid.

ARCHIPELAGO HOLDINGS, L.L.C.,
An Illinois limited liability company

By:	/s/Nelson Chai
Its:	CFO

EXHIBIT B

Copy of Generator Agreement

GENERATOR DEVELOPMENT AND LICENSE AGREEMENT

This Generator Development and License Agreement (this “Agreement”) is made as of the 13th day of April, 2001, by and between LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company, (“Owner”) and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Licensee”).

WITNESSETH:

WHEREAS, Owner or Owner’s predecessor in interest and Licensee have entered into that certain lease dated June 3, 1996, as amended (the “Lease”), of certain premises (the “Premises”) in the building commonly known as 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”);

WHEREAS, Owner intends to install, in the locations shown on Attachment 1 hereto, four (4) emergency generators (the “Generators”) and related equipment (the “Related Equipment”) described on Attachment 2 hereto (which Related Equipment shall be deemed to include the Connecting Equipment, as hereinafter defined, unless otherwise indicted), provided Licensee contributes to the cost of and performs certain portions of such installation as provided herein; and.

WHEREAS, in connection with the Lease, Licensee desires a license to access and use certain space identified on Attachment 1 attached hereto (the “Licensed Space”) for the purpose of repairing, replacing, maintaining, testing and operating three (3) of the Generators (“Licensee’s Generators”) and their related equipment (“Licensee’s Related Equipment”) described as Licensee’s in Attachment 2 attached hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Licensee hereby agree as follows:

1. GRANT AND TERM OF LICENSE. Owner, subject to and in consideration of the covenants and agreements made by Licensee herein contained, does hereby grant unto the Licensee, for a term commencing on the date of substantial completion of the installation of the Generators and Related Equipment and coterminous with the term of the Lease (as the same may be extended or renewed), unless sooner terminated as provided herein, a license to access and utilize the Licensed Space for the purpose of repairing, replacing, maintaining, testing and operating Licensee’s Generators and Licensee’s Related Equipment in order to obtain emergency standby or back-up power only to the Premises (or portions thereof) and any supplemental HVAC units serving same.

2. INSTALLATION OF THE GENERATORS AND RELATED EQUIPMENT.

(a) The Generators and Related Equipment (other than the Connecting Equipment, as hereinafter defined) shall be installed by Owner or its designated contractors (“Owner’s Contractors”) in accordance with the plans and specifications therefor attached hereto as Attachment 2 (“the “Plans”). Such installation is hereinafter referred to as “Owner’s Work”. Following full execution of this Agreement, Owner shall promptly solicit. bids to perform Owner’s Work from at least two (2) reputable general contractors selected by Owner and shall provide copies of such bids to Licensee. Owner agrees to select the low bidder to be Owner’s Contractor unless otherwise requested or approved in writing by Licensee. Promptly after Owner’s Contractor is selected, Owner shall cause the Owner’s Contractor to perform Owner’s Work covered by the Plans.

(b) Following substantial completion of Owner’s Work, Licensee or its designated contractors (as pre-approved by Owner) (“Licensee’s Contractors”) shall install the Connecting Equipment (as hereinafter defined) in accordance with the Plans (“Licensee’s Work”). Licensee, Licensee’s employees and Licensee’s Contractors shall perform Licensee’s Work in harmony and without interfering with or delaying Owner or Owner’s Contractor in doing the Owner’s Work or with Owner or any person or entity doing work in the Building, whether for Owner or another tenant or occupant of the Building. All persons and entities performing work or supplying materials to Licensee shall use only those service corridors and service entrances designated by Owner for ingress and egress of personnel, and the delivery and removal of equipment and material through or across any common areas of the Building shall only be permitted with the prior approval of Owner, not to be unreasonably withheld, and during hours reasonably determined by Owner. Owner shall have the right to order Licensee, any of Licensee’s Contractors or any of their respective agents, employees or contractors who violates the above requirements or interferes with the use, occupancy and/or quiet enjoyment of other tenants of the Building to cease work until such time as such violation or interference is remedied. Within thirty (30) days after substantial completion of Licensee’s Work by or on behalf of Licensee, Licensee shall furnish to Owner “as built” drawings of Licensee’s Work. Licensee’s Work shall be performed in accordance with Owner’s standard construction rules and regulations for the Building.

(c) Each of Owner and Licensee shall cause its respective Work, to be done in a first class workerlike manner using only grades of materials equal to or better than those specified by the Plans and in compliance with all governmental laws, ordinances, codes, rules and regulations applicable at the time of the performance thereof.

(d) Each of Owner and Licensee acknowledge that they have reviewed and approved the Plans and that the specifications for Licensee’s Generators and Licensee’s Related Equipment meet their respective requirements.

3. PAYMENT OF INSTALLATION COSTS.

(a) The approved budget for Owner’s Work (the “Budget”) is attached hereto as Attachment 3. Licensee shall be responsible for the following portions of the cost of Owner’s Work (including, without limitation, the portion of Owner’s project administration fee applicable thereto): (i) 50% of all costs (including cost overruns) included within the “Soft Cost” category of the Budget, (ii) 75% of all costs (including cost overruns) included within the “Hard Cost -

General Construction” category of the Budget, and (iii) 100% of all costs (including cost overruns) included within the “Townsend Analytics” category of the Budget; and Owner shall be responsible for the remainder of the costs of Owner’s Work. Any portion of the cost of Owner’s Work which is not particularly specified in the Budget shall be allocated to one of the categories thereof by Owner in its reasonable discretion. The “cost of Owner’s Work” as used in this Agreement shall include all third-party costs incurred by Owner to plan, design and perform Owner’s Work as specified by the Plans and any approved revisions thereof, including without limitation, the fees and charges of Owner’s architect, Owner’s engineer and Owner’s Contractor, all permit and inspection fees and charges, and any costs incurred by or charged to Owner for (i) unforseen field conditions, (ii) substitution of materials or finishes due to the unavailability of materials or finishes specified in the Plans (as revised) that would materially delay substantial completion of Owner’s Work, (iii) necessary modification of any portions of the Building or its systems to accommodate Owner’s Work, and (iv) any change to comply with applicable laws, regulations, codes or ordinances and/or the requirements of any building inspector with jurisdiction over Owner’s Work, plus a project administration fee payable to Owner in the amount of seven percent (7%) of all other costs of Owner’s Work. Owner shall advise Licensee from time to time in the event Owner reasonably estimates that the aggregate amount payable by Licensee as its share of the cost of Owner’s Work shall exceed the aggregate amount of such cost projected to be payable by Licensee by the Budget.

(b) Licensee shall reimburse Owner for Licensee’s share of the cost of Owner’s Work incurred by Owner from time to time during the performance thereof within ten (10) days after Licensee’s receipt from Owner or its managing agent of a reasonably detailed invoice and payout schedule therefor (which payout schedule shall show payment dates, amounts yet to be paid, parties to be paid and the nature of the work to be performed or materials to be supplied by such party), together with reasonable documentation supporting the costs covered thereby which shall include copies of paid invoices, contractor’s affidavit from Owner’s general contractor and lien waivers from all parties shown on such contractor’s affidavit or directly paid by Owner covering the costs subject to reimbursement by Licensee. In the event Licensee fails to timely pay its share of any portion of the cost of Owner’s Work, Owner shall be entitled to suspend the performance of Owner’s Work until such time as such payment is received by Owner. Licensee shall be responsible for 100% of all costs incurred (including cost overruns) for Licensee’s Work and shall timely pay such costs directly to Licensee’s Contractors.

4. MAINTENANCE AND OPERATING COSTS. Licensee shall arrange and timely pay for all utilities, fuel and other costs incurred to repair, replace, maintain, test and operate Licensee’s Generators and Licensee’s Related Equipment.

5. COMPLIANCE WITH LAWS. Prior to the installation of Licensee’s Generators and Licensee’s Related Equipment and throughout the term of this Agreement, Licensee shall secure and shall at all times thereafter maintain all required approvals and permits of all governmental bodies having jurisdiction thereover. Licensee shall at all times comply with all laws, regulations, codes and ordinances, and all rules, regulations, orders and directives of municipal, state and federal governmental authorities relating to the repair, maintenance, testing and operation of Licensee’s Generators and Licensee’s Related Equipment, including, without limitation, all environmental and hazardous materials laws, rules, regulations, codes, ordinances, orders and directives applicable thereto.

6. INSURANCE. At all times during the term of this Agreement, Licensee, and during the performance of Licensee’s Work, Licensee’s Contractors, shall maintain general commercial liability, casualty and other insurance coverage in such forms and amounts, and with such insurers, as Owner may reasonably require. To the extent Owner requires insurance coverage in addition to that which Licensee is required to carry under the Lease, Licensee shall cause Owner and such other parties as may be designated by Owner from time to time to be covered as additional insureds. Prior to commencing Licensee’s Work, Licensee shall deliver to Owner certificates of insurance evidencing that such insurance coverage is in effect.

7. LICENSEE’S ACCESS; CONNECTING EQUIPMENT.

(a) Owner hereby grants unto Licensee and Licensee’s Contractors the right, to be exercised as herein set forth, to enter upon the Licensed Space for the sole purpose of gaining access to and repairing, replacing, maintaining, testing and operating Licensee’s Generators and Licensee’s Related Equipment, provided, however, Licensee shall orally notify Owner or its managing agent (or the Building’s on-site security personnel during hours when the Building’s management office is closed) each time Licensee or Licensee’s Contractors requires such access, other than pursuant to an access schedule previously approved by Owner. In addition thereto, Owner grants unto Licensee and Licensee’s Contractors the right, to be exercised as herein set forth, to install in connection with and as a part of Licensee’s Generators and Licensee’s Related Equipment such equipment, conduits, cables and materials (hereinafter called “the Connecting Equipment”) in shafts, ducts, conduits, chases, utility closets and other facilities of the Building, upon the terms hereinafter provided, as designated in the Plans to connect Licensee’s Generators and Licensee’s Related Equipment to Licensee’s other machinery and equipment in the Premises, subject to the requirements of any permits and the rules, regulations, orders and directives of any governmental body, agency or authority with jurisdiction thereover. Owner further grants to Licensee and Licensee’s Contractors the right of access to the areas where such Connecting Equipment is located for the purposes of maintaining, repairing, replacing, testing, replacing or, to the extent permitted or required hereby, removing the Connecting Equipment, provided, however, Licensee shall orally notify Owner or its managing agent (or the Building’s on-site security personnel during hours when the Building’s management office is closed) Owner each time Licensee or Licensee’s Contractors requires such access, other than pursuant to an access schedule previously approved by Owner.

(b) Anything herein to the contrary notwithstanding, Licensee shall orally notify Owner or its managing agent (or the Building’s on-site security personnel during hours when the Building’s management office is closed) each time Licensee or Licensee’s Contractors desires to enter upon the Licensed Space or other areas outside the Premises where Licensee’s Related Equipment is located, other than pursuant to an access schedule previously approved by Owner, and Licensee and Licensee’s Contractors shall enter upon the Licensed Space and other areas only at such times, in such manner and under such circumstances as shall not (i) cause damage to the Building or any equipment, machinery or facilities located therein or endangerment of life or limb or (ii) interfere with the operation or maintenance of any part of the Building or with any other tenant’s use, occupancy or quiet enjoyment of its premises or the common areas of the Building.

(c) Access to the Licensed Space and other areas of the Building as permitted hereunder shall be provided by Owner or its managing agent (or the Building’s on-site security personnel during hours when the Building’s management office is closed) each time Licensee or Licensee’s Contractors requires such access.

(d) During the term hereof, Licensee shall be entitled to install, maintain, operate, test, replace and remove surveillance equipment located within the Licensed Space and connections therefrom to the Premises, for the purpose of providing surveillance of Licensee’s Generators and Licensee’s Related Equipment, subject to Owner’s prior written consent of the location, plans and specifications thereof (which shall not be unreasonably withheld or delayed). Access to the Licensed Space and other areas of the Building for the purpose of installing, maintaining, operating, testing, replacing and removing such surveillance equipment shall be subject to the provisions of this Section as if such equipment were part of Licensee’s Related Equipment. Any interference caused by such surveillance equipment shall be subject to the provisions of Section 9 of this Agreement as if such surveillance equipment were part of Licensee’s Related Equipment.

8. MAINTENANCE OF LICENSED GENERATORS AND RELATED EQUIPMENT. Licensee, at its expense, shall be solely responsible for repairing, maintaining, testing and operating Licensee’s Generators and Licensee’s Related Equipment in a safe, structurally sound, clean and sightly condition and in strict compliance with all laws, codes, ordinances, rules, regulations, orders and directives of any governmental authority with jurisdiction thereover and of Owner’s insurer, including providing to such parties any certifications required by such parties in connection therewith.

9. OPERATION AND TESTING OF LICENSED GENERATORS. Except for periodic scheduled testing, Licensee’s Generators and Licensee’s Related Equipment shall be operated only during electrical utility outages. Licensee shall establish a schedule of dates for testing of Licensee’s Generators and Licensee’s Related Equipment, which schedule shall be subject to Owner’s prior written approval (which shall not be unreasonably withheld or delayed). Testing shall take place at hours designated by Owner. Testing shall not be permitted during normal business hours (7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturday) unless otherwise agreed to by Owner in Owner’s sole discretion. Licensee shall test and operate the Generator and Related Equipment in strict accordance with the terms and conditions of this Agreement and such testing and operation shall not interfere with the use, occupancy and/or quiet enjoyment of other tenants of the Building. Licensee shall take all appropriate steps to insure quiet operation of Licensee’s Generators and Licensee’s Related Equipment consistent with a sound level acceptable in a normal office environment, as determined by Owner in its reasonable discretion. In the event that Owner notifies Licensee of any interference in the use, occupancy and/or quiet enjoyment of other tenants of Building from Licensee’s Generators and Licensee’s Related Equipment (including but not limited to, interference resulting from harmonics, buzzing conduit, noisy operation or any other noise or vibration), Licensee shall promptly after such notice take all necessary and commercially reasonable measures to eliminate such interference. During the term of this Agreement, Owner shall not repair, replace, maintain, test or operate Licensee’s Generators and/or Licensee’s Related Equipment without Licensee’s prior written consent, except that if Licensee fails to comply with any provision of this Agreement (including, but not limited to, eliminating any interference or ceasing operation as provided herein) and such failure continues after notice thereof from Owner to Licensee, which notice is reasonable under the circumstances, Owner shall have the right, but not the obligation, to cure such failure whereupon Licensee shall reimburse Owner for any and all reasonable costs incurred by Owner in connection therewith.

10. INDEMNITY. Except to the extent caused by the negligence or wilful misconduct of the indemnified party in the maintenance or operation of the Building, Licensee agrees to defend (with counsel reasonably satisfactory to Owner), indemnify and save harmless Owner, its members and its and their members, partners, shareholders, officers, directors, agents, employees and servants and to assume all liability for death or injury to any persons and all liability for loss, damage or injury to any property, and any other liability, loss, cost, claim, damage or expense (including without limitation all liens and claims of mechanics and materialmen furnishing labor and materials) incurred or sustained by Owner, its members and its and their members, partners, shareholders, officers, directors, agents, employees and servants arising from, growing out of or resulting from the performance of Licensee’s Work, Licensee’s repair, maintenance, testing and/or operation of Licensee’s Generators and Licensee’s Related Equipment, Licensee’s access to and/or use of the Licensed Space or any other areas in the Building where Licensee’s Generators and Licensee’s Related Equipment is located, or Licensee’s exercise of its rights or default of its obligations under this Agreement, including costs, reasonable attorney’s fees and other expenses incurred by Owner in defending any such liability, loss, cost, claim, damage or expense.

11. WAIVER OF CLAIMS. Licensee hereby waives and releases all claims against Owner, its members and its and their members, partners, shareholders, officers, directors, agents, employees and servants, and agrees that they shall not be liable for injury to person or damage to property sustained by Licensee or by any occupant of the Building or any other person occurring in or about the Building resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Building or any part of it or from equipment or appurtenance becoming out of repair, or from any occurrence, act, or from the negligence or omission of any tenant or occupant of the Building or of any other person, except to the extent caused by the negligence or wilful misconduct of the released party in the maintenance or operation of the Building.

12. ALTERATIONS. Licensee shall not change, materially alter, replace or remove Licensee’s Generators and Licensee’s Related Equipment without the prior written consent of Owner provided that Owner shall not unreasonably withhold or delay its consent to any changes, alterations or replacements which are required to maintain, test or operate Licensee’s Generators and Licensee’s Related Equipment in proper working order and/or to comply with this Agreement or with applicable laws, codes, ordinances, rules, regulations, orders and directives of any governmental authority with jurisdiction thereover and Owner’s insurer, provided that in no event shall Licensee remove Licensee’s Generators and/or Licensee’s Related Equipment (or any portion thereof) except as part of a permitted replacement thereof. All changes, alterations and/or replacements of Licensee’s Generators and/or Licensee’s Related Equipment (or any portion thereof) which Licensee is permitted to perform hereunder shall comply strictly with Article 6 of the Lease as if the Licensed Space were the Premises and Licensee’s Generators and Licensee’s Related Equipment were located within the Premises.

13. TERMINATION OF AGREEMENT. If the Lease or Licensee’s right to possession of the premises shall be terminated or terminable after the date of this Agreement, because of any default by Licensee under the Lease after the expiration of any applicable cure or grace period, or if Licensee shall default in any of its obligations under this Agreement and such default remains uncured for a period of ten (10) business days after written notice thereof to Licensee (or such longer period as to which Owner shall consent in writing, which consent shall not be unreasonably withheld provided Licensee notifies Owner in writing that it cannot reasonably effect cure within such ten (10) business day period due to causes beyond the reasonable control of Licensee, which notice shall be given to Owner prior to the expiration of such ten (10) business day period and shall contain a description of the causes beyond Licensee’s reasonable control which are delaying such cure and Licensee’s good faith estimate of the additional period of time required for Licensee to effect cure, and further provided that Licensee commences efforts to effect cure within such ten (10) business day period and diligently pursues same to completion), then Owner, at Owner’s sole option, may elect to terminate this Agreement by written notice to Licensee.

14. NOTICES. All notices required to be given hereunder shall be given in accordance with Article 28 of the Lease except as otherwise expressly provided herein.

15. DOCUMENTATION. Licensee shall provide Owner with copies of all documentation and notices from insurers or governmental authorities with respect to Licensee’s Generators and Licensee’s Related Equipment, including but not limited to, contractors’ and manufacturers’ warranties; consultant’s reports; service and maintenance contracts; testing and maintenance reports and logs, and certifications; notices from any tenants of the Building; and any other information or document with respect thereto of any material significance. Such documentation shall be provided to Owner promptly upon the creation or receipt thereof by Licensee and in no event more than seven (7) days after creation or receipt thereof by Licensee.

16. OWNERSHIP OF THE GENERATORS AND RELATED EQUIPMENT. Notwithstanding anything contained in this Agreement, including, without limitation, Licensee’s contribution toward the cost of the installation thereof as provided herein, ownership of Licensee’s Generators and Licensee’s Related Equipment shall, upon substantial completion of Owner’s Work, vest solely in Licensee, subject to the terms and provisions of this Agreement, and upon Licensee’s request, Owner shall execute and deliver to Licensee bills of sale or such other documentation as Licensee shall reasonably request documenting such ownership by Licensee. In no event shall Licensee mortgage, hypothecate, grant a security interest in or permit a lien of any sort to attach to or be filed against Licensee’s Generators and/or Licensee’s Related Equipment (or any portion thereof), nor shall Tenant sell, convey or transfer all or any part of its ownership interest therein to any party except to an assignee of or subtenant under the Lease pursuant to a Permitted Transfer as defined in the Twelfth Amendment to the Lease. Upon the expiration or earlier termination of this Agreement, ownership of Licensee’s Generators and Licensee’s Related Equipment (other than the Connecting Equipment removed by Licensee with Owner’s consent pursuant to Section 16 above) shall automatically vest solely in Owner and Licensee shall not retain any ownership interest therein. Upon Owner’s request, Licensee shall execute and deliver to Owner bills of sale or such other documentation as Owner shall reasonably request evidencing such transfer of ownership to Owner. At all times before, during and after the term of this Agreement ownership of the Generators and Related Equipment not comprising Licensee’s Generators and Licensee’s Related Equipment shall vest solely in Owner and Licensee shall not acquire any ownership interest therein.

17. ENFORCEMENT COSTS. In the event the parties hereto become involved in any action or proceeding arising out of or in connection with this Agreement (including, without limitation, the enforcement or interpretation of this Agreement or either party’s rights, duties or obligations hereunder), the prevailing party shall, subject to the provisions of local law, be entitled to recover from the non-prevailing party all reasonable expenses of attorney’s fees, paralegal fees and costs, expenses and disbursements incurred by the prevailing party in such action or proceeding, without the necessity for a cross-action by the prevailing party. Such reimbursement shall include, all such expenses incurred prior to and at any such action or proceeding and at all levels of appeal and post judgment proceedings.

18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the parties hereto, provided that Licensee shall not assign or transfer this Agreement to any other person (other than to an assignee of or subtenant under the Lease pursuant to a Permitted Transfer as defined in the Twelfth Amendment to the Lease or to any other assignment or sublease permitted under the Lease or as to which Owner consents) without Owner’s prior written consent which may be withheld in its sole discretion.

19. LIMITATION OF OWNER’S LIABILITY. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that the liability of Owner hereunder shall be limited as provided in Article 42 of the Lease.

IN WITNESS WHEREOF, the parties to this Agreement have caused the same to be signed by their authorized signatories the day and year first above written.

OWNER:				LICENSEE:

LINCOLN-CARLYLE HARTFORD, L.L.C.,				TOWNSEND ANALYTICS, LTD., an
a Delaware limited liability company				Illinois corporation

By:	Lincoln Hartford, LLC, a Delaware limited liability company, Managing Member			By:	/s/ MarrGwen Townsend
Its:
	By:	LINCOLN INVESTORS GROUP 3, INC., a
Texas corporation, Managing Member

	By:	/s/	John B. Grissim
John B. Grissim
Vice President

ATTACHMENT 1

FLOOR PLAN OF LICENSED AREA

[Graphics]

ATTACHMENT 2

PLANS AND SPECIFICATIONS FOR
THE GENERATOR AND RELATED EQUIPMENT

Patten Power Systems

615 W. Lake Street

Elmhurst, IL 60126

Attn. Scott Orsini

Phone 630-530-2200

Cummins Onan Northern Illinois

8745 W. 82nd Place

Justice IL 60458

Attn. Robert S. Alfini

Phone 708-563-7070

Charles Equipment Co.

1140 Fullerton Ave

Addison IL 60101

Attn John Conway

Phone 630-834-6000

SKETCH E-2
100/150 S. WACKER
EMG-1 EMERGENCY GENERATOR
LOAD STEP DATA

LOAD STEP	LOAD DESCRIPTION	LOAD TYPE	LOAD	STARTING METHOD	MAX VOLTAGE DIP

1	100 S WACKER EM LIGHTS	FLUORESCENT LIGHTING	112 1/2 KVA	ACROSS THE LINE	35%
	150 S WACKER EM LIGHTS	FLUORESCENT LIGHTING	150 KVA	ACROSS THE LINE	35%

2	GENERATOR AUXILIARY LOADS	MULTIMOTOR INDUCTION	75 HP	ACROSS THE LINE	30%

3	100 S WACKER ELEVATOR	INDUCTION MOTOR	75 HP	ACROSS THE LINE	30%

4	150 S WACKER ELEVATOR	INDUCTION MOTOR	100 HP	ACROSS THE LINE	30%

5	150 S WACKER FIRE PUMP #1	INDUCTION MOTOR	40 HP	REDUCED VOLTAGE SOLID STATE	15%

6	150 S WACKER FIRE PUMP #2	INDUCTION MOTOR	50 HP	REDUCED VOLTAGE SOLID STATE	15%

7	100 S WACKER FIRE PUMP #1	MULTI MOTOR HVAC	100 HP	REDUCED VOLTAGE SOLID STATE	15%

                MAX LOAD ON THIS GENERATOR IS 80% OF RATING PER CITY OF CHICAGO CODE

SKETCH E-4
100/150 S. WACKER
TG-1, TG-2, TG-3 PARALLELED STANDBY GENERATORS
LOAD STEP DATA

LOAD STEP	LOAD DESCRIPTION	LOAD TYPE	LOAD	STARTING METHOD	MAX VOLTAGE DIP

LL2 DATA CENTER FEEDER 1
1	LL2 DATA CENTER UPS A	UPS 12 PULSE RECTIFIER, 113 % RECHARGE CURRENT	450 KW	ACROSS THE LINE	10%

2	LL2 LIGHTS AND CONTROL POWER	FLUORESCENT LIGHTING	30 KVA	ACROSS THE LINE	30%

3	500 TON CHILLER	INDUCTION MOTOR	400 KW	STAR DELTA	30%

	GENERATOR AUXILIARY LOADS	MULTIMOTOR INDUCTION	140 HP	ACROSS THE LINE	30%

4	CONDENSER WATER PUMP	INDUCTION MOTOR	40 HP	ACROSS THE LINE	30%

5	CHILLED WATER PUMP	INDUCTION MOTOR	50 HP	ACROSS THE LINE	30%

6	FAN COILS	MULTI MOTOR HVAC	100 HP	ACROSS THE LINE	30%

LL2 DATA CENTER FEEDER 2
7	LL2 DATA CENTER UPS B	UPS 12 PULSE RECTIFIER, 113 % RECHARGE CURRENT	450 KW	ACROSS THE LINE	10%

8	LL2 LIGHTS	FLUORESCENT LIGHTING	30 KVA	ACROSS THE LINE	30%

9	FAN COILS	MULTI MOTOR HVAC	70 HP	ACROSS THE LINE	00%

19-20 DATA CENTER FEEDER
10	COMPUTER ROOM UPS SYSTEM	UPS 12 PULSE RECTIFIER, 113 % RECHARGE CURRENT	240 KW	ACROSS THE LINE	10%	LOADS SHALL START ON RUN ON TWO OF THREE MACHINES

11	MISC LIGHTS AND CONTROL PANEL	FLUORESCENT LIGHTING	45 KVA

12	HVAC UNIT 1	MULTIMOTOR HVAC	81 AMPS	ACROSS THE LINE	30%

13	HVAC UNIT 2	MULTIMOTOR HVAC	81 AMPS	ACROSS THE LINE	30%

14	HVAC UNIT 3	MULTIMOTOR HVAC	81 AMPS	ACROSS THE LINE	30%

15	HVAC UNIT 4	MULTIMOTOR HVAC	81 AMPS	ACROSS THE LINE	30%

16	CHILLED WATER PUMP #1	INDUCTION MOTOR	11 AMPS	ACROSS THE LINE	30%

17	CHILLED WATER PUMP #2	INDUCTION MOTOR	11 AMPS	ACROSS THE LINE	30%

18	FAN COILS	MULTI MOTOR HVAC	200 AMPS	ACROSS THE LINE	30%

BACK-UP FEEDER TO BUILDING EM LIGHTING
19	EMERGENCY LIGHTING LOADS FROM LOAD STEP 1 OF SKETCH E-2					LOADS SHALL BE MANUALLY
						CONNECTED ONLY IF THREE
BACK-UP FEEDER TO BUILING UPS SAFETY LOADS						MAHCINES ARE IN OPERATION
20	LIFE SAFETY LOADS FROM LOAD STEP 2-7 OF SKETCH E-2

100 S. WACKER

BD-1 Bid Form
all performance data shall be guaranteed

		EMG-1	TG-1, TG-2, TG-3

Manufacturer
Price for specified equipment and services	dollars
Price included above for taxes	dollars
Price included above for freight	dollars
Nominal Rating of Generator	kva/kw
Largest Motor Starting Voltage Drop	%
Step Which Largest Voltage Drop Occurs
Engine size	hp
No. of cylinders	qty
Heat Rate — LHV	btu/kw-hr
Fuel Rate	btu/hr
Fuel Rate	gph
Heat Rejected
to Jacket Water	btu/min
to Exhaust	btu/min
to Atmosphere	btu/min
to Oil Cooler	btu/min
to Aftercooler	btu/min
Combustion Inlet Air	cfm
Exhaust Stack Temperature	F
Exhaust Flow Rate	cfm
Mechanical Sound Level	dBA @ 23 ft.
Exhaust Sound Level	dBA @ 23 ft.

Physical Dimension	L x W x H
Provide outline drawing with proposal showing all location and sizes of all customer connections
Weight	lbs
Paralleling Switchgear Dimension	L x W x H
Manufacturer

1OO/150 S WACKER
SKETCH E-3
STANDBY GENERATOR
SINGLE LINE DIAGRAM

[Graphics]

1OO/150 S WACKER
SKETCH E-3
STANDBY GENERATOR
SINGLE LINE DIAGRAM

[Graphics]

ATTACHMENT 3

BUDGET FOR INSTALLATION OF
THE GENERATOR AND RELATED EQUIPMENT

Townsend Analytics / Hartford Plaza
EMERGENCY GENERATOR PROJECT
Preliminary Scope and Budget
Revised March 30, 2001

Preliminary Scope Includes:	Demolish Vault Room
Install one 800 kw Emergency Generator for 100 Building
Install three 1500 kw Emergency Generator for Townsend Analytics
Update Infrastructure for Generator Farm

[***]

*** Certain  information on this page has been omitted and filed separately with the  Commission.  Confidential  treatment has been requested with respect to the omitted portions.

EMERGENCY GENERATOR PROJECT - Revised Budget, Cont.

Revised March 30, 2001

[***]

Townsend Analytics
Agreed and Accepted:

By:	/s/MarrGwen Townsend

Its:

Lincoln-Carlyle Hartford, L.L.C.
Agreed and Accepted:

By:

Its:

*** Certain  information on this page has been omitted and filed separately with the  Commission.  Confidential  treatment has been requested with respect to the omitted portions.

CONSTRUCTION COST SUMMARY

Hartford Plaza Generator/Chiller Project

PERIOD ENDING 03/31/01

[***]

*** Certain  information on this page has been omitted and filed separately with the  Commission.  Confidential  treatment has been requested with respect to the omitted portions.

Hartford Plaza Generator/Chiller Project

PERIOD ENDING 03/31/01

[***]

*** Certain  information on this page has been omitted and filed separately with the  Commission.  Confidential  treatment has been requested with respect to the omitted portions.

Hartford Plaza Generator/Chiller Project

PERIOD ENDING 03/31/01

[***]

*** Certain  information on this page has been omitted and filed separately with the  Commission.  Confidential  treatment has been requested with respect to the omitted portions.

FIRST AMENDMENT TO
GENERATOR DEVELOPMENT AND LICENSE AGREEMENT

This First Amendment to Generator Development and License Agreement (this “Amendment”) is made as of the 31st day of July, 2002, by and between LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company, (“Owner”) and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Licensee”).

WITNESSETH:

WHEREAS, Owner and Licensee have entered into that certain Generator Development and License Agreement dated April 13, 2001 (the “Agreement”), granting Licensee a license to access and use certain space identified on Attachment 1 attached thereto (the “Licensed Space”) in the building commonly known as 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”) for the purpose of repairing, replacing, maintaining, testing and operating three (3) emergency generators (“Licensee’s Generators” and their related equipment;

WHEREAS, Owner and Licensee wish to amend the Agreement to correct the depiction of the Licensed Space set forth therein and set forth certain duties of Owner with respect to the maintenance of Licensee’s Generators.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Licensee hereby agree as follows:

1. DEFINITIONS. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Agreement, unless otherwise provided for herein.

2. CORRECTION OF DEPICTION OF LICENSED SPACE. The depiction of the Licensed Space set forth on Attachment 1 to the Agreement is hereby deleted and replaced by the depiction set forth on Attachment 1 to this Amendment. The revised depiction of the Licensed Space shall be deemed effective retroactive to the date of the Agreement.

3. MAINTENANCE OF LICENSED GENERATORS AND RELATED EQUIPMENT. Section 8 of the Agreement is hereby amended by adding the following after the last sentence thereof

“Notwithstanding the foregoing, Owner agrees to perform certain inspection and monitoring activities with respect to the Licensee’s Generators and to initiate and facilitate certain maintenance thereof by Licensee’s Contractors as set forth on Attachment 2 hereto, provided that Licensee may at any time and from time to time, upon written notice thereof to Owner, elect to perform any or all of such activities. Licensee agrees to promptly reimburse Owner for the cost of employees and/or independent contractors of Owner and/or Owner’s managing agent for performance of such activities, as invoiced from time to time by Owner to Licensee, which cost shall be included as part of the cost to be reimbursed to Owner for activities performed by Owner pursuant to that certain Supplemental HVAC System

Operating and License Agreement of even date herewith between Owner and Licensee. Licensee also agrees to timely pay Licensee’s Contractors for all services performed by them pursuant to this Section.”

4. INDEMNITIES. Section 10 of the Agreement is hereby amended and restated in its entirety as follows:

“10. INDEMNITIES.

(a) INDEMNITY BY LICENSEE. Except to the extent caused by the negligence or wilful misconduct of the indemnified party in the maintenance or operation of the Building, Licensee agrees to defend (with counsel reasonably satisfactory to Owner), indemnify and save harmless Owner, its members and its and their members, partners, shareholders, officers, directors, agents, employees and servants and to assume all liability for death or injury to any persons and all liability for loss, damage or injury to any property, and any other liability, loss, cost, claim, damage or expense (including without limitation all liens and claims of mechanics and materialmen furnishing labor and materials) incurred or sustained by Owner, its members and its and their members, partners, shareholders, officers, directors, agents, employees and servants arising from, growing out of or resulting from the performance of Licensee’s Work, Licensee’s repair, maintenance, testing and/or operation of Licensee’s Generators and Licensee’s Related Equipment, Licensee’s access to and/or use of the Licensed Space or any other areas in the Building where Licensee’s Generators and Licensee’s Related Equipment is located, or Licensee’s exercise of its rights or default of its obligations under this Agreement, including costs, reasonable attorney’s fees and other expenses incurred by Owner in defending any such liability, loss, cost, claim, damage or expense, provided that in no event shall Licensee’s obligations under this Section apply to any indirect, consequential or punitive damages, any loss of business or profits nor to any liability, loss, cost, claim, damage or expense arising from any of the foregoing exclusions.

(b) INDEMNITY BY OWNER. Except to the extent caused by (1) the negligence or wilful misconduct of Licensee, Licensee’s Contractors or any of their respective agents, employees or contractors or (2) any cause as to which Licensee is obligated to indemnify under Section 10(a) above, Owner agrees to defend (with counsel reasonably satisfactory to Licensee), indemnify and save harmless Licensee, its members, partners, shareholders, officers, directors, agents, employees, contractors and servants from and to assume all liability for death or injury to any persons and all liability for loss, damage or injury to any property, and any other liability, loss, cost, claim, damage or expense (including without limitation the charges of Licensee’s

Contractors)incurred or sustained by Licensee, its members, partners, shareholders, officers, directors, agents, employees, contractors and servants directly resulting from Owner’s material default of its obligations under this Agreement, including all costs, reasonable attorney’s fees and other expenses incurred by the indemnified party in defending any such liability, loss, cost, claim, damage or expense, provided that in no event shall Owner’s obligations under this Section apply to any indirect, consequential or punitive damages, any loss of business or profits nor to any liability, loss, cost, claim, damage or expense arising from any of the foregoing exclusions.”

5. WARRANTY. Owner warrants that the original installation of Licensee’s Generators and Licensee’s Related Equipment performed by Owner shall be free from defects in materials and workmanship for a period of one (1) year from the date of substantial completion thereof. The foregoing warranty applies only to the original installation of Licensee’s Generators and Licensee’s Related Equipment performed by Owner and not to the equipment comprising Licensee’s Generators and Licensee’s Related Equipment. Owner shall assign to Licensee all manufacturer’s warranties for the equipment comprising Licensee’s Generators and Licensee’s Related Equipment, or if such warranties are not assignable, Owner shall enforce same on behalf of Licensee provided that Licensee pays (or promptly reimburses Owner upon demand) for all costs and expenses (including, without limitation, reasonable attorneys fees) incurred in enforcing same.

6. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the successors and assigns of the parties hereto, provided that Licensee shall not assign or transfer the Agreement as amended hereby to any other person (other than to an assignee of or subtenant under the Lease pursuant to a Permitted Transfer as defined in the Twelfth Amendment to the Lease or to any other assignment or sublease permitted under the Lease or as to which Owner consents) without Owner’s prior written consent which may be withheld in its sole discretion.

7. CONFLICT. The Agreement, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

8. LIMITATION OF OWNER’S LIABILITY. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that the liability of Owner under the Agreement as amended hereby shall be limited as provided in Section 19 of the Agreement.

IN WITNESS WHEREOF, the parties to this Amendment have caused the same to be signed by their authorized signatories the day and year first above written.

OWNER:	LICENSEE:

LINCOLN-CARLYLE HARTFORD, L.L.C.,				TOWNSEND ANALYTICS, LTD., an
a Delaware limited liability company				Illinois corporation

By:	Lincoln Hartford, LLC, a Delaware limited liability company, Managing Member			By:	/s/ MarrGwen Townsend
Its:

	By:	LINCOLN INVESTORS GROUP 3, INC., a Texas corporation, Managing Member

	By:	/s/	John B. Grissim
John B. Grissim
Vice President

ATTACHMENT 1

REVISED FLOOR PLAN OF LICENSED SPACE

[Graphics]

ATTACHMENT 2

SCHEDULE OF SERVICES TO BE PERFORMED BY OWNER

Subject to Force Majeure (as hereinafter defined), Building engineers shall perform the following services with respect to Licensee’s Generators:

A.                                   Inspect air handling units and where required, initiate service call to Licensee’s designated service contractor to change filters, lubricate fan motors and/or adjust/replace belts.

B.                                     Monitor tube and shell plate heat exchangers and where required, initiate service call to Licensee’s designated service contractors to clean same.

As used herein, “Force Majeure” shall mean any inability to perform due in whole or in part to any strike, lockout, labor trouble, civil disorder, riot, insurrection, act of terrorism, war, accident, fire or other casualty, adverse weather condition, act of God, governmental inaction, restrictive governmental law or regulation, inability to procure parts, materials, electricity, gas, other fuel or water or other utilities at the Building after reasonable effort to do so, failure of telecommunications or computer equipment or services, act or event caused directly or indirectly by the act, omission or default of Licensee, Licensee’s Contractors and their respective agents, employees and/or contractors, or any other cause beyond the reasonable control of Owner.

EXHIBIT C

Copy of the HVAC Agreement

SUPPLEMENTAL HVAC SYSTEM OPERATING AND LICENSE AGREEMENT

This Supplemental HVAC System Operating and License Agreement (this “Agreement”) is made as of the 31st day of July, 2002, by and between LINCOLN-CARLYLE HARTFORD, L.L.C., a Delaware limited liability company, (“Owner”) and TOWNSEND ANALYTICS, LTD., an Illinois corporation (“Licensee”).

W I T N E S S E T H:

WHEREAS, Owner or Owner’s predecessor in interest and Licensee have entered into that certain lease dated June 3, 1996, as amended (the “Lease”), of certain premises (the “Premises”) in the building commonly known as 100 South Wacker Drive, Chicago, Illinois 60606 (the “Building”);

WHEREAS, Owner has installed, in the location shown on Attachment 1 hereto, a supplemental HVAC system to serve the Suite LL2-005 Expansion Space (as defined in the Twelfth Amendment to the Lease) described on Attachment 2 hereto (the “Supplemental HVAC System”) (which Supplemental HVAC System shall be deemed to include the Connecting Equipment, as hereinafter defined, unless otherwise set forth herein); and

WHEREAS, in connection with the Lease, Licensee desires a license to access and use certain space identified as the hatched area of the “Chiller Room” (and a detailed outline drawing thereof denoted as “LL2 Data Center Chiller Plant”) on Attachment I attached hereto (the “Licensed Space”) for the purpose of inspecting, repairing, replacing, maintaining, testing and operating the Supplemental HVAC System.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Licensee hereby agree as follows:

l.      GRANT AND TERM OF LICENSE. Owner, subject to and in consideration of the covenants and agreements made by Licensee herein contained, does hereby grant unto the Licensee, for a term commencing on the date hereof and coterminous with the term of the Lease (as the same may be extended or renewed), unless sooner terminated as provided herein, a license to access and utilize the Licensed Space for the purpose of inspecting, repairing, replacing, maintaining, testing and operating the Supplemental HVAC System in order to provide supplemental HVAC service to the Suite LL2-005 Expansion Space.

2.     MAINTENANCE AND OPERATING COSTS. Licensee shall timely pay (or promptly reimburse Owner, if applicable) for all utilities, fuel and other costs incurred to inspect, repair, replace, maintain, test and operate the Supplemental HVAC System.

3.     COMPLIANCE WITH LAWS. Throughout the term of this Agreement, Licensee shall secure and shall at all times thereafter maintain all required approvals and permits of all governmental bodies having jurisdiction over the Supplemental HVAC System. Licensee shall, at its sole cost and expense, at all times comply with all laws, regulations, codes and ordinances, and all rules, regulations, orders and directives of municipal, state and. federal governmental authorities relating to the inspection, repair, maintenance, testing and operation of the Supplemental HVAC System, including, without limitation, all environmental and hazardous materials laws, rules, regulations, codes, ordinances, orders and directives applicable thereto.

4.     INSURANCE. At all times during the term of this Agreement, Licensee and contractors engaged or designated by Licensee (and pre-approved by Owner) to inspect, repair, replace, maintain, test and operate the Supplemental HVAC System (“Licensee’s Contractors”), shall maintain general commercial liability, casualty and other insurance coverage in such forms and amounts, and with such insurers, as Owner may reasonably require. To the extent Owner requires insurance coverage in addition to that which Licensee is required to carry under the Lease, Licensee shall cause Owner and such other parties as may be designated by Owner from time to time to be covered as additional insureds. Upon Owner’s request, Licensee shall deliver or cause Licensee’s Contractors to deliver to Owner certificates of insurance evidencing that such insurance coverage is in effect.

5.     LICENSEE’S ACCESS; CONNECTING EQUIPMENT. Owner hereby grants unto Licensee and Licensee’s Contractors the right, to be exercised as herein set forth, to enter upon the Licensed Space or other areas adjacent to the Licensed Space and/or the Suite LL2-005 Expansion Space for the sole purpose of gaining access to and inspecting, repairing, replacing, maintaining, testing and operating the Supplemental HVAC System, provided, however, Licensee shall orally notify Owner or its managing agent (or the Building’s on-site security personnel during hours when the Building’s management office is closed) each time Licensee or Licensee’s Contractors requires such access, other than pursuant to an access schedule previously approved by Owner. Owner further grants to Licensee and Licensee’s Contractors the right of access to the areas where such equipment, conduits, cables and materials installed in connection with and as a part of the Supplemental HVAC System in shafts, ducts, conduits, chases, utility closets and other facilities of the Building (herein called the “Connecting Equipment”) is located for the purposes of inspecting, maintaining, repairing, replacing, testing, replacing or,. to the extent permitted or required hereby, removing same, provided, however, Licensee shall orally notify Owner or its managing agent (or the Building’s on-site security personnel during hours when the Building’s management office is closed) Owner each time Licensee or Licensee’s Contractors requires such access, other than pursuant to an access schedule previously approved by Owner. Licensee and Licensee’s Contractors shall enter upon the Licensed Space or other areas outside the Premises where the Supplemental HVAC System is located only at such times, in such manner and under such circumstances as shall not (i) cause damage to the Building or any equipment, machinery or facilities located therein or endangerment of life or limb or (ii) interfere with the operation or maintenance of any part of the Building or with any other tenant’s use, occupancy or quiet enjoyment of its premises or the common areas of the Building.

6.     MAINTENANCE OF LICENSED SUPPLEMENTAL HVAC SYSTEM. Licensee, at its expense, shall be solely responsible for inspecting, repairing, maintaining, testing and operating the Supplemental HVAC System (including the computerized monitoring system therefor which for the purposes of this Agreement shall be deemed part of the Supplemental HVAC System) in a safe, structurally sound, clean and sightly condition and in strict compliance with all laws, codes, ordinances, rules, regulations, orders and directives of any governmental authority with jurisdiction thereover and of Owner’s insurer, including providing to such parties any certifications required by such parties in connection therewith. Licensee shall cause the computerized monitoring system for the Supplemental HVAC System to be designed, programmed, equipped and operated at all times so as to provide Licensee’s designated personnel and the Building engineering staff (and in case of critical alerts, the security desk at 150 South Wacker Drive building) with automatic alert pages whenever such system detects an abnormal condition requiring inspection, maintenance and/or emergency action and Licensee’s designated personnel shall promptly respond to such alerts. Notwithstanding the foregoing, Owner agrees to perform certain inspection and monitoring activities with respect to the Supplemental HVAC System and to initiate routine maintenance and facilitate scheduled maintenance thereof by Licensee’s Contractors as set forth on Attachment 2 hereto, provided that Licensee may at any time and from time to time, upon written notice thereof to Owner, elect to perform any or all of such activities. Licensee agrees to promptly reimburse Owner for the cost of employees and/or independent contractors of Owner and/or Owner’s managing agent for performance of such activities, as invoiced from time to time by Owner to Licensee, in accordance with the schedule of charges for such activities attached hereto as Attachment 3. Licensee also agrees to timely pay Licensee’s Contractors for all services performed by them pursuant to this Agreement.

7.     OPERATION OF SUPPLEMENTAL HVAC SYSTEM. The Supplemental HVAC System may be operated whenever Licensee requires supplemental HVAC service to the Suite LL2-005 Expansion Space. Licensee shall operate the Supplemental HVAC System in strict accordance with the terms and conditions of this Agreement and such operation shall not interfere with the use, occupancy and/or quiet enjoyment of other tenants of the Building.

8.     INDEMNITY BY LICENSEE. Except to the extent caused by the negligence or wilful misconduct of the indemnified party in the maintenance or operation of the Building, Licensee agrees to defend (with counsel reasonably satisfactory to Owner), indemnify and save harmless Owner, its members, its managing agent and their respective members, partners, shareholders, officers, directors, agents, employees, contractors and servants from and to assume all liability for death or injury to any persons and all liability for loss, damage or injury to any property, and any other liability, loss, cost, claim, damage or expense (including without limitation all liens and claims of mechanics and materialmen furnishing labor and materials) incurred or sustained by Owner, its members, its managing agent and their respective members, partners, shareholders, officers, directors, agents, employees, contractors and servants arising from, growing out of or resulting from (a) the inspection, repair, maintenance, testing and/or operation of the Supplemental HVAC System and Connecting Equipment by Licensee, Licensee’s Contractors and their respective agents, employees and/or contractors, (b) access to and/or use of the Licensed Space or any other areas in the Building where the Supplemental HVAC System and Connecting Equipment is located by Licensee, Licensee’s Contractors and their respective agents, employees and/or contractors, or (c) Licensee’s exercise of its rights or default of its obligations under this Agreement, including all costs, reasonable attorney’s fees and other expenses incurred by the indemnified party in defending any such liability, loss, cost, claim, damage or expense, provided that in no event shall Licensee’s obligations under this Section apply to any indirect, consequential or punitive damages, any loss of business or profits nor to any liability, loss, cost, claim, damage or expense arising from any of the foregoing exclusions.

9.     INDEMNITY BY OWNER. Except to the extent caused by (a) the negligence or wilful misconduct of Licensee, Licensee’s Contractors or any of their respective agents, employees or contractors or (b) any cause as to which Licensee is obligated to indemnify under Section 8 above, Owner agrees to defend (with counsel reasonably satisfactory to Licensee), indemnify and save harmless Licensee, its members, partners, shareholders, officers, directors, agents, employees, contractors and servants from and to assume all liability for death or injury to any persons and all liability for loss, damage or injury to any property, and any other liability, loss, cost, claim, damage or expense (including without limitation the charges of Licensee’s Contractors) incurred or sustained by Licensee, its members, partners, shareholders, officers, directors, agents, employees, contractors and servants directly resulting from Owner’s material default of its obligations under this Agreement, including all costs, reasonable attorney’s fees and other expenses incurred by the indemnified party in defending any such liability, loss, cost, claim, damage or expense, provided that in no event shall Owner’s obligations under this Section apply to any indirect, consequential or punitive damages, any loss of business or profits nor to any liability, loss, cost, claim, damage or expense arising from any of the foregoing exclusions.

10.   WAIVER OF CLAIMS. Licensee hereby waives and releases all claims against Owner, its members, its managing agent and their respective members, partners, shareholders, officers, directors, agents, employees, contractors and servants, and agrees that they shall not be liable for injury to person or damage to property sustained by Licensee, Licensee’s Contractors and their respective agents, employees and/or contractors or by any occupant of the Building or any other person occurring in or about the Building resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Building or any part of it or from equipment or appurtenance becoming out of repair, or from any occurrence, act, or from the negligence or omission of Owner, its members, its managing agent and their respective members, partners, shareholders, officers, directors, agents, employees, contractors and servants, any tenant or occupant of the Building or of any other person, except to the extent covered by Owner’s indemnity obligations under Section 9 hereof or caused by the negligence or wilful misconduct of the released party in the maintenance or operation of the Building.

11.   ALTERATIONS. Licensee shall not change, materially alter, replace or remove the Supplemental HVAC System and/or Connecting Equipment without the prior written consent of Owner provided that Owner shall not unreasonably withhold or delay its consent to any changes, alterations or replacements which are required to maintain, test or operate the Supplemental HVAC System and/or Connecting Equipment in proper working order and/or to comply with this Agreement or with applicable laws, codes, ordinances, rules, regulations, orders and directives of any governmental authority with jurisdiction thereover and Owner’s insurer, provided that in no event shall Licensee remove the Supplemental HVAC System and/or Connecting Equipment (or any portion thereof) except as part of a permitted replacement thereof. All changes, alterations and/or replacements of the Supplemental HVAC System and/or Connecting Equipment (or any portion thereof) which Licensee is permitted to perform hereunder shall comply strictly with Article 6 of the Lease as if the Licensed Space were the Premises and the Supplemental HVAC System and/or Connecting Equipment were located within the Premises.

12.   TERMINATION OF AGREEMENT. If the Lease or Licensee’s right to possession of the Premises shall be terminated or terminable after the date of this Agreement, because of any default by Licensee under the Lease after the expiration of any applicable cure or grace period, of if Licensee shall default in any of its obligations under this Agreement and such default remains uncured for a period of ten (10) business days after written notice thereof to Licensee (or such longer period as to which Owner shall consent in writing, which consent shall not be unreasonably withheld provided Licensee notifies Owner in writing that it cannot reasonably effect cure within such ten (10) business day period due to causes beyond the reasonable control of Licensee, which notice shall be given to Owner prior to the expiration of such ten (10) business day period and shall contain a description of the causes beyond Licensee’s reasonable control which are delaying such cure and Licensee’s good faith estimate of the additional period of time required for Licensee to effect cure, and further provided that Licensee commences efforts to effect cure within such ten (10) business day period and diligently pursues same to completion), then Owner, at Owner’s sole option, may elect to terminate this Agreement by written notice to Licensee.

13.   NOTICES. All notices required to be given hereunder shall be given in accordance with Article 28 of the Lease except as otherwise expressly provided herein.

14.   DOCUMENTATION. Licensee shall provide Owner with copies of all documentation and notices from insurers or governmental authorities with respect to the Supplemental HVAC System, including but not limited to, contractors’ and manufacturers’ warranties; consultant’s reports; service and maintenance contracts; testing and maintenance reports and logs, and certifications; notices from any tenants of the Building; and any other information or document with respect thereto of any material significance. Such documentation shall be provided to Owner promptly upon the creation or receipt thereof by Licensee and in no event more than seven (7) days after creation or receipt thereof by Licensee.

15.   FORCE MAJEURE. Without being limited by any of the other provisions of this Agreement, if Licensor or Licensee fails to perform timely any of the terms, covenants or conditions of this Agreement on such party’s part to be performed, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, riot, insurrection, act of terrorism, war, accident; fire or other casualty, adverse weather condition, act of God, governmental inaction, restrictive governmental law or regulation, inability to procure materials, electricity, gas, other fuel or water or other utilities at the Building after reasonable effort to do so, act or event caused directly or indirectly by or by default of the other party or any of the other party’s employees, agents, or contractors, or any cause beyond the reasonable control of such party, then such party shall not be deemed in default under this Agreement as a result of such failure for the period that such cause persists.

16.   OWNERSHIP OF THE SUPPLEMENTAL HVAC SYSTEM. Except as set forth below, ownership of the Supplemental HVAC System shall vest solely in Licensee, subject to the terms and provisions of this Agreement. In no event shall Licensee mortgage, hypothecate, grant a security interest in or permit a lien of any sort to attach to or be filed against the Supplemental HVAC System (or any portion thereof), nor shall Licensee sell, convey or transfer all or any part of its ownership interest therein to any party except to an assignee of or subtenant under the Lease pursuant to a Permitted Transfer as defined in the Twelfth Amendment to the Lease. Upon the expiration or earlier termination of this Agreement, ownership of the Supplemental HVAC System shall automatically vest solely in Owner and Licensee shall not retain any ownership interest therein. Upon Owner’s request, Licensee shall execute and deliver to Owner bills of sale or such other documentation as Owner shall reasonably request evidencing such transfer of ownership to Owner.

17.   WARRANTY. Owner warrants that the original installation of the Supplemental HVAC System performed by Owner shall be free from defects in materials and workmanship for a period of one (1) year from the date of substantial completion thereof. The foregoing warranty applies only to the original installation of the Supplemental HVAC System performed by Owner and not to the equipment comprising the Supplemental HVAC System. Owner shall assign to Licensee all manufacturer’s warranties for the equipment comprising the Supplemental HVAC System, or if such warranties are not assignable, Owner shall enforce same on behalf of Licensee provided that Licensee pays (or promptly reimburses Owner upon demand) for ail costs and expenses (including, without limitation, reasonable attorneys fees) incurred in enforcing same.

18.   ENFORCEMENT COSTS. In the event the parties hereto become involved in any action or proceeding arising out of or in connection with this Agreement (including, without limitation, the enforcement or interpretation of this Agreement or either party’s rights, duties or obligations hereunder), the prevailing party shall, subject to the provisions of local law, be entitled to recover from the non-prevailing party all reasonable expenses of attorney’s fees, paralegal fees and costs, expenses and disbursements incurred by the prevailing party in such action or proceeding, without the necessity for a cross-action by the prevailing party. Such reimbursement shall include all such expenses incurred prior to and at any such action or proceeding and at all levels of appeal and post judgment proceedings.

19.   SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the parties hereto, provided that Licensee shall not assign or transfer this Agreement to any other person (other than to an assignee of or subtenant under the Lease pursuant to a Permitted Transfer as defined in the Twelfth Amendment to the Lease) without Owner’s prior written consent which may be withheld in its sole discretion.

20.   LIMITATION OF OWNER’S LIABILITY. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that the liability of Owner hereunder shall be limited as provided in Article 42 of the Lease.

IN WITNESS WHEREOF, the parties to this Agreement have caused the same to be signed by their authorized signatories the day and year first above written.

OWNER:		LICENSEE:

LINCOLN-CARLYLE HARTFORD, L.L.C.,		TOWNSEND ANALYTICS, LTD., an
a Delaware limited liability company		Illinois corporation

By:	Lincoln Hartford, LLC, a Delaware limited
	liability company, Managing Member	By:	/s/ MarrGwen Townsend

By:	LINCOLN INVESTORS GROUP 3, INC., a	Its:
Texas corporation, Managing Member

By:	/s/ John B. Grissim
John B. Grissim
Vice President

ATTACHMENT 1

FLOOR PLAN OF LICENSED AREA

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[Graphics]

ATTACHMENT 2

SCHEDULE OF SERVICES TO BE PERFORMED BY OWNER

BUILDING ENGINEERS

Subject to Force Majeure (as hereinafter defined), at least one (1) Building engineer shall be on duty on a 24-hours per day (8-hour shift), 7-days a week basis to perform the following services with respect to the Supplemental HVAC System:

Daily Services

A.                                   Keep a separate log book of inspections and repairs, providing copies of daily log sheets to Licensee on a monthly basis.

B.                                     Engineer-on-duty to carry a pager at all times during his shift for trouble alarms (with security desk at the 150 South Wacker Drive building to respond after-hours to critical alerts) sent by Licensee’s computerized monitoring system.

C.                                     Visually inspect operational equipment and record system status readings for specific components, twice per 8-hour shift.

D.                                    Monitor system performance on an on-going basis using Licensee’s computerized monitoring system located in 150 South Wacker Drive building engineering office.

E.                                      When an abnormal or other condition necessitating routine maintenance is indicated by visual inspection or computer monitoring, initiate service call to Licensee’s designated service contractor. If condition constitutes an emergency or requires non-routine maintenance, contact designated personnel of Licensee by pager or telephone and consult with such personnel on condition and appropriate action to be taken by Licensee.

F.                                      Grant access to and facilitate scheduled and routine maintenance by Licensee’s Contractors.

Twice Weekly Services

A. Inspect and clean river water strainers and where repair and/or replacement required, initiate service call to Licensee’s designated service contractor.

Ouarterly Services

A.                                   Inspect and clean river water pump strainers and where repair and/or replacement required, initiate service call to Licensee’s designated service contractor.

“As Needed” Services

A.                                   Inspect and clean river water clip strainers and where repair and/or replacement required, initiate service call to Licensee’s designated service contractor.

B.                                     In the event the Supplemental HVAC System is inoperable or temporarily inadequate to meet Licensee’s requirements as indicated by existing monitoring systems, provide HVAC service from the Building’s master HVAC system until remedied.

Emergency Priority

Subject to Force Majeure, Owner’s life safety obligations, and the requirements of all applicable laws, codes, regulations, ordinances, insurance requirements and orders of any lawful authority, the Building engineers shall give priority to their obligations hereunder over their other duties in emergency and other cases where the safe and/or proper functioning of the Supplemental HVAC System is then, or is reasonably expected to be imminently, affected in a material adverse manner.

ON-SITE INVENTORY

Owner shall organize and provide dedicated space in the lower level of the Building for a parts inventory for the Supplemental HVAC System, such parts to be ordered and purchased by Licensee at its sole cost and expense.

FORCE MAJEURE

As used in this Attachment 2, “Force Majeure” shall mean any inability to perform due in whole or in part to any strike, lockout, labor trouble, civil disorder, riot, insurrection, act of terrorism, war, accident, fire or other casualty, adverse weather condition, act of God, governmental inaction, restrictive governmental law or regulation, inability to procure parts, materials, electricity, gas, other fuel or water or other utilities at the Building after reasonable effort to do so, failure of telecommunications or computer equipment or services, act or event caused directly or indirectly by the act, omission or default of Licensee, Licensee’s Contractors and their respective agents, employees and/or contractors, or any other cause beyond the reasonable control of Owner.

ATTACHMENT 3

SCHEDULE OF OWNER CHARGES

For Daily, Twice Weekly and Quarterly Services described on Attachment 2 hereto and those services described on Attachment 2 to that certain First Amendment to Generator Development and License Agreement of even date herewith between Owner and Licensee, Owner shall charge Licensee for four (4) hours of engineering time per day at the straight time engineering rate, billed on a monthly basis. The initial straight time engineering rate shall be $45.00 per hour, subject to increases in accordance with union contracts then in effect from time to time.

For “As Needed”, emergency or other non-routine services performed by Owner hereunder, Owner shall charge Licensee for the actual personnel time incurred to perform such services at the Building-standard rates therefor then in effect. Such charges shall be billed to Licensee as incurred and shall be accompanied by reasonable supporting documentation therefor.

EXHIBIT D

Floor Plan of the 20th Floor Data Room

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EXHIBIT E

Technical Specifications for the New Data Room